Exhibit 2.1

EXECUTION COPY

AGREEMENT AND PLAN OF MERGER

AMONG

YAHOO! INC.,

MARINER ACQUISITION CORP.,

5TO1 HOLDING CORP.,

AND

ANDREW URIBE, AS THE REPRESENTATIVE

May 16, 2011

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TABLE OF CONTENTS
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TABLE OF CONTENTS
(continued)

LIST OF EXHIBITS

Exhibit A	Form of Escrow Agreement
Exhibit B	Form of Letter of Transmittal
Exhibit C-1	Matters to be Covered in the Opinion of Wilson Sonsini Goodrich & Rosati P.C.
Exhibit C-2	Matters to be Covered in the Opinion of Sichenzia Ross Friedman Ference LLP
Exhibit D	Form of Vested Option Letter of Transmittal

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER  (this “Agreement”) is made and entered into as of May 16, 2011 (the “Agreement Date”) by and among Yahoo! Inc., a Delaware corporation (“Parent”), Mariner Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”),  5to1   Holding  Corp.,  a  Delaware  corporation  (the  “Company”),  and  Andrew  Uribe,  as representative of the stockholders of the Company (the “Representative”).

RECITALS

A.           The  parties  intend  that  Merger  Sub  shall  merge  with  and  into  the  Company  (the “Merger”),  with  the  Company  to  be  the  surviving  corporation  of  the  Merger  (the  “Surviving Corporation”), on the terms and subject to the conditions of this Agreement and pursuant to the General Corporation Law of the State of Delaware.

B.           The Boards of Directors of Merger Sub and the Company have determined that the Merger is in the best interests of their respective stockholders and have approved and declared advisable this Agreement and the Merger.

C.           Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, certain employees of the Company are executing  and delivering to Parent employment offer letters (including the related Confidentiality and Assignment of  Inventions Agreement) (collectively, the “Offer Letters”), which Offer Letters shall become effective only upon the Effective Time (as defined herein).

D.           Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, certain employees of the Company are executing  and delivering to Parent a Noncompetition and Non-Solicitation Agreement (each, a “Non- Competition Agreement”).

E.           Concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, certain employees of the Company are executing  and  delivering  to  Parent  a  Holdback  Agreement  (each,  a  “Holdback  Agreement”  and, collectively, the “Holdback Agreements”).

F.           Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and to prescribe various conditions to the Merger.

AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and conditions contained herein, the parties hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth below.

“Accrued and Payable Bonuses” means all bonuses, commissions and accrued vacation actually accrued  and payable (as opposed to accrued but not yet payable or due) as of the Closing Date for continuing Employees and specified for each such continuing Employee on Schedule 6.6 as of the Agreement Date and as set forth on the Closing Employee Payments Certificate as of the Closing Date.

“Action”  means  any  action,  order,  writ,  injunction,  or  claim,  suit,  litigation,  proceeding, arbitration, mediation, audit, investigation or dispute.

“Adverse Recommendation Notice” means a written notice from the Company advising Parent that the Company Board has received a Superior Proposal which it intends to accept or recommend or advising Parent that it intends to make a Change in Company Recommendation, specifying the material terms  and  conditions  of  such  Superior  Proposal  and  the  other  information required by  Section 5.8; provided, however, any material  amendment to the financial terms or other material terms of such Superior Proposal shall require a new Adverse Recommendation Notice and a new three Business Day period.

“Affiliate” shall have the meaning set forth in Rule 144 promulgated under the Securities Act. “Alternative Transaction” means:  (i) any acquisition or purchase of Company Capital Stock or the capital stock of the Operating Subsidiary from the Company by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) representing more than a 15% voting interest in any class or series of Company Capital Stock or any tender offer or exchange offer that if consummated would result in any person or “group” (as defined under Section 13(d) of the Exchange Act and  the  rules and regulations thereunder) beneficially owning Company Capital Stock representing 15% or more of the voting interest in any class or series of Company Capital Stock or any merger, consolidation, business  combination or similar transaction involving the Company pursuant to which the Company Stockholders  immediately preceding such transaction hold less than 85% of the equity  interests  in  any  class  or  series  of  capital  stock  of  the  surviving  or  resulting  entity  of  such transaction; (ii) any sale, lease, exchange, transfer,  license, acquisition or disposition of a substantial portion of the assets of the Company or the Operating  Subsidiary; or (iii) any sale, lease, exchange, transfer, license or disposition to a third party of the Company Business.

“Alternative Transaction Proposal” means any inquiry, proposal, offer or indication of interest (including any inquiry, proposal, offer or indication of interest to the Company Stockholders), whether in writing or otherwise, from a Third Party that constitutes, or could reasonably be expected to lead to, an Alternative Transaction.

“Applicable  Law”  means,  collectively,  all  foreign,  federal,  state,  local  or  municipal  laws, statutes,  ordinances, regulations, and rules, and all orders, writs, injunctions, awards, judgments and decrees (and any regulations promulgated thereunder) applicable to the assets, properties and business of the applicable company or entity as in effect on the date hereof or the Closing Date, as applicable.

“Applicable Parent Stock Price” means the average closing sales price for a share of Parent Common  Stock on the Nasdaq Global Market for the 20 consecutive trading days ending with, and including, the  trading  day that is three trading days prior to the date of the Closing Date.   For the avoidance of doubt and to clarify, if the Closing Date occurs on a Thursday, the last closing sales price used for the averaging period would be the closing sales price for the preceding Tuesday.

“Balance Sheet Date” means December 31, 2010.

“Business Day” means any day that is not a Saturday, Sunday or other day on which banks are required or authorized by Applicable Law to be closed in San Francisco, California.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as in effect on the date hereof and as amended to date.

“Certificate  of  Merger”  means  the  certificate  of  merger,  in  customary  form  reasonably satisfactory to Parent, to be filed by the Company with the Office of the Secretary of State of the State of Delaware in connection with the Closing.

“Closing” means the closing of the transactions necessary to consummate the Merger.

“Closing Date” means a time and date to be specified by the parties, which shall be no later than the second Business Day after the satisfaction or waiver (to the extent permitted) of the conditions set forth in Article 7, or at such other time or date as the parties hereto agree in writing.  Notwithstanding the foregoing, if the Closing would otherwise occur during the third month of any fiscal quarter of Parent, absent the written waiver  of Parent, Parent and the Company shall mutually agree in writing on an alternative date not occurring in such month.

“Closing Employee Payments”  means  all  Accrued  and  Payable  Bonuses  and  all  payments triggered by or due as a result of the Merger whether made at or prior to the Effective Time or due as of the Effective Time  but to be made following the Effective Time (whether or not subject to vesting or other condition) in connection with, and other obligations arising out of, any management, employment, retention,  bonus,  change  in  control,  vesting  acceleration  or  severance  arrangements  with  directors, employees or consultants of the Company or  any Affiliate of the Company (including the Operating Subsidiary) or that are otherwise outside of the Ordinary Course of Business; provided, however, that the issuance of any of the New RSUs in accordance with Section  5.11 hereof shall not be deemed to be a Closing Employee Payment.  Any Closing Employee Payments that (i) remain unpaid by the Company or such Affiliate of the Company as of the Closing and (ii) have not been set forth on the Closing Employee Payments Certificate are collectively referred to as “Indemnifiable Closing Employee Payments” and shall constitute “Damages” for purposes of Article 9, without regard to the Basket.

“Closing Employee Payments Certificate” means a certificate of the Company, executed by the Chief Executive Officer and Chief Financial Officer of the Company and dated as of the Closing Date, certifying the amount of the Closing Employee Payments that have been paid by the Company or any Affiliate of the  Company (including the Operating Subsidiary) prior to the Closing together with the amount of the Closing Employee Payments that remain unpaid by the Company or any Affiliate of the Company (including the  Operating Subsidiary) as of the Closing (including an itemized list of each Closing Employee Payment and the Person to whom such payment has been made prior to the Closing by the Company or any Affiliate of the  Company (including the Operating Subsidiary) or to whom such amount  is  owed  as  of  the  Closing).The  Closing  Employee  Payments  Certificate  shall  include  a representation of the Company, certified by the Chief Executive Officer and Chief Financial Officer of the Company, that such certificate includes all of the Closing Employee Payments previously paid by the Company or any Affiliate of the Company (including the Operating Subsidiary) and all unpaid Closing Employee  Payments  payable  at  or  following  the  Closing  by  the  Company  or  any  Affiliate  of  the Company (including the Operating Subsidiary and Parent) (whether or not subject to  vesting or other conditions, but if other conditions are applicable, such certificate shall describe any vesting or  other condition(s) applicable to the unpaid Closing Employee Payments).

“Closing Net Working Capital Amount” means (i) the Company’s total current assets as of immediately prior to the Effective Time (as defined by and determined in accordance with GAAP applied on  a  consistent  basis), less  (ii)  the  Company’s  total  current  liabilities  (excluding  Debt  and Unpaid Transaction  Fees) as of immediately prior to the Effective Time (as defined by and determined in accordance with GAAP applied on a consistent basis).

“Closing Net Working Capital Certificate” means a certificate of the Company, executed by the Chief Executive Officer and Chief Financial Officer of the Company and dated as of the Closing Date, certifying the Company’s calculation of the Estimated Closing Net Working Capital Amount, delivered by the Company to Parent in accordance with the terms of Section 5.14.

“Closing Net Working Capital Shortfall” means the amount, if any, by which (x) the Estimated Closing  Net  Working  Capital  Amount  is  less  than  (y)  the  Minimum  Closing  Net  Working  Capital Amount.

“Closing Transaction Fees Certificate” means a certificate of the Company, executed by the Chief Executive Officer and Chief Financial Officer of the Company and dated as of the Closing Date, certifying the amount of the Transaction Fees (including an itemized list of each Transaction Fee and the Person to whom such amount is owed as of the Closing).  The Closing Transaction Fees Certificate shall include a representation of the Company, certified by the Chief Executive Officer and Chief Financial Officer of the Company, that such certificate includes all Transaction Fees payable at or following the Closing by the Company or any Affiliate of the Company (including Parent).

“Code” means the Internal Revenue Code of 1986, as amended.

“Company  Ancillary  Agreements”  means  each  agreement  or  document  (other  than  this Agreement) that the Company is to enter into as a party thereto pursuant to this Agreement.

“Company Balance Sheet” means the Company’s audited balance sheet as of the Balance Sheet Date included in the Company Financial Statements.

“Company Board” means the board of directors of the Company.

“Company Business” means the business of the Company and the Operating Subsidiary as presently conducted.

“Company Business Plan” means the Company’s business plan dated January 2011 provided to Parent.

“Company Capital Stock” means the Company Common Stock and any other capital stock of the Company that may be outstanding from time to time, taken together.

“Company Common Stock” means the Company’s common stock, par value $0.0001 per share. “Company Employee Agreement” means each management, employment, retention, change in control,  severance,  consulting,  relocation,  repatriation  or  expatriation  agreement  or  other  Contract between the Company or any Affiliate of the Company (including the Operating Subsidiary) and any current or former employee, independent contractor or director of the Company or any Affiliate of the Company (including the Operating Subsidiary).

“Company  Employee  Plan”  means  any  plan,  program,  policy,  practice,  Contract  or  other arrangement  providing  for  compensation,  severance,  vesting  acceleration,  change  in  control  pay, termination pay, deferred compensation, profit-sharing, bonuses or other incentives, performance awards, stock  or  stock-related  awards,  insurance  coverage  (including  any  self-insured  arrangements  that  are clearly identified as  such), vacation or other paid-time off benefits, disability benefits, death benefits, hospitalization benefits, retirement benefits, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not ERISA is applicable to such plan), that is or has been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any current or former employee, independent contractor or director of the Company or any Affiliate of the Company (including the Operating Subsidiary), or with respect to which the Company or any ERISA Affiliate has or may have any Liability or obligation.

“Company  Financial  Statements”  means  (i) the  Company’s  audited  balance  sheets  dated December 31,  2008,  December 31,  2009  and  December  31,  2010;  and  (ii) the  Company’s  audited statements   of  operations,  changes  in  stockholders’  equity  and  cash  flows  for  the  years  ended December 31, 2008, December 31, 2009 and December 31, 2010.

“Company  Indemnifying  Stockholders”  means  the  Company  Stockholders  identified  on Schedule 9.2 or any transferee thereof prior to the Effective Time.

“Company Intellectual Property” means any and all Intellectual Property that is used, held for use  or  practiced  by  the  Company  or  the  Operating  Subsidiary,  including  any  Intellectual  Property incorporated into  or otherwise used, held for use or practiced in connection with (or planned to be incorporated  into  or  otherwise  used,  held  for  use  or  practiced  in  connection  with)  any  Company Offerings.

“Company Material Contract” means any Contract required to be listed on the Company Disclosure Letter pursuant to Section 3.11, Section 3.13 or Section 3.15.

“Company  Offerings”  means  any  products  or  services  developed,  manufactured,  offered, provided, sold or otherwise distributed by or for the Company or the Operating Subsidiary, including any products or service offerings under development that form the basis, in whole or in part, of any revenue or business projection provided to Parent.

“Company Optionholders” means the holders of Company Options.

“Company Options” means options to purchase shares of Company Common Stock that are outstanding immediately prior to the Effective Time.

“Company-Owned Intellectual Property” means any and all Intellectual Property that is (i) owned in whole or in part by the Company or the Operating Subsidiary or (ii) exclusively licensed to the Company  or  the  Operating  Subsidiary. Company-Owned  Intellectual  Property  includes  Registered Company Intellectual Property.

“Company  Securityholders”  means  the  Company  Stockholders,  Company  Optionholders, Company Warrantholders and New RSU Holders, collectively.

“Company Stock Plans” means, collectively, the Company’s 2010 Equity Incentive Plan and 2011 Equity Incentive Plan, in each case, as may be amended from time to time.

“Company Stockholders” means the holders of shares of Company Capital Stock. “Company Warrantholders” means the holders of Company Warrants.

“Company Warrants” means warrants to purchase shares of Company Common Stock that are outstanding immediately prior to the Effective Time.

“Contract”  means  any  written  or  oral  legally  binding  contract,  agreement,  instrument, arrangement, commitment, understanding or undertaking (including leases, licenses, mortgages, notes, guarantees, sublicenses, subcontracts and purchase orders).

“Copyleft License” means any license that requires, as a condition of use, modification,   or distribution (including by making accessible through a network) of Works of Authorship, that such Works of  Authorship, or Works of Authorship incorporated into, derived from, used, or distributed with such Works of Authorship:  (i) in the case of software, be made available or distributed in a form other than binary (e.g., source  code form); (ii) be licensed for the purpose of preparing derivative works; (iii) be licensed under terms that allow the Company Offerings or portions thereof or interfaces therefor to be reverse  engineered,  reverse  assembled  or  disassembled  (other  than  by  operation  of  law);  or  (iv) be redistributable at no license fee.  Without limitation, Copyleft Licenses include the GNU General Public License, the GNU Lesser General Public License, the Mozilla Public License, the Common Development and Distribution License, the Eclipse Public License, and all Creative Commons “sharealike” licenses.

“Copyleft Materials” means any Works of Authorship subject to a Copyleft License. “Copyrights” means copyrights and all other rights with respect to Works of Authorship and all
registrations  thereof   and   applications   therefor   (including   moral   and   economic   rights,   however denominated).

       “Databases” means databases and other compilations and collections of data or information. “Debt” means the principal amount of the Company’s outstanding consolidated indebtedness for borrowed money, including any interest accrued thereon, as of immediately prior to the Effective Time (as defined by and determined in accordance with GAAP applied on a consistent basis) after taking into account any payments scheduled to be made pursuant to the terms of this Agreement on the Closing Date.

“Delaware Law” means the General Corporation Law of the State of Delaware.

“Dissenters Deadline Date” means the first date at or after the Effective Time on which no holder of Company Capital Stock as of immediately prior to the Effective Time has an opportunity to perfect appraisal rights in accordance with Delaware Law in connection with the Merger in respect of any shares of Company Capital Stock.

“Dissenting Shares” means any shares of Company Capital Stock that are issued and outstanding immediately prior to the Effective Time and in respect of which appraisal rights shall have been perfected prior to the Dissenters Deadline Date in accordance with Delaware Law in connection with the Merger.

“Domain Names” means domain names, uniform resource locators and other names and locators associated with the Internet.

“Effective Time” means the time of the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware (or such later time as may be mutually agreed in writing by the Company and Parent and specified in the Certificate of Merger).

“Encumbrance” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest, title retention device, collateral assignment, adverse claim, restriction or other encumbrance of any kind in respect of such asset (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any  restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset). For purposes of clarification only, neither an inability to sell a security without registering such security for sale under the Securities Act or other federal securities laws nor the grant of a license to Intellectual Property Rights shall constitute an Encumbrance.

“Equity Exchange Ratio” means the quotient obtained by dividing (x) the Per Share Amount by (y) the Applicable Parent Stock Price.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity (whether or not incorporated) other than the Company that, together with the Company, is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

“Escrow Agent” means U.S. Bank, National Association.

“Escrow Amount” means an amount of cash equal to $5,600,000 to be withheld from the amounts payable to the Company Indemnifying Stockholders pursuant to Section 2.1(c)(i) and placed in escrow in accordance with Section 2.2 of this Agreement.

“Escrow Fund” means the Escrow Amount held by the Escrow Agent in accordance with this Agreement and the Escrow Agreement together with all interest on or other taxable income, if any, earned from the investment of the Escrow Amount.

“Estimated Closing Net Working Capital Amount” means the Company’s good faith estimate of the Closing Net Working Capital Amount.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Expiration Date” means the date which is 24 months after the Closing Date.

“Final Net Working Capital Shortfall” means the amount equal to the Closing Net Working Capital Shortfall, if any, as finally determined pursuant to Section 2.8(d).

“FINRA” means Financial Industry Regulatory Authority.

“Fully  Diluted  Common  Stock”  means  the  sum,  without  duplication,  of  (i) the  aggregate number of shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time (including the shares of Company Common Stock issued in connection with the exercise of any Company Options  or Company Warrants prior to the Effective Time), plus (ii) the aggregate number of shares of Company Common Stock underlying the “in-the-money” Vested Company Options issued  and  outstanding  immediately  prior  to  the  Effective  Time.Fully  Diluted  Common  Stock specifically shall not include (a) the number of shares of Company Common Stock covered by all of the New RSUs to be issued by the Company prior to the Closing in accordance with Section 5.11 and (b) Unvested Company Options or any “out-of-the-money” Vested Company Options.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any court or tribunal, governmental, quasi-governmental or regulatory body, administrative agency or bureau, commission or authority or other body exercising similar powers or authority, including the SEC and FINRA.

“Holdback Employees” means the employees of the Company set forth on Schedule 1.1.

“Indemnified Taxes” means (i) any Taxes of the Company or the Operating Subsidiary (or any predecessor of the foregoing) with respect to any Pre-Closing Tax Period, (ii) any Taxes of the Company Securityholders or their respective Affiliates, and (iii) any Taxes for which the Company or the Operating Subsidiary  (or any predecessor of the foregoing) is held liable under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local or foreign Tax law) by reason of such entity being included in any consolidated, affiliated, combined or unitary group in any Pre-Closing Tax Period, except, in each case, to the extent that such Taxes are explicitly taken into account in the calculation of the Closing Net Working Capital Amount and the Total Consideration.  The amount of any Tax based on or measured by income or receipts of the Company or the Operating Subsidiary that is allocable to the portion of a Straddle Period ending on the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the Tax period of any partnership or other pass-through entity in which the Company holds a beneficial interest shall be deemed to terminate at such time), and the amount of any other Tax of the Company or the Operating Subsidiary that is allocable to the portion of a Straddle Period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the portion of the Straddle Period that is deemed to end on the Closing Date and the denominator of which is the total number of days in the entire Straddle Period.

“Independent Accountants” means KPMG LLC.

“Intellectual Property” means any and all:   (i) technology, formulae, algorithms, procedures, processes, methods, techniques, know how, ideas, creations, inventions, discoveries, and improvements (whether patentable or unpatentable and whether or not reduced to practice); (ii) technical, engineering, manufacturing,  product, marketing, servicing, financial, supplier, personnel and other information and materials; (iii) customer  lists, customer contact and registration information, customer correspondence and customer purchasing histories;  (iv) specifications, designs, models, devices, prototypes, schematics and development tools; (v) Works of Authorship; (vi) Databases; (vii) Trademarks; (viii) Domain Names; (ix) Trade Secrets; and (x) tangible embodiments of any of the foregoing, in any form or media whether or not specifically listed herein.

“Intellectual  Property  Rights”  means  any  and  all  rights  (anywhere  in  the  world,  whether statutory, common law or otherwise) relating to, arising from, or associated with Intellectual Property, including: (i) Patents;  (ii) Copyrights;  (iii) industrial  design  rights  and  registrations  thereof  and applications therefor; (iv) rights with respect to Trademarks, and all registrations thereof and applications therefor;  (v)rights  with  respect  to  Domain  Names,  including  registrations  thereof  and  applications therefor; (vi) rights with respect to Trade Secrets, including rights to limit the use or disclosure thereof by any  Person;  (vii) rights  with  respect  to  Databases,  including  registrations  thereof  and  applications therefor; (ix) publicity and privacy rights, including  all rights with respect to use of a Person’s name, signature,  likeness,  image,  photograph,  voice,  identity,  personality,  and  biographical  and  personal information and materials; and (x) any rights equivalent or similar to any of the foregoing.

“Knowledge” means the knowledge of a particular fact, circumstance, event or other matter in question of any of the employees of the Company set forth on Schedule 1.2 of this Agreement and any other employees of the Company that are reasonably likely to have knowledge of the matters set forth in Article 3 or may, after the date hereof, succeed to any of the duties of the aforementioned individuals (collectively, the “Entity Representatives”).   Any such Entity Representative will be deemed to have knowledge of a particular fact, circumstance, event or other matter if (i) such Entity Representative has actual knowledge of the fact, circumstance or event or (ii) knowledge of such fact, circumstance or event would be obtained by reasonable inquiry under the circumstances.

“Liabilities”  means  debts,  liabilities  and  obligations,  whether  accrued  or  fixed,  absolute  or contingent, matured or unmatured, determined or determinable, known or unknown, including those arising under any law, action or governmental order and those arising under any Contract.

“Licensed Company Intellectual Property” means all of the Company Intellectual Property that is not Company-Owned Intellectual Property and is licensed to Company or the Operating Subsidiary.

“Material Adverse Change” and “Material Adverse Effect” when used in connection with an entity means any change, event, circumstance, condition or effect that is or is reasonably likely to be or become,  individually or in the aggregate, materially adverse in relation to the condition (financial or otherwise), capitalization, properties, products, assets (including intangible assets), Intellectual Property, Liabilities, business, employees, management, operations or results of operations of such entity and its Subsidiaries, taken as a whole;  provided, however, in no event shall any of the following be deemed, either alone or in combination, to  constitute, nor shall any of the following be taken into account in determining whether there has been, a  Material Adverse Change or Material Adverse Effect on the Company  or  the  Operating  Subsidiary:(A) changes  in  general  economic  conditions;  (B) changes affecting the Company’s or the Operating Subsidiary’s industry generally; (C) acts of war or terrorism or (D) changes in Applicable Law or GAAP occurring after the Agreement Date (provided that in the case of clauses (A), (B), (C) and (D) such change, effect, event, circumstance, or condition does not affect the Company or the Operating Subsidiary in a materially disproportionate manner).

“Merger Sub Ancillary Agreements” means, collectively, each certificate to be delivered on behalf of Merger Sub by an officer or officers of Merger Sub at the Closing pursuant to Article 7 and each agreement or document (other than this Agreement) that Merger Sub is to enter into as a party thereto pursuant to this Agreement.

“Merger Sub Common Stock” means the Common Stock, par value $0.001 per share, of Merger Sub.

“Minimum Closing Net Working Capital Amount” means $200,000.
“New RSUs” means the restricted stock units to be issued by the Company to certain employees of the  Company or any Affiliate of the Company (including the Operating Subsidiary) prior to the Effective Time in accordance with Section 5.11, in an aggregate amount not to exceed $1,030,000, less applicable withholding Taxes.

“New RSU Holders” means the holders of the New RSUs.

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the  Open Source Initiative) or the Free Software Definition (as promulgated by the Free Software Foundation).  For avoidance of doubt, Open Source Licenses include Copyleft Licenses.

“Open Source Materials” means any software or other Intellectual Property subject to an Open Source License.

“Operating Subsidiary” means 5to1, Inc.

“Option Adjustment” means the aggregate exercise price of all Vested Company Options that are  “in-the-money” and are being cancelled in exchange for the right to a cash payment pursuant to Section 6.5(a)(i).

“Ordinary Course of Business” means a course of business that is (a) in the ordinary course of the Company’s business and consistent with its past practices and (b) consistent with prudent business practices for an entity that is of a similar size and in a similar industry as the Company.

“OTCBB” means the OTC Bulletin Board.

“Parent   Ancillary   Agreements”  means   each   agreement   or   document   (other   than   this Agreement) that Parent is to enter into as a party thereto pursuant to this Agreement, including the Escrow Agreement, the Holdback Agreements, the Noncompetition Agreements and the Offer Letters.

“Parent Common Stock” means Parent’s common stock, par value $0.001 per share.

“Patents”  means  patents  and  patent  applications,  utility  models  and  applications  for  utility models, inventor’s certificates and applications for inventor’s certificates.

“Paying Agent” means Parent or U.S. Bank, National Association, as finally determined by Parent prior to the Effective Time.

“Per Share Amount” means the quotient obtained by dividing (x) the Total Consideration by (y) the Fully Diluted Common Stock.

“Permitted Encumbrances” means (i) statutory liens for Taxes that are not yet due and payable or which  are being contested in good faith through appropriate proceedings and for which appropriate reserves have been  established in accordance with GAAP; (ii) statutory liens to secure obligations to landlords,  lessors  or  renters  under  leases  or  rental  agreements;  (iii) deposits  or  pledges  made  in connection with, or to secure payment  of, workers’ compensation, unemployment insurance or similar programs  mandated  by  Applicable  Law;  (iv) statutory  liens  in  favor  of  carriers,  warehousemen, mechanics and materialmen, to secure claims for labor,  materials or supplies and other like liens; and (v) any minor imperfection of title or similar liens, charges or encumbrances which individually or in the aggregate with other such liens, charges and encumbrances does not  impair the value of the property subject to such lien, charge or encumbrance or the use of such property in the conduct of the Company Business.

“Person” means any individual, corporation, company, limited liability company, partnership, limited liability partnership, trust, estate, proprietorship, joint venture, association, organization, entity or Governmental Authority.

“Personal Information” means information from or about an individual that is sufficient to identify such individual, including, but not limited to, an individual’s: first and last name, home or other physical address;  telephone number, including home telephone number and mobile telephone number, email address or other  online contact information, such as a user identifier or screen name; financial account number, government-issued identifier, or persistent identifier, such as IP address or other unique identifier associated with a person, device or web browse; list of contacts; sufficiently precise physical location;  or  any  other  information  from  or  about  an  individual  consumer  that  is  combined  with information from or about an individual that is sufficient to identify such individual.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and that portion of any Straddle Period ending on the Closing Date.

“Prior Company Business” means the business of the Company prior to the Reverse Merger.

“Registered Company Intellectual Property” means:   (i) all Patents, registered Trademarks, applications  to  register  Trademarks  (including  intent-to-use  applications),  registered  Copyrights, applications to register Copyrights, and all Domain Names included in the Company-Owned Intellectual Property that are registered, recorded or filed by, for, or under authorization from (or in the name of) the Company or the Operating Subsidiary; and (ii) any other applications, registrations, recordings and filings by the Company or the Operating Subsidiary (or otherwise authorized by or in the name of the Company or the Operating Subsidiary) with respect to any Company-Owned Intellectual Property.

“Representative Fund” shall mean the Representative Fund Amount held by the Escrow Agent in  accordance with this Agreement and the Escrow Agreement together with all interest on or other taxable income, if any, earned from the investment of the Representative Fund Amount.

“Representative Fund Amount” means an amount of cash equal to $50,000 to be withheld from the amounts payable to the Company Indemnifying Stockholders pursuant to Section 2.1(c)(i) and placed in escrow in accordance with Section 2.2(d) of this Agreement.  For the avoidance of doubt, under no circumstances shall the  Representative Fund Amount be commingled with, or comprise part of, the Escrow Fund.

“Reverse Merger” means the transactions contemplated by the Agreement of Merger and Plan of Reorganization between FTOH Acquisition Corp., a wholly-owned subsidiary of the Company, and 5to1.com, Inc., a privately-held Delaware corporation, dated November 3, 2010.

“SEC” means the Securities and Exchange Commission. “Securities Act” means the Securities Act of 1933, as amended.

“Specified Representations” means the representations and warranties of the Company set forth at Sections 3.1, 3.2, 3.3, 3.4, 3.6, 3.7 and 3.8.

“Spreadsheet” means a spreadsheet in form reasonably acceptable to Parent, which spreadsheet shall be dated as of the Closing Date and shall set forth, as of the Closing Date and immediately prior to the Effective  Time, the following factual information relating to holders of Company Capital Stock, Company Options and  the New RSUs:   (i) the names of all the Company Stockholders (including the Company Stockholders who  exercised Company Warrants immediately prior to the Effective Time), Company Optionholders and New  RSU  Holders, and their respective last known addresses, taxpayer identification numbers and country of citizenship; (ii) the number and kind of shares of Company Capital Stock held by, or subject to the Company Options or New RSUs held by, such Persons and, in the case of outstanding shares, the respective certificate numbers and whether the shares (and, if so, how many) were received upon the exercise of Company Options; (iii) the date of grant, type of grant (i.e., incentive stock option or non-statutory stock option) and exercise price per  share for each Company Option; (iv) the vesting arrangements with respect to Company Options, Unvested Company Shares and the New RSUs (including vesting schedule, vesting commencement date and date fully vested); (v) the number of Vested Company Options and Unvested Company Options; (vi) the calculation of the Total Consideration and the  Fully  Diluted  Common  Stock;  (vii) the  amount  of  cash  payable  at  Closing  to  each  Company Stockholder holding Vested Shares; (viii) the amount of cash payable at Closing to each  Company Optionholder holding Vested Company Options; (ix) the Pro Rata Share (as defined in Section 2.2(a) and expressed both as a percentage and as a dollar amount) of each Company Indemnifying Stockholder in the Escrow  Amount  at  the  Effective  Time;  (x)  the  Pro  Rata  Share  of  each  Company  Indemnifying Stockholder in  the Representative Fund Amount at the Effective Time; and (xi) with respect to the Holdback Employee, the Holdback Amount with respect to such Holdback Employee.

“Straddle Period” means any Tax period beginning before or on and ending after the Closing Date.

“Subsidiary” means with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner  (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership) or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or a majority of the profit interests in such other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

“Superior Proposal” means an unsolicited written proposal or offer (whether an Alternative Transaction Proposal or otherwise) by a Third Party to acquire (whether by way of merger, acquisition or otherwise), directly or indirectly, greater than fifty percent (50%) of the shares of Company Common Stock then outstanding (or the effect of which would be that the Company Stockholders beneficially own less than fifty percent (50%) of the voting power of the combined or ongoing entity), to acquire the shares of the Operating Subsidiary held by the Company, or to acquire all or substantially all of the assets of the Company or the Operating Subsidiary, and (A) otherwise on terms which the Company Board determines in good faith (after consultation with its financial advisors), and taking into account all relevant terms and conditions of the proposal or offer that it deems relevant  (including all legal, financial, regulatory and other aspects, including any financing condition and time to consummation), to be more favorable to the Company Stockholders from a financial point of view than the Merger, and (B) which, in the good faith reasonable judgment of the Company Board, is reasonably likely to be consummated.

“Tax” (and, with correlative meaning, “Taxes”) means (i) any federal, state, local or foreign net income,  alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, transfer, franchise,  profits,  license,  withholding,  payroll,  employment,  excise,  severance,  stamp,  occupation, premium, property, environmental, estimated or windfall profit tax, custom duty, or other tax or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Authority responsible for the imposition of any such tax (domestic or foreign), whether disputed or not, (ii) any Liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Tax period, and (iii) any Liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to indemnify any other Person, by Contract or otherwise.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party” means any Person or group other than Parent, Merger Sub or any Affiliate of Parent.

“Total Consideration” means an amount of cash equal to the result of (i) Twenty-Eight Million Dollars  ($28,000,000),  plus  (ii)  the  amount  of  the  Option  Adjustment,  minus  (iii) the  Closing  Net Working Capital Shortfall, minus (iv) Debt, minus (v) Unpaid Transaction Fees.

“Trade Secrets” means trade secrets and other rights in information and materials not generally known to the public.

“Trademarks” means trademarks, service marks, logos and design marks, trade dress, trade names, fictitious and other business names, brand names, together with all goodwill associated with any of the foregoing.

“Transaction Fees” means all out-of-pocket costs and expenses of the Company or the Operating Subsidiary, any employee of the Company or the Operating Subsidiary or any Company Securityholder incurred by, paid by, or to be paid by, the Company in connection with the Merger and this Agreement and the  transactions contemplated hereby, including, (i) any fees and expenses of investment bankers, financial advisors, legal counsel, accountants or other professional advisors, (ii) all premiums and related costs  for  any  directors  and  officers  insurance  or  “tail  policy”  purchased  in  connection  with  the transactions contemplated by this Agreement, (iii) the portion of any regulatory filing fees allocated to the Company pursuant to the terms of this Agreement, and (iv) all Closing Employee Payments.

“Unpaid Transaction Fees” means any Transaction Fees, or portions thereof, that are not paid in full prior to the Effective Time.

“Unvested Company Options” means any Company Options that are unvested immediately prior to the Effective Time.

“Unvested Company Shares” means any shares of Company Capital Stock that, immediately prior to the Effective Time, are unvested or subject to a repurchase option, vesting schedule or any other condition  providing that such shares may be forfeited to or repurchased by the Company upon any termination of the relevant relationship (including employment or directorship) of the Company with the holder (or prior holder  thereof) under the terms of any Contract with the Company (including any restricted stock purchase agreement, stock option agreement or stock option exercise agreement).

“Vested Company Options” means Company Options that are not Unvested Company Options and includes any Company Options that become vested as a result of vesting acceleration immediately prior to the Effective Time.
“Vested Company Shares” means any shares of Company Capital Stock that are not Unvested Company  Shares and includes any Company Shares that become vested or are no longer subject to forfeiture to the Company or repurchase by the Company immediately prior to the Effective Time.

“Works of Authorship” means computer programs (whether in source code or object code form and related documentation), websites, content, images, graphics, text, photographs, artwork, audiovisual works, sound recordings, graphs, drawings, reports, analyses, writings, and other works of authorship and copyrightable subject matter.

Other capitalized terms defined elsewhere in this Agreement and not defined in this Article 1 shall have the meanings assigned to such terms in this Agreement in the sections referenced below.

Defined Term	Section
Adjustment Resolution Date	2.8(d)
Agreement	Preamble
Agreement Date	Preamble
Alternative Transaction Agreement	5.8(a)

Defined Term	Section
Assumed RSUs	6.5(c)
Basket	9.3(d)
Board Approval	3.3(d)
Cause	2.2(c)(vi)
Certificates	2.5(a)
Change in Company Recommendation	5.8(c)
Claim	9.4(a)
COBRA	3.18(c)
Company	Preamble
Company Benefit Arrangement	3.18(h)
Company Benefit Arrangements	3.18(h)
Company Board Recommendation	3.3(d)
Company Disclosure Letter	Article 3
Company Indemnification Provisions	6.4(a)
Company Indemnified Parties	6.4(a)
Company Indemnifying Parties	9.2
Company Indemnifying Party	9.2
Company Intellectual Property Contracts	3.15(e)
Company Material Contract	5.3
Company Representatives	5.8(a)
Company SEC Filings	3.7(a)
Company SEC Reports	3.7(a)
Company Termination Fee	8.4
Contaminants	3.15(s)
Contested Claim	9.7(a)(ii)
Damages	9.2
DOL	3.18(j)
Environmental Law	3.23(b)
Escrow Agreement	2.2(b)
Final Adjustment Statement	2.8(d)
Final Post-Closing Adjustment	2.8(d)
FMLA	3.18(c)
FTC Principles	3.15(t)
Governmental Permits	3.16(c)
HIPAA	3.18(c)
Holdback Agreement(s)	Recitals
Holdback Amounts	2.2(c)
Inbound Intellectual Property Contracts	3.15(e)
Information Statement	5.5(a)
Insurance Coverage	6.4(b)
IRS	3.8(a)(iii)
Letter of Transmittal	2.5(a)
Materials of Environmental Concern	3.23(b)
Merger	Recitals
Merger Sub	Preamble
NAI Code	3.15(t)
NDA	5.9

Defined Term	Section
Non-Competition Agreement	Recitals
Notice of Claim	9.4(b)
Offer Letters	Recitals
Outbound Intellectual Property Contracts	3.15(e)
Parent	Preamble
Parent Indemnified Person	9.2
Payee	2.7(a)
Payor	2.7(a)
Preliminary Adjustment Statement	2.8(a)
Preliminary Post-Closing Adjustment	2.8(a)
Privacy Policies	3.15(t)
Pro Rata Share	2.2(a)
Representative	Preamble
Representative Expenses	9.11(b)
Sarbanes-Oxley Act	3.7(a)
Significant Supplier	3.25(c)
Stockholder Approvals	3.3(e)
Straddle Period Tax Return	10.1(c)
Surviving Corporation	Recitals
Tax Benefit	9.4(f)
Tax Matters	10.3(a)
Third-Party Claim	9.4(b)(ii)
Transfer Taxes	10.4
Treasury Regulations	2.2(c)(vii)
Vested Option Letter of Transmittal	6.5(a)(i)
WARN Act	3.18(f)

ARTICLE 2
THE MERGER

2.1           Conversion of Shares; Treatment of Options.

(a)           Conversion of Merger Sub Common Stock.  At the Effective Time, each share of Merger Sub Common Stock that is issued and outstanding immediately prior to the Effective Time shall be converted into  one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation, and the shares of the Surviving Corporation into which the shares of Merger Sub common stock are so converted shall be the only shares of common stock of the Surviving Corporation that are issued and outstanding immediately after the Effective Time.

(b)           Cancellation of Company-Owned Stock.   Notwithstanding Section 2.1(c), each share of Company Capital Stock owned by the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof or payment of consideration therefor.

(c)           Conversion  of  Company  Capital  Stock,  Company  Options  and  Company Warrants.   Subject to the terms and conditions of this Agreement, at the Effective Time, without any action on the part of any Company Securityholder:

(i)           Company  Common  Stock.  Each  share of  Company  Common  Stock issued and outstanding immediately prior to the Effective Time, but excluding any shares of Company Common Stock described in Section 2.1(b) and the Dissenting Shares, will be cancelled and extinguished and automatically  converted into the right to receive from Parent an amount of cash, without interest, equal to the Per Share  Amount; provided that the Per Share Amount payable with respect to each Unvested Company Share shall be  paid in two equal installments on, or as soon as administratively practicable following, the first and second anniversaries of the Effective Time with the payment of each such installment contingent on the continued  employment of the holder thereof with Parent (or an Affiliate of Parent) through the payment date of such installment.  In the event a holder of an Unvested Company Share terminates employment with Parent (or an  Affiliate of Parent) prior to the second anniversary of the Effective Time, then the Per Share Amount which has not been paid with respect to such Unvested Company Share as of the date of such holder’s termination  of  employment shall be forfeited.

(ii)           Company Options and New RSUs.  Each Company Option and each New RSU, whether vested or unvested, shall be treated in accordance with the terms and conditions of Section 6.5.

(iii)           Company Warrants.  At the Effective Time, each Company Warrant that has not otherwise been exercised or expired shall be terminated immediately upon the Effective Time. Neither the  Surviving Corporation nor Parent shall assume any Company Warrant that is outstanding immediately prior to the Effective Time, whether or not then exercisable, and the Company shall take any and all action necessary or  appropriate to cause the holders of all Company Warrants that have not otherwise been exercised or expired prior to the Effective Time to agree to such treatment.  Following the Effective Time, no Company Warrants shall remain outstanding and, except as set forth in the preceding sentence, no holder of a Company Warrant shall  have the right to receive any consideration from the Company,  Parent  or  the  Surviving  Corporation  upon  the  exercise  or  conversion  of  such  Company Warrant or otherwise in respect thereof.

(d)           Adjustments.  In the event of any stock split, reverse stock split, stock dividend (including  any  dividend  or  distribution  of  securities  convertible  into  capital  stock),  reorganization, reclassification, combination, recapitalization or other like change with respect to the Company Capital Stock occurring after the date hereof and prior to the Effective Time, all references in this Agreement to specified numbers of shares of any class or series affected thereby, and all calculations provided for that are based upon numbers of shares of any class or series (or trading prices therefor) affected thereby, shall be  equitably  adjusted  to  the  extent  necessary  to  provide  the  parties  the  same  economic  effect  as contemplated  by  this  Agreement   prior  to  such  stock  split,  reverse  stock  split,  stock  dividend, reorganization, reclassification, combination,  recapitalization or other like change.Unless indicated otherwise, all mathematical calculations contemplated by this Agreement shall be made to the fifth decimal place.

2.2           Escrow; Holdback; Representative Fund.

(a)           Escrow  Amount.  At  the  Effective  Time  and  notwithstanding  the  terms  of Section 2.1(c), Parent shall withhold the Escrow Amount from the Total Consideration payable pursuant to Section 2.1(c)(i) to the Company Indemnifying Stockholders on a pro rata basis.  The pro rata amount Parent  is  entitled  to  withhold  from  a  Company  Indemnifying  Stockholder  shall  be  based  upon  the aggregate amount of the Total Consideration that all Company Indemnifying Stockholders are entitled to receive pursuant to Section 2.1(c)(i) (such pro rata amount, the “Pro Rata Share”).

(b)           Escrow Agreement.  Prior to the Closing, Parent, the Representative and the Escrow Agent shall enter into an escrow and paying agent agreement in substantially the form attached hereto as  Exhibit A (the “Escrow Agreement”).   The parties acknowledge and agree that the Escrow Amount  is  intended  to  be  part  of  the  aggregate  acquisition  consideration  payable  in  exchange  for Company Capital Stock in accordance with this Agreement, and the parties agree to report payments of the Escrow Amount for U.S. federal  and state and foreign income Tax purposes consistent with such treatment unless otherwise required by Applicable Law.

(c)           Holdback Amounts.  At the Effective Time, Parent shall withhold (i) the Total Consideration otherwise payable pursuant to Section 2.1 to each Holdback Employee in respect of his shares of Company Capital Stock (excluding any New RSUs held by such Holdback Employee that are assumed by Parent pursuant to Section 6.5) minus (ii) the Escrow Amount applicable to such Holdback Employee calculated  pursuant  to Section 2.2(a), which shall be deposited with the Escrow Agent in accordance with Section 2.2(a) minus (iii) the Representative Fund Amount applicable to such Holdback Employee calculated pursuant to Section  2.2(d), which shall be deposited with the Escrow Agent in accordance with Section 2.2(d) (collectively, the “Holdback Amounts”).  The Holdback Amounts shall be held by Parent or, at Parent’s election, the Paying Agent and administered following the Closing in accordance with the terms of the Holdback Agreements.   The  parties acknowledge and agree that the Holdback Amounts are intended to be part of the aggregate acquisition consideration payable in exchange for Company Capital Stock in accordance with this Agreement, and the parties agree to report payments of the Holdback Amounts for U.S. federal and state and foreign income Tax purposes  consistent with such treatment unless otherwise required by Applicable Law.

(d)           Representative Fund.   At the Effective Time and notwithstanding the terms of Section 2.1(c), Parent shall withhold the Representative Fund Amount from the Total Consideration payable pursuant  to Section 2.1(c)(i) to the Company Indemnifying Stockholders (other than holders solely of shares of Company Capital Stock which constitute and remain Dissenting Shares) on a pro rata basis, and such Representative Fund  Amount shall be deposited with the Escrow Agent in accordance with the terms of the Escrow Agreement.  The amount Parent is entitled to withhold from a Company Indemnifying  Stockholder  shall  be  each  such  holder’s  Pro  Rata  Share  of  the  Representative  Fund Amount.

2.3           The Closing.  Subject to the earlier termination of this Agreement pursuant to Article 8, the  Closing shall take place at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California, at 10:00 a.m. Pacific time on the Closing Date.  On the Closing Date or at such later date and time as may be mutually agreed in writing by the Company and Parent, the Certificate of Merger shall be filed with the Office of the Secretary of State of the State of Delaware in accordance with Delaware Law.

2.4           Effects of the Merger. At and upon the Effective Time:

(a)           The  separate  existence  of  Merger Sub  shall  cease  and  Merger  Sub  shall  be merged with and into the Company, and the Company shall be the surviving corporation of the Merger pursuant to the terms of this Agreement and the Certificate of Merger;

(b)           The certificate of incorporation of the Surviving Corporation shall be amended and  restated to be identical to the certificate of incorporation of Merger Sub immediately prior to the Effective Time, except that Article I of the certificate of incorporation of the Surviving Corporation shall read as follows: “The name of this corporation is 5to1 Holding Corp.;”

(c)           The bylaws of the Surviving Corporation shall be amended and restated to be identical to the bylaws of Merger Sub immediately prior to the Effective Time, except that all references to Merger Sub in the bylaws of the Surviving Corporation shall be changed to refer to “5to1 Holding Corp.;”

(d)           The officers of Merger Sub immediately prior to the Effective Time shall be the officers  of  the  Surviving  Corporation  immediately  after  the  Effective  Time  until  their  respective successors are duly appointed; and

(e)           The members of the board of directors of Merger Sub immediately prior to the Effective Time shall be the members of the board of directors of the Surviving Corporation immediately after the Effective Time until their respective successors are duly elected or appointed and qualified.

2.5           Exchange.

(a)           Prior to the Effective Time, Parent shall enter into an agreement with the Paying Agent which shall provide that, within two Business Days following the Closing Date, Parent shall make available to the Paying Agent an amount in cash equal to the amount of cash payable to the Company Stockholders less the Escrow Amount, the Representative Fund Amount and the aggregate amount of the Holdback Amounts for  exchange in accordance with this Article 2.Subject to the other terms and conditions  contained  herein,  the  Paying  Agent  shall  distribute  to  each  Company  Stockholder,  in accordance with Section 2.1(c), an amount of cash equal to the portion of the Total Consideration payable to such Persons with respect to its shares of Company Common Stock as set forth in the Spreadsheet, less such amounts as may be required to be deducted or withheld therefrom pursuant to Section 2.7.

(b)           As promptly as practicable after the Effective Time, Parent shall mail, or cause the Paying Agent to mail, to each Company Stockholder who holds a certificate or certificates which as of immediately   prior   to   the   Effective   Time   represented   shares   of   Company   Capital   Stock   (the “Certificates”), a letter of transmittal (the “Letter of Transmittal”) in substantially the form attached hereto as Exhibit B.Upon receipt  of a duly completed and validly executed Letter of Transmittal (together with the Certificates for cancellation from the Company Stockholders) and any other documents as Parent shall reasonably require, Parent or the  Paying Agent shall cause to be delivered to such Company Stockholder that portion of the Total Consideration which such Company Stockholder has the right to receive pursuant to the terms of this Agreement.  With respect to any Certificates that are to be delivered, in the event any such Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, Parent or the Paying Agent shall, as promptly as practicable following the receipt by Parent or the Paying Agent, as the case may be, of such affidavit, issue in exchange for such lost, stolen or destroyed Certificate that portion of the Total Consideration represented by the lost, stolen or destroyed Certificate in exchange therefor which the Company Stockholder has the right to receive.  Parent may in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to provide to Parent an indemnity agreement or bond against any claim that may be made against Parent with respect to the Certificate alleged to have been lost, stolen or destroyed.

(c)           From and after the Effective Time, no shares of Company Capital Stock will be deemed to be outstanding, and holders of Certificates formerly representing such Company Capital Stock shall cease to have any rights with respect thereto except as provided herein or by Applicable Law.

(d)           At the Effective Time, the stock transfer books of the Company shall be closed and  no  transfer  of  Company  Capital Stock  shall  thereafter  be  made.If,  after  the  Effective  Time, Certificates representing outstanding shares of Company Capital Stock immediately prior to the Effective Time are presented to Parent or the Surviving Corporation, they shall be cancelled and exchanged for that portion of the Total Consideration and any other amount payable with respect to such Company Capital Stock in accordance with Section 2.1(c)(i), subject to the terms of Sections 2.2, 2.6 and 6.5.

2.6           Dissenting Shares.  If, in connection with the Merger, holders of Company Capital Stock shall  have demanded and perfected their appraisal rights in accordance with Section 262 of Delaware Law, none of such Dissenting Shares shall be converted into a right to receive that portion of the Total Consideration otherwise payable to the holder of such Dissenting Shares as provided in Section 2.1(c)(i), but shall instead be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law. Each holder of Dissenting Shares who, pursuant to the provisions of Delaware Law, becomes entitled to payment of the fair value of such shares shall receive payment therefor in accordance with Delaware Law (but only after the value therefor shall have been agreed upon or finally determined pursuant to Delaware Law).  In the event that any Company Stockholder fails to make an effective demand for payment or fails to perfect its appraisal rights as to its shares of Company Capital Stock or any Dissenting Shares shall otherwise lose their status as Dissenting Shares, then any such shares shall immediately be converted into the right to receive the consideration issuable pursuant to Section 2.1(c)(i) in respect of such shares as if such shares had never been Dissenting Shares,  and  Parent  shall  issue  and  deliver  to  the  holder  thereof,  at  (or  as  promptly  as  reasonably practicable after) the applicable time or times specified in Section 2.5, following the satisfaction of the applicable conditions set forth in Section 2.5, the portion of the Total Consideration to which such Company Stockholder would have been entitled under Section 2.1(c)(i) with respect to such shares.  The Company shall give Parent prompt notice (and in no event more than two Business Days) of any demand received by the Company for appraisal of Company Capital Stock or notice of exercise of a Company Stockholder’s appraisal rights in accordance with Delaware Law.  The Company agrees that, except with Parent’s prior written consent, it shall not voluntarily make any payment or offer to make any payment with respect to, or settle or offer to settle, any such demand for appraisal or exercise of appraisal rights.

2.7           Tax Withholding.   Each of Parent, the Paying Agent and the Escrow Agent (each, the “Payor”) shall be entitled to deduct and withhold, or cause to be deducted and withheld, from the Total Consideration  or  any  other  payment  otherwise  payable  pursuant  to  this  Agreement,  including  the Holdback Amounts, to any Company Stockholder, Company Optionholder or New RSU Holder (each, the “Payee”), the amounts required to be deducted and withheld under the Code, or any provision of state, local or foreign Tax law, with respect to the making of such payment and, to the extent that amounts are so deducted and withheld and remitted to the applicable Governmental Authority, such amounts shall be treated for all purposes of this  Agreement as having been paid to the Payee in respect of whom such deduction and withholding was made.   The parties agree to cooperate to allow Parent, at its election, to effectuate such withholding by means acceptable to Parent, including by paying the applicable portion of the Total Consideration for which such withholding is required to the Surviving Corporation and causing the  Surviving  Corporation  to  withhold  the  applicable  amounts  through  the  Surviving  Corporation’s payroll system.

2.8           Post-Closing Adjustments.

(a)           Preliminary Statement.  If, following the Closing Date, Parent believes that there is a  Net  Working Capital Shortfall and desires to make a claim against the Company Indemnifying Stockholders  in  accordance with their Pro Rata Share for the amount of such Net Working Capital Shortfall, Parent shall  prepare and deliver to the Representative, on behalf of the Company and the Company Indemnifying  Stockholders, a statement setting forth Parent’s calculation of the Closing Net Working Capital Amount (the  “Preliminary Adjustment Statement”) and, based on the Closing Net Working Capital Amount set forth therein, the adjustments necessary to reconcile the Estimated Closing Net Working Capital Amount to the Closing Net Working Capital Amount (“Preliminary Post-Closing Adjustment”), together with copies of any documents used to calculate the Closing Net Working Capital Amount  and  the  Preliminary  Post-Closing  Adjustment  as  well  as  any  other  related  documents  the Representative may reasonably request.  Parent shall deliver the Preliminary Adjustment Statement within 60 days after the Closing Date, provided that in the event of a delay by the Company or its representatives in delivering information to Parent that is reasonably necessary for Parent to prepare the Preliminary Adjustment Statement, such time period shall be extended by the length of such delay.

(b)           Review by Representative.   The Representative shall review the Preliminary Adjustment Statement and the Preliminary Post-Closing Adjustment and, if the Representative reasonably believes that either the Preliminary Adjustment Statement or the Preliminary Post-Closing Adjustment, or both,  were  not   prepared  in  accordance  with  the  terms  and  conditions  of  this  Agreement,  the Representative shall so notify Parent in writing, no later than the 30th  day after the date Parent delivers the Preliminary Adjustment  Statement to the Representative, setting forth in such notice the objection or objections to the Preliminary  Adjustment Statement or the Preliminary Post-Closing Adjustment with reasonable  particularity  and  the  specific  changes  or  adjustments  that  the  Representative  claims  are required to be made thereto in order to conform the same to the terms and conditions of this Agreement.

(c)           Resolution  of  Disputes.   If  the  Representative  timely  notifies  Parent  in accordance  with  Section 2.8(b)  of  an  objection  to  the  Preliminary  Adjustment  Statement  or  the Preliminary Post-Closing Adjustment, and if Parent and the Representative are unable to resolve such dispute  through good faith negotiations within 30 days after delivery of such notice of objection, then Parent and the Representative shall mutually engage and submit such dispute to, and the same shall be finally resolved in accordance with the provisions of this Agreement by, the Independent Accountants. Parent and the  Representative shall each furnish to the Independent Accountants such workpapers and other documents and  information relating to the disputed issues as the Independent Accountants may reasonably request.  The Independent Accountants shall determine and report in writing to Parent and the Representative as to the resolution of all disputed matters submitted to the Independent Accountants and the effect of such determinations on the  Preliminary Adjustment Statement and the Preliminary Post- Closing Adjustment within 30 days after such  submission or such longer period as the Independent Accountants may reasonably require, and such determinations shall be final, binding and conclusive as to Parent, the Company, the Representative, the Company Indemnifying Stockholders, and their respective Affiliates.  In conducting their review, the Independent Accountants shall consider only items in dispute, and shall base their determination on the presentations of Parent and the Representative.  The Independent Accountants shall, when acting under this Agreement, act as experts and not as arbitrators or mediators. The costs and expenses of the Independent Accountants shall ultimately be borne:  (i) by Parent in the proportion that the aggregate dollar amount of such disputed items so submitted that are  successfully disputed by the Representative (as finally determined by the Independent Auditors) bears to the aggregate dollar amount of such disputed items so submitted, and (ii) by the Company Indemnifying Stockholders in  the  proportion  that  the  aggregate  dollar  amount  of  such  disputed  items  so  submitted  that  are unsuccessfully disputed by the Representative (as finally determined by the Independent Auditors) bears to the aggregate dollar amount of such disputed items so submitted.  Any such costs and expenses due from the  Company Indemnifying Stockholders pursuant to this Section 2.8(c) shall be distributed to Parent from the Escrow Fund.

(d)           Final Adjustments.  The Preliminary Adjustment Statement and the Preliminary Post-Closing Adjustment shall become the “Final Adjustment Statement” and the “Final Post-Closing Adjustment,” respectively, and as such shall become final, binding and conclusive upon Parent, the Representative, the Company, the Company Indemnifying Stockholders, and their respective Affiliates for all purposes of this Agreement, upon the earliest to occur of the following: (i) the mutual acceptance by the Company  and the Representative of the Preliminary Adjustment Statement and the Preliminary Post-Closing Adjustment,  respectively, with such changes or adjustments thereto, if any, as may be proposed by the Representative and  consented to by Parent; (ii) the expiration of 30 days after the Representative’s  receipt  of  the  Preliminary  Adjustment  Statement  and  the  Preliminary  Post-Closing Adjustment, respectively, without timely written  objection thereto by the Representative in accordance with Section 2.8(b) hereof; or (iii) the delivery to Parent  and the Representative by the Independent

Accountants of the report of their determination of all disputed matters submitted to them pursuant to Section 2.8(c)  hereof  (the  date  of  the  earliest  to  occur  of  clauses  (i),  (ii) or (iii),  the  “Adjustment Resolution Date”).

(e)           Payments.  It is the intent of the parties that the Final Adjustment Statement and the Final Post-Closing Adjustment should be used to put them into the same position they would have been in had  the corrected balances and amounts been used in calculating the Total Consideration for purposes of the Closing payouts to the Company Indemnifying Stockholders.  Accordingly, in the event that the Final Adjustment Statement reflects a Final Net Working Capital Shortfall, as soon as practicable following the Adjustment Resolution Date, an amount equal to the absolute magnitude of the Final Net Working Capital Shortfall (ignoring the fact that such amount is a negative number) shall be due to Parent severally and not jointly from the Company Indemnifying Stockholders in accordance with their Pro Rata Share.  Parent shall have the right to deduct such amount from the Escrow Amount.  In the event this Section 2.8(e) is applicable, Parent and the Representative agree to provide joint written instructions to the  Escrow  Agent  to  release  such  amount,  plus  any  costs  and  expenses  due  from  the  Company Indemnifying Stockholders to Parent.  For the avoidance of doubt, the amount of the Final Net Working Capital Shortfall that is assessed against the Escrow Amount pursuant to this Section 2.8(e) shall not be deemed to be a claim against the Basket, nor subject to the Basket.

2.9           Further Assurances.  If, at any time before or after the Effective Time, any of the parties hereto reasonably believes or is advised that any further instruments, deeds, assignments or assurances are reasonably necessary to consummate the Merger or to carry out the purposes and intent of this Agreement at or after the Effective Time, then the Company, Parent, the Surviving Corporation and their respective officers and directors  shall execute and deliver all such proper deeds, assignments, instruments and assurances and do all other things reasonably necessary to consummate the Merger and to carry out the purposes and intent of this Agreement.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to the exceptions set forth in a numbered or lettered section of the disclosure letter of the Company addressed to Parent, dated as of the Agreement Date and delivered to Parent concurrently with the parties’ execution of this Agreement (the “Company Disclosure Letter”) specifically referencing a representation or warranty herein, the Company represents and warrants to Parent and Merger Sub that the statements contained in this Article 3 are true and correct on and as of the Agreement Date and shall be true and correct as of  immediately prior to the Effective Time.   For purposes of this Agreement, a document shall be deemed to have  been “provided” by the Company to Parent only if it has been delivered to Parent or posted in the electronic data site maintained by the Company in connection with the Merger.

3.1           Organization and Good Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has the corporate power and  corporate authority to own, operate and lease its properties and to carry on the Company Business.  The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the  character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified, licensed and in good standing would not result, or reasonably be expected to result, in a Material Adverse Effect on the Company.  Without limiting the foregoing, the Company is so qualified or licensed in each jurisdiction listed on Schedule 3.1 of the Company  Disclosure Letter.   The Company has provided to Parent true and complete copies of the currently effective Certificate of Incorporation and bylaws of the Company, each as amended to date.  The Company is not in violation of its Certificate of Incorporation or bylaws, each as amended to date.  The Reverse Merger is accurately described in the Company’s Form 8- K filed on November 9, 2010 and the Reverse Merger complied with all Applicable Laws.  There are no Liabilities related to the Prior Company Business.

3.2           Subsidiaries. The  only  Subsidiary  of  the  Company  is  the  Operating  Subsidiary. Schedule  3.2  of  the  Company  Disclosure  Letter  sets  forth  the  identities  of  each  of  the  Operating Subsidiary’s directors and officers.  The Operating Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Operating Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified, licensed and in good standing would not result, or reasonably be expected to result, in a Material Adverse Effect on the Operating Subsidiary. Each jurisdiction in which the Operating Subsidiary is qualified to do business as a foreign corporation is set forth on Schedule 3.2 of the Company  Disclosure Letter.   The Company has provided to Parent accurate and complete copies of the certificate of incorporation and bylaws of the Operating Subsidiary, including all amendments thereto.  The Operating Subsidiary is not in violation of any of the provisions of its certificate of incorporation or bylaws.  Except for 1,000 shares of common stock, par value $0.0001 per share, of the Operating Subsidiary, which represent all of the outstanding shares of capital stock of the Operating Subsidiary, the Company does not own, directly or indirectly, any interest or investment in the form of debt, equity or capital stock in, and the Company is not subject to any obligation or requirement to provide for or to make any such interest or investment in, any other Person.  All of the outstanding shares of capital stock of the Operating Subsidiary are duly authorized, validly issued, fully paid  and nonassessable, and free of preemptive or similar rights, and are owned by the Company free and clear of all Encumbrances and all other limitations or restrictions, including on the right to vote, sell or otherwise dispose  of  the  stock  or  other  ownership  interest.There  are  no  outstanding  or  authorized  options, warrants, rights, agreements or commitments to which the Company or the Operating Subsidiary is a party or which are binding on either of them providing for the issuance, disposition or acquisition of any capital stock of the Operating Subsidiary.  There are no outstanding stock appreciation, phantom stock or similar rights with respect to  the Operating Subsidiary.   There are no voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Operating Subsidiary.

3.3           Power, Authorization and Validity.

(a)           Power  and  Authority.   The  Company  has  all  requisite  corporate  power  and corporate authority to enter into, execute, deliver and perform its obligations under this Agreement and each of the Company Ancillary Agreements and to consummate the Merger, subject to the approval of the Company Stockholders.  The Merger and the execution, delivery and performance by the Company of this Agreement, each of the Company Ancillary Agreements and all other agreements, transactions and actions contemplated  hereby or thereby, have been duly and validly approved and authorized by the Company Board and, prior to the Closing, the Company Stockholders.

(b)           No Consents.   No consent, approval, order or authorization of, or registration, declaration  or  filing  with,  or  notice  to,  (i) any  Governmental  Authority,  or  (ii) any  other  Person  is necessary or required to be made or obtained by the Company or the Operating Subsidiary to enable the Company to lawfully execute and deliver, enter into, and perform its obligations under this Agreement and each of the Company Ancillary Agreements or to consummate the Merger (including the consent of or notice to any Person  required to be obtained or given in order to keep any Contract between such Person and the Company or the Operating Subsidiary in effect following the Merger or to provide that the Company or the Operating Subsidiary, as applicable, is not in breach or violation of any such Contract following the Merger), except for the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware.

(c)           Enforceability.   This Agreement has been duly executed and delivered by the Company.  This Agreement and each of the Company Ancillary Agreements are, or when executed by the Company shall be, valid and binding obligations of the Company, enforceable against the Company in accordance with  their respective terms, subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and  equity governing specific performance, injunctive relief and other equitable remedies.

(d)           Board Approval.  The Company Board has, at a meeting duly called and held, by an unanimous vote of those directors voting on such matters, or by an unanimous written consent in lieu thereof:  (i) approved and declared advisable this Agreement; (ii) determined that the Merger and other transactions  contemplated by this Agreement are advisable, fair to, and in the best interests of the Company and the Company Stockholders; (iii) resolved to recommend to the Company Stockholders (the “Company Board Recommendation”) the adoption of this Agreement and the approval of the Merger; and (iv) directed that this  Agreement be submitted to the Company Stockholders for their adoption (collectively, the “Board Approval”).  No state takeover statute or similar statute or regulation applies or purports to apply to the Merger.

(e)           Required Vote of Company Stockholders.  The affirmative vote or consent of the holders  of  a  majority  of  the  outstanding  shares  of  the  Company  Capital  Stock  (the  “Stockholder Approval”) is the only vote or consent of the holders of any class or series of Company Capital Stock necessary  to  adopt  this  Agreement.Such  vote  and  consent will be obtained in a manner fully in accordance  with,  and  without  any  violation  of,  Applicable  Law.The  Company  shall  obtain  the Stockholder Approval via written consent.  The Company is not subject to California Corporations Code Section 2115.

3.4           Capitalization of the Company.

(a)           Authorized and Outstanding Capital Stock of the Company. The authorized capital stock of the Company consists solely of 200,000,000 shares of Company Capital Stock, comprised of 190,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock.  A total of35,895,829 shares of Company Common Stock are issued and outstanding as of the Agreement Date. The numbers and kind of issued and outstanding shares of Company Capital Stock held by each Company Stockholder as of the Agreement Date are set forth on Schedule 3.4(a)-1 of the Company Disclosure Letter, and no shares of Company Capital Stock are issued or outstanding as of the Agreement Date that are not set forth on Schedule 3.4(a)-1 of the Company Disclosure Letter, and no such shares will be issued or outstanding as of the Closing Date that are not set forth on Schedule 3.4(a)-1 of the Company Disclosure Letter,  except  for  shares  of  Company  Capital  Stock  issued  pursuant  to  the  exercise  of outstanding  Company  Options  listed  on  Schedule  3.4(b)-1  of  the  Company  Disclosure  Letter. Schedule 3.4(a)-2 of the Company Disclosure Letter sets forth all holders of Unvested Company Shares, and for each such Company Stockholder, as of the Agreement Date, (i) the number of Unvested Company Shares held, (ii) the terms of the Company’s rights to repurchase such Unvested Company Shares, (iii) the schedule on which such rights lapse and (iv) whether such repurchase rights lapse in full or in part as a result of any of the transactions contemplated by this Agreement or any Company Ancillary Agreement or upon any other event or condition.  True and complete copies of the standard form of stock purchase agreement for Unvested Company Shares issued under the Company Stock Plans and each agreement for Unvested Company Shares that does not conform to the standard agreement under the Company Stock Plans or Unvested Company Shares that were not  issued under the Company Stock Plans have been provided to Parent.The Company holds no treasury shares.All issued and outstanding shares of Company Capital Stock have been duly authorized and validly issued, are fully paid and nonassessable, were  not  issued  in  violation  of  and,  except  under  the  agreements  to  be  terminated  pursuant  to

Section 7.2(j) hereof, are not subject to any right of rescission, right of first refusal or preemptive right, and have been offered, issued, sold and delivered by the Company in compliance with all requirements of Applicable Law and all requirements set forth in applicable Contracts.  There is no Liability for dividends accrued and unpaid by the Company.

(b)           Options and RSUs.  The Company has reserved an aggregate of 7,568,498 shares of Company Common Stock for issuance pursuant to the Company Stock Plans (including shares subject to outstanding Company Options).  A total of 278,718 shares of Company Common Stock are subject to outstanding Company Options as of the Agreement Date and as of the Closing Date, except for Company Options outstanding as of the Agreement Date that are exercised in accordance with their terms prior to the Closing Date.  Schedule 3.4(b)-1 of the Company Disclosure Letter sets forth, as of the Agreement Date, for each Company Option, (i) the name of the holder of such Company Option, (ii) the exercise price per share of such Company Option, (iii) the number of shares covered by such Company Option, (iv) the date of grant and vesting schedule for such  Company Option, (v) the extent such Company Option is vested as of the Agreement Date, (vi) whether such  Company Option is an incentive stock option or non-statutory stock option under the Code, (vii) whether the exercisability of such Company Option shall be accelerated in any manner by any of the transactions contemplated by this Agreement or upon any other event or condition and the extent of acceleration, if any, and (viii) the Company Stock Plan under which the Company Option was granted.   All Company Options were granted  under the Company Stock Plans.  True and correct copies of the Company Stock Plans, the standard agreements under the Company Stock Plans and each agreement for each Company Option that does not conform to the  standard agreement under the Company Stock Plans have been provided to Parent.   All Company Options have been issued and granted in compliance with Applicable Law and all requirements set forth in applicable Contracts.  As of the Agreement Date, the Company has no restricted stock units issued or outstanding and as of the Effective Time the New RSUs to be issued by the Company in accordance with Section 5.11 will be the only restricted stock units of the Company issued and outstanding at such time.

(c)           Warrants. An aggregate of 371,348 shares of Company Common Stock are subject to outstanding Company Warrants as of the Agreement Date and as of immediately prior to the Closing Date, except for Company Warrants outstanding as of the Agreement Date that are exercised in accordance with their terms prior to the Closing Date.  There shall be no Company Warrants outstanding as of the Closing Date.Schedule 3.4(c)-1 of the Company Disclosure Letter sets forth, as of the Agreement Date, for each Company  Warrant, (i) the name of the holder of such Company Warrant, (ii) the exercise price per share of such  Company Warrant, (iii) the number of shares covered by such Company  Warrant,  (iv)  any  conditions  of  exercise  with  respect  to  such  Company  Warrant,  and (v) whether the exercisability of such Company Warrant shall be accelerated in any manner by any of the transactions contemplated by this Agreement or upon any other  event or condition and the extent of acceleration, if any.  True and correct copies of the Company Warrants have been provided to Parent.  All Company  Warrants  have  been  issued  and  granted  in  compliance  with   Applicable  Law  and  all requirements set forth in applicable Contracts.

(d)           No Other Rights.  Except for the Company Options, the Company Warrants and the New RSUs to be issued to the Company in accordance with Section 5.11 of this Agreement, there are no  stock  appreciation  rights,  options,  warrants,  calls,  rights,  commitments,  conversion  privileges  or preemptive or other  rights or Contracts outstanding to purchase or otherwise acquire any shares of Company Capital Stock or any securities or debt convertible into or exchangeable for Company Capital Stock or obligating the Company or the  Operating Subsidiary to grant, extend or enter into any such option, warrant, call, right, commitment, conversion privilege or preemptive or other right or Contract. Except under the agreements to be terminated pursuant to  Section 7.2(k) hereof, there are no voting agreements, registration rights, rights of first refusal, preemptive rights, co-sale rights or other restrictions applicable to any outstanding securities of the Company or the Operating Subsidiary.

3.5           No  Conflict. Neither  the  execution  and  delivery  of  this  Agreement  or  any  of  the Company Ancillary Agreements by the Company, nor the consummation of the Merger or any other transaction   contemplated  hereby  or  thereby,  shall  conflict  with,  result  in  a  termination,  breach, impairment or violation of (with or without notice or lapse of time, or both), or constitute a default, or require the consent, release, waiver or approval of, or notice to, any third party, under: (i) any provision of the Certificate of Incorporation or bylaws of the Company or the certificate of incorporation or bylaws of the Operating Subsidiary, each as currently in effect; (ii) any Applicable Law applicable to the Company or the Operating Subsidiary or any  of their respective assets or properties; (iii) any Company Material Contract, except for such conflicts, terminations, breaches, impairments, violations or defaults as would not result, or reasonably be likely to result,  in  a Material Adverse Effect on the Company; or (iv) any privacy policy of the Company or the Operating Subsidiary.  Neither the Company’s entering into this Agreement nor the consummation of the Merger shall change the obligations or rights of the Company or the Operating Subsidiary as they exist at the Closing and without giving effect to any action taken by Parent after the Closing to make payments to or receive payments from any customer or supplier of the Company or the Operating Subsidiary.

3.6           Litigation.  There is no action, suit, arbitration, mediation, proceeding, claim or, to the Knowledge of the Company, investigation pending against the Company or the Operating Subsidiary (or against  any officer, director, employee or agent of the Company or the Operating Subsidiary in their capacity as such  or relating to their employment, services or relationship with the Company or the Operating Subsidiary) before any Governmental Authority, arbitrator or mediator, nor, to the Knowledge of the Company, has any such action, suit, arbitration, mediation, proceeding, claim or investigation been threatened.   There is no judgment, decree,  injunction, rule or order of any Governmental Authority, arbitrator or mediator outstanding against the Company or the Operating Subsidiary.  To the Knowledge of the Company, there is no basis for any person to assert a claim against the Company or the Operating Subsidiary  based  upon  the  Company’s  entering  into  this  Agreement  or  any  Company  Ancillary Agreement or consummating the Merger or any of the transactions contemplated by this Agreement or any Company Ancillary Agreement.  Neither the Company nor the Operating Subsidiary has any action, suit,  arbitration,  mediation,  proceeding,  claim  or  investigation  pending  against  any  Governmental Authority  or  other  Person.To  the  Knowledge  of  the  Company,  there  is  no  current  basis  for  any indemnity claim under Section 6.4.

3.7           SEC Filings; Internal Controls; OTCBB.

(a)           The Company has filed or furnished all registration statements, forms, reports, schedules, certificates, statements and other documents required to be filed or furnished by the Company with the  SEC since March 5, 2008 (collectively, the “Company SEC Filings”). All such registration statements, forms, reports, schedules, certificates, statements and other documents (including those that the Company files up to the Closing), together with all certifications required pursuant to the Sarbanes- Oxley Act of 2002 and the related rules and regulations promulgated thereunder or pursuant thereto (the “Sarbanes-Oxley Act”), are referred to as  the “Company SEC Reports.” Except to the extent that information contained in any Company SEC Report filed and publicly available prior to the date of this Agreement has been specifically revised or superseded by a later filed Company SEC Report filed prior to the date of this Agreement, the Company SEC Reports (i) were or will be filed on a timely basis, (ii) at the time filed, complied, or will comply when filed, as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, the Sarbanes-Oxley Act and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (iii) did not or will not at the time they were or are filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not  misleading.   The Company does not have a class of securities registered under Section 12 of the

Exchange Act and voluntarily files reports under Section 15(d) of the Exchange Act.   The Operating Subsidiary is not subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act. The  Company has provided to Parent true, correct and complete copies of all correspondence between the SEC, on the one hand, and the Company, on the other, since March 5, 2008, including (i) all SEC comment letters and responses to such comment letters by or on behalf of the Company, and (ii) any letters, complaints, or other  documents from the SEC or any staff or office of the SEC informing the Company of any inquiry, claim or proceeding (formal, informal or otherwise) or request for documents or information, and all written responses thereto by or on behalf of the Company. None of the Company SEC Reports is the subject of outstanding SEC comment or, to the knowledge of the Company, is the subject of ongoing SEC review. Following the Effective Time, Parent shall be eligible to file a Form 15 with the SEC to terminate the Company’s duty to file reports with the SEC in reliance upon Rule 12h- 3(b)(1)(i). There are no off-balance sheet arrangements as defined in Item 2.03(d) of SEC Form 8-K with respect to the Company or the Operating Subsidiary that would be required to be reported or set forth in the Company SEC Reports or any such reports required to be filed in the future.

(b)           Except to the extent that information contained in any Company SEC Report filed and publicly available prior to the date of this Agreement has been specifically revised or superseded by a later filed Company SEC Report filed prior to the date of this Agreement, each of the consolidated financial  statements  (including,  in  each  case,  any  related  notes  and  schedules)  contained  or  to  be contained in or incorporated by reference in the Company SEC Reports at the time filed or to be filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto and (ii) were or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the  case of unaudited interim financial statements, as permitted by the SEC with respect to Form 10-Q under the Exchange Act). Except to the extent that information contained in any Company SEC Report filed and publicly available prior to the date of this Agreement has been specifically revised or superseded by a later filed Company SEC Report filed prior to the date of this Agreement, each of the consolidated balance sheets (including, in each case, any related notes and schedules) contained or incorporated by reference in the Company SEC Reports at the time filed fairly presented in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and each of the consolidated statements of income and of changes in financial position contained or to be contained or incorporated by reference in the Company SEC Reports  (including, in each case, any related notes and schedules) fairly presented in all material respects the consolidated results of operations, retained earnings and changes in financial position, as the case may be, of the Company  and  its Subsidiaries for the periods set forth therein, except that the unaudited interim financial statements were subject to normal and recurring year-end adjustments.

(c)           The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that:  (i) transactions are executed by the Company and the Operating Subsidiary in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary (1) to permit preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and (2) to maintain accountability for assets; and (iii) the amount recorded for assets  on the Company’s consolidated books and records is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The Company maintains disclosure controls and  procedures and internal control over financial reporting as required  under  Rule 13a-15(a)  promulgated  under  the  Exchange  Act.  Such  disclosure  controls  and procedures and such internal control over financial reporting were effective as of March 5, 2008, and the same are otherwise reasonably designed to comply with the  respective  definitions of such controls in Rules 13a-15(e) and (f) promulgated under the Exchange Act. The Company has disclosed, based on its most recent evaluation prior to the date of this Agreement, to the Company’s auditors and the Company Board (i) any significant deficiencies and material weaknesses in the design or  operation of internal controls over financial reporting which are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has provided to Parent a summary of any such disclosure made by  management to the Company’s auditors and the Company Board, and Schedule  3.8(c)  of  the  Company  Disclosure  Letter  sets  forth  a  summary  of  all  current  significant deficiencies  and  material  weaknesses  in  the  design  or  operation  of  internal  control  over  financial reporting.  Since March  5,  2008,  no  current  or  former  employee  of  the  Company  or the  Operating Subsidiary has alleged to any of the senior officers of the Company or the Operating Subsidiary that the Company or the Operating Subsidiary has engaged in questionable or fraudulent accounting or auditing practices. No attorney representing the Company or the Operating Subsidiary, whether or not employed by the Company or the Operating Subsidiary, has reported evidence of a violation of Applicable Law, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Company Board or any of its committees or to any director, in his or her capacity as a director, or officer, in his or her capacity as an officer, of the Company or the Operating Subsidiary.

(d)           The Company and, to the Knowledge of the Company, each of its officers and directors are in compliance with, and have complied, in each case in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act, and (ii) since the date that the Company Common Stock has been quoted on  the OTCBB, the SEC and FINRA rules applicable to companies quoted on the OTCBB (and since any such date, the Company has not given or been required to give notice to, and has not received notice from, the SEC, FINRA or any other Person, (x) to the effect that the Company is or may be in violation of any of the SEC or FINRA rules applicable to companies quoted on the OTCBB or (y) with respect to non-compliance with the rules or regulations that would affect the eligibility of the Company Common Stock to be quoted on the OTCBB).

3.8           Taxes.

(a)           Tax Returns and Audits.

(i)           Each of the Company, the Operating Subsidiary and any consolidated, combined,  unitary  or  aggregate  group  for  Tax  purposes  of  which  the  Company  or  the  Operating Subsidiary is or has been a member, (A) has properly completed and timely filed all Tax Returns required to be filed by it or on its behalf, and all such Tax Returns are true, correct and complete in all material respects, (B) has timely paid all Taxes required to be paid by it for which payment was due (whether or not shown on any Tax Returns), (C) has established an accrual or reserve in accordance with GAAP for the payment of all Taxes payable in respect of the periods or portions thereof prior to the Balance Sheet Date (which accrual or reserve as of the Balance Sheet Date is fully reflected on the face of the Company Balance Sheet, rather than in any notes thereto) and will establish an accrual or reserve in accordance with GAAP for the payment of all Taxes payable in respect of  the periods or portion thereof through the Closing Date, (D) has made (or will make on a timely basis) all estimated Tax payments required to be made,  (E) has  no  Liability  for  Taxes  in  excess  of  the  amount  so  paid  or  accruals  or  reserves  so established, and (F) since the Balance Sheet Date has not incurred any Liability for  Taxes outside the ordinary course of business or otherwise inconsistent with past custom and practice.  The Company has provided Parent with correct and complete copies of all federal income and other material Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company or the Operating Subsidiary filed or received for all taxable years remaining open under the applicable statute of limitations.

(ii)           No deficiencies for any Tax have been threatened, claimed, proposed or assessed, in writing or, to the Knowledge of the Company, otherwise, against the Company, the Operating Subsidiary or any of their officers, employees or agents in their capacity as such.

(iii)           Neither the Company nor the Operating Subsidiary has received from the U.S. Internal Revenue Service (the “IRS”) or any other Governmental Authority (including any sales or use Tax authority) any written or, to the Knowledge of the Company, other (i) notice indicating an intent to open an audit  or  other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed  adjustment of or any amount of Tax proposed, asserted, or assessed by any Governmental Authority against  the Company or the Operating Subsidiary.No Tax Return of the Company or the Operating Subsidiary is under audit by the IRS or any other Governmental Authority and any such past audits (if any) have been completed and fully resolved to the satisfaction of the applicable Governmental Authority conducting such audit and all Taxes determined by such audit to be due from the Company or the Operating Subsidiary have been paid in full to the applicable Governmental Authorities or reserves in accordance with GAAP therefor have been established and are reflected on the face of the Company  Balance  Sheet  (rather  than  in  any  notes  thereto).No  claim  has  ever  been  made  by  a Governmental Authority in a jurisdiction where the Company or the Operating Subsidiary does not file Tax Returns that it is or may be subject to Tax by that jurisdiction.

(iv)           No Tax liens are currently in effect against any of the assets of the Company or the Operating Subsidiary other than liens that arise by operation of law for Taxes not yet due and payable.  There is not in effect any waiver by the Company or the Operating Subsidiary of any statute of limitations with respect to any Taxes nor has the Company or the Operating Subsidiary agreed to any extension of time for  filing any Tax Return that has not been filed.Neither the Company nor the Operating Subsidiary has consented to extend to a date later than the Closing Date the period in which any Tax may be assessed or collected by any Tax agency or authority.

(v)           The Company has received, from each employee or former employee of the Company who holds stock that is subject to a substantial risk of forfeiture as of the date hereof, a copy of the election(s) made under Section 83(b) of the Code with respect to all such shares, and such elections were validly made and filed with the IRS in a timely fashion.

(vi)           Neither the Company nor the Operating Subsidiary will be required to include any item of income in, or exclude any item of deduction from, taxable income for any Tax period (or portion  thereof) ending after the Closing Date as a result of: (A) the application of Section 481 or Section 263A of the Code (or any corresponding or similar provisions of state, local or foreign Tax laws) to  transactions,  events  or   accounting  methods  employed  prior  to  the  Closing,  (B) any  “closing agreement,” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign Tax law) executed on or prior to the Closing Date, (C) any “intercompany transaction” or any “excess loss account” (within the meaning of Treasury Regulations Sections 1.1502-13 and 1502-19, respectively) (or any corresponding or similar provisions  of state, local or foreign Tax law), (D) any installment sale, open transaction or other transaction made on or prior to the Closing Date, or (E) any prepaid amount received on or prior to the Closing Date.

(b)           Withholding.  Each of the Company and the Operating Subsidiary has complied (and until the Closing Date will comply) with all Applicable Law relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442 and 1445 of the Code or any corresponding or similar provisions of state, local or foreign Tax law), and has, within the time and in the manner prescribed by  Applicable Law, withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be so withheld and paid over under all Applicable Law (including  the  Federal  Insurance  Contribution  Act,  Medicare,  Federal  Unemployment  Tax  Act  and

relevant state income and employment Tax withholding laws), including federal, state, local and foreign Taxes, and has timely filed or provided all withholding Tax Returns in accordance with Applicable Law.

(c)           Special Tax Status and Indemnification Obligations.

(i)           Neither the Company nor the Operating Subsidiary is a party to or bound by any  Tax sharing, indemnity, or allocation Contract, and neither the Company nor the Operating Subsidiary has any Liability to another party under any such Contract.

(ii)           Neither the Company nor the Operating Subsidiary is now, or has ever been, a member of a consolidated, combined, unitary or aggregate group of which the Company or the Operating Subsidiary was not the ultimate parent corporation.  Neither the Company nor the Operating Subsidiary has any  Liability for the Taxes of any Person (other than the Company or the Operating Subsidiary) under Treasury Regulations Section 1.1502-6 (or any corresponding or similar provision of state, local or foreign Tax law), as a transferee or successor, by Contract or otherwise.

(iii)           Neither  the  Company  nor  the  Operating  Subsidiary  has  ever  been  a “United States real property holding corporation” within the meaning of Section 897 of the Code, and the Company  and the Operating Company have each filed with the IRS all statements, if any, which are required under Section 1.897-2(h) of the Treasury Regulations.

(iv)           Neither the Company nor the Operating Subsidiary has ever constituted either  a  “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

(v)           Neither the Company nor the Operating Subsidiary is or has been a party to a  transaction or agreement that is in conflict with the Tax rules on transfer pricing in any relevant jurisdiction.All  applicable  transfer  pricing  rules  have  been  complied  with,  and  all  documentation required by all relevant transfer pricing laws have been timely prepared.

(vi)           Neither the Company nor the Operating Subsidiary is a party to any joint venture, partnership or other arrangement or Contract that could be treated as a partnership for federal income tax purposes.

(vii)           Neither  the  Company  nor  the  Operating  Subsidiary  was  created  or organized both in the United States and in a foreign jurisdiction such that it would be taxable in the United States as a domestic entity pursuant to Treasury Regulations Section 301.7701-5(a).

(viii)           Neither the Company nor the Operating Subsidiary has participated in or is participating in an international boycott within the meaning of Section 999 of the Code.
(ix)           Each of the Company and the Operating Subsidiary is treated as a U.S. “C” corporation for U.S. federal income tax purposes and has been so treated since formation.

(x)           Neither  the  Company  nor  the  Operating  Subsidiary  has  a  permanent establishment (within the meaning of an applicable Tax treaty) in any country other than the United States.  Neither the Company nor the Operating Subsidiary operates or conducts business through any branch in any country other than the United States.

(xi)           Neither  the  Company  nor  the  Operating Subsidiary  has  requested  or received a ruling from any Tax authority or signed a closing or other agreement with any Tax authority.

(d)           No Tax Shelters.   Neither the Company nor the Operating Subsidiary has any disclosure obligations under Section 6662 of the Code or corresponding or similar provisions of state, local or foreign Tax law or has engaged in any listed transactions or reportable transactions within the meaning  of  Treasury  Regulations  Section  1.6011-4(b).Neither  the  Company  nor  the  Operating Subsidiary has consummated, has participated in, or is currently participating in any transaction which was or is a “tax shelter” transaction as defined in Sections 6662, 6011, 6012 or 6111 of the Code or the Treasury Regulations promulgated thereunder.
(e)           Nonqualified Deferred Compensation.

(i)                    The Company is not a party to any contract, agreement or arrangement that is  a “nonqualified deferred compensation plan” subject to Section 409A of the Code.   Each such nonqualified deferred compensation plan, if any, has been operated in compliance with Section 409A of the Code, and the applicable Treasury Regulations and IRS guidance thereunder so as to avoid any Tax pursuant to Section 409A of the Code and the document or documents that evidence each such plan have, since December 31, 2008, conformed to the provisions of Section 409A of the Code and the Treasury Regulations  thereunder.No  payment  pursuant  to  any  arrangement  between  the  Company  and  any “service provider” (as such term is defined in Section 409A of the Code and the Treasury Regulations thereunder) would subject any Person to a Tax pursuant to Section 409A of the Code, whether pursuant to the consummation of the transactions contemplated by this Agreement or otherwise.

(ii)           All  Company  Options  have  been  appropriately  authorized  by  the Company Board or an appropriate committee thereof, including approval of the option exercise price or the methodology for determining the Company Option exercise price and the substantive option terms, and have been granted pursuant to a Company Stock Plan.  No Company Option has been retroactively granted, or the exercise price of any Company Option determined retroactively.  No Company Option or other right to acquire Company Common Stock or other equity of the Company (A) has an exercise price that has been or may be less than the fair market value of a share of the underlying stock as of the date such Company Option or right was granted as determined in accordance with Section 409A of the Code, (B) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such Company Option or rights, or (C) has been granted with respect to any class of stock of the Company that is not “service recipient stock” (within the meaning of Section 409A of the Code and the Treasury Regulations thereunder).

(f)           Additional  Tax  Representations.  The  Company  has  never  entered  into  any Contract or maintained any Company Benefit Arrangement that could give rise to payments with respect to the performance of services that are nondeductible under Sections 162(m), 404 or 280G of the Code or subject to the  excise tax under Section 4999 of the Code, and no amount payable as a result of or in connection with the consummation of the Merger by any employee or director of the Company or the Operating Subsidiary who is a  “disqualified individual” (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Company Employee Plan could be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).

3.9           Related Party Transactions.  Neither the Company nor the Operating Subsidiary has, and has never been deemed to have for purposes of any Applicable Law, in any transaction with any of its officers, directors, employees or stockholders or, to the Knowledge of the Company, any member of their immediate families (i) acquired or have the use of property for proceeds greater than the fair market value thereof, (ii) received services or have the use of property for consideration other than the fair market value thereof, or (iii) received interest or  any  other amount other than at a fair market value rate from any person with whom it does not deal at arm’s length within the meaning of Applicable Law.  Neither the Company nor the Operating Subsidiary has, and has  never been deemed to have for purposes of any

Applicable Law, in any transaction with any of its officers, directors, employees or stockholders or, to the Knowledge of the Company, any member of their immediate families (i) disposed of the property for proceeds less than the fair market value thereof, (ii) performed services for consideration other than the fair market value thereof or (iii) paid interest or any other amount other than at a fair market value rate to any person with whom it  does not deal at arms’ length within the meaning of Applicable Law.   All transactions in Company Capital  Stock between the Company or the Operating Subsidiary and any Affiliate of the Company or the Operating Subsidiary, as applicable, is set forth on Schedule 3.9 of the Company Disclosure Letter.

3.10           Company  Financial  Statements. Schedule  3.10  of  the  Company  Disclosure  Letter includes the Company Financial Statements.  The Company Financial Statements:  (a) are derived from and are in accordance with the books and records of the Company and the Operating Subsidiary; (b) fairly present in all material respects the consolidated financial condition of the Company at the dates therein indicated and the consolidated results of operations and cash flows of the Company for the periods therein specified; and (c) have been prepared in accordance with GAAP applied on a basis consistent with prior periods.  Neither the Company nor the Operating Subsidiary has any Liability, except for (i) those shown on the Company Balance Sheet, (ii) those that were incurred after the Balance Sheet Date in the Ordinary Course of Business, (iii) executory Liabilities expressly provided for in any of the Company’s Contracts (that have been provided to Parent) that are not  required to be reflected in the Company Financial Statements under GAAP, and (iv) Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or pursuant to and in accordance with this Agreement and taken into account in the calculation of Transaction Fees.  All reserves established by the Company that are set forth in or reflected in the Company Balance Sheet have been established in accordance with GAAP applied on a consistent basis.

3.11           Title to Properties.   Each of the Company and the Operating Subsidiary has good and valid  title  to, or in the case of leased assets and properties, valid leasehold interests in, all of their respective assets and properties (including those shown on the Company Balance Sheet), free and clear of all Encumbrances, other  than Permitted Encumbrances.Such assets are sufficient for the continued operation of the Company Business.  All properties used in the operations of the Company Business are reflected  on the Company Balance Sheet to the extent required under GAAP to be so reflected.   All machinery, vehicles, equipment and other tangible personal property owned or leased by the Company or the Operating Subsidiary or used in the Company Business are in good condition and repair, normal wear and tear excepted.All leases of real  or personal property to which the Company or the Operating Subsidiary  is  a  party  are  fully  effective  and  afford  the  Company  or  the  Operating  Subsidiary,  as applicable, a valid leasehold possession of the real or personal property that is the subject of the lease. Neither the Company nor the Operating Subsidiary has ever owned any real property.  Schedule 3.11 of the Company Disclosure Letter sets forth a complete and accurate list  of all (i) real property leases or licenses to which the Company or the Operating Subsidiary is a party, and (ii) personal property owned by the Company or the Operating Subsidiary with an original purchase price of  $5,000 or greater. Schedule 3.11 of the Company Disclosure Letter also contains a true and complete listing of the locations of all sales offices and any other offices or facilities of the Company and the Operating Subsidiary and a true and complete list of all states or foreign jurisdictions in which the Company and the Operating Subsidiary, as applicable, maintains employees.

With respect to each lease listed in Schedule 3.11(i):

(a)           such lease is legal, valid, binding, enforceable and in full force and effect;

(b)           such lease will continue to be legal, valid, binding, enforceable and in full force and effect immediately following the Closing in accordance with the terms thereof as in effect immediately prior to the Closing;

(c)           neither  the  Company  nor  the  Operating  Subsidiary  nor,  to  the  Knowledge  of  the Company, any other party, is in breach or violation of, or default under, any such lease, and no event has occurred,  is pending or, to the Knowledge of the Company, is threatened, which, after the giving of notice, with lapse of  time, or otherwise, would constitute a breach or default by the Company or the Operating Subsidiary or, to the Knowledge of the Company, any other party under such lease;

(d)           there are no disputes, oral agreements or forbearance programs in effect as to such lease; (e)neither the Company nor the Operating Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

(f)           all facilities leased or subleased thereunder are supplied with utilities and other services adequate for the operation of said facilities;

(g)           the Company is not aware of any security interest, easement, covenant or other restriction applicable to the real property subject to such lease which would reasonably be expected to materially impair the current uses or the occupancy by the Company or the Operating Subsidiary of the property subject thereto;

(h)           no construction, alteration or other leasehold improvement work with respect to the lease remains to be paid for or performed by the Company or the Operating Subsidiary;

(i)           neither the Company nor the Operating Subsidiary is obligated to pay any leasing or brokerage commission relating to such lease and will not have any obligation to pay any leasing or brokerage commission upon the renewal of the lease; and

(j)           the  Company  Financial  Statements  contain  adequate  reserves  to  provide  for  the restoration of the property subject to such lease at the end of the term of such lease, to the extent required by such lease.

With respect to each such owned personal property in Schedule 3.11(ii):

(a)           there are no leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property;

(b)           there are no options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein; and

(c)           to the Knowledge of the Company, there are no parties (other than the Company and/or the Operating Subsidiary and their respective officers, directors, employees, consultants and agents) who are in possession of or who are using any such item of personal property.

3.12           Absence of Certain Changes.  Since the Balance Sheet Date, the Company Business has been operated in the Ordinary Course of Business, and since such date there has not been with respect to the Company or the Operating Subsidiary any:

(a)           Material Adverse Change or any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Change;

(b)           amendment or change in its certificate of incorporation or bylaws;
(c)           incurrence, creation or assumption of (i) any Encumbrance on any of its assets or properties  (other  than  Permitted  Encumbrances),  (ii) any  Liability  for  borrowed  money,  or  (iii) any Liability as a guarantor or surety with respect to the obligations of others;

(d)           acceleration or release of any vesting condition to the right to exercise any option,  warrant or other right to purchase or otherwise acquire any shares of its capital stock, or any acceleration or  release of any right to repurchase shares of its capital stock upon the securityholder’s termination of employment or services with it or pursuant to any right of first refusal;
(e)           payment or discharge of any Encumbrance on any of its assets or properties, or payment or discharge of any of its Liabilities, in each case that was not either shown on the Company Balance Sheet, incurred in the Ordinary Course of Business after the Balance Sheet Date in an amount not in excess of $5,000 for any single Liability to a particular creditor or which constituted Transaction Fees;

(f)           purchase, license, sale, grant, assignment or other disposition or transfer, or any agreement or other arrangement for the purchase, license, sale, assignment or other disposition or transfer, of any of its assets (including Company Intellectual Property and other intangible assets), properties or goodwill,  other  than  in  connection  with  the  sale  or  non-exclusive  license  to  customers  of  existing Company  Offerings  in  the  Ordinary  Course  of  Business  on  Company’s  applicable  standard  form agreement without material  changes, damage, destruction or loss of any material property or material asset, whether or not covered by insurance;

(g)           declaration, setting aside or payment of any dividend on, or the making of any other distribution in respect of, its capital stock, or any split, combination or recapitalization of its capital stock or any direct or indirect redemption, purchase or other acquisition of any of its capital stock or any change in any rights, preferences, privileges or restrictions of any of its outstanding securities (other than repurchases of stock in accordance with the Company Stock Plans or applicable Contracts in connection with the termination of service of employees or other service providers);

(h)           change or increase in the compensation payable or to become payable to any of its officers, directors, employees or agents, or in any bonus, pension, severance, retention, insurance or other benefit  payment or arrangement (including stock awards, stock option grants, stock appreciation rights or stock option grants) made to or with any of such officers, directors, employees or agents, except as required by written contractual agreements in effect as of the date of this Agreement and previously provided to Parent;

(i)           change with respect to its management, supervisory or other key personnel, any termination of employment of a material number of employees, or any labor dispute or claim of unfair labor practices;
(j)           Liability incurred by it to any of its officers, directors or stockholders, except for normal and customary compensation and expense allowances payable to officers in the Ordinary Course of Business;

(k)           making by it of any loan, advance or capital contribution to, or any investment in, any of its officers, directors or stockholders or any firm or business enterprise in which any such person had a direct or  indirect material interest at the time of such loan, advance, capital contribution or investment,  other  than  reasonable  and  normal  advances  to  employees  not  exceeding  $5,000  in  the aggregate for bona fide expenses that are incurred in the Ordinary Course of Business;

(l)           entering into, amendment of, relinquishment, termination or nonrenewal by it of any Company Material Contract or any Company Employee Plan (or any other right or obligation) other than in the Ordinary Course of Business, any default by it under such Company Material Contract or such Company Employee  Plan (or other right or obligation), or any written or, to the Knowledge of the Company, oral indication or assertion by the other party thereto of any material problems with its services or performance under such Company Material Contract or such Company Employee Plan (or other right or obligation) or such other party’s desire to  so amend, relinquish, terminate or not renew any such Company Material Contract or Company Employee Plan (or other right or obligation);

(m)           material change in the manner in which it extends discounts, credits or warranties to customers;

(n)           entering into by it of any Contract that by its terms requires or contemplates a current and/or future financial commitment, expense (inclusive of overhead expense) or obligation on its part that involves in excess of $10,000 or that is not entered into in the Ordinary Course of Business, or the conduct of any business or operations other than in the Ordinary Course of Business;

(o)           making or entering into any Contract with respect to any acquisition, sale or transfer of any material asset of the Company or the Operating Subsidiary;

(p)           any  change  in  accounting  methods  or  practices  (including  any  change  in depreciation or amortization policies or rates or revenue recognition policies) or any revaluation of any of its assets;

(q)           any settlement or compromise of any claim, notice, audit report or assessment in respect of material Taxes; filing of any amended material Tax Return; making of, change in or revocation of any material election in respect of Taxes; adoption, change in or revocation of any material accounting method in respect of  Taxes; entering into of any Tax allocation, sharing or indemnity agreement or closing agreement relating to  Taxes; or consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

(r)           any deferral of the payment of any accounts payable other than in the Ordinary Course of Business, or any discount, accommodation or other concession made other than in the Ordinary Course of Business, in order to accelerate or induce the collection of any receivable; or

(s)           entry into any Contract to do any of the things described in the preceding clauses (a)  through (s) (other than agreements with Parent and its representatives regarding the transactions contemplated by this Agreement).

3.13           Contracts, Agreements, Arrangements, Commitments and Undertakings.  Schedule 3.13 of the  Company Disclosure Letter sets forth a list of each of the following Contracts to which the Company or the Operating Subsidiary is a party or to which the Company or the Operating Subsidiary or any of its respective assets or properties is bound:

(a)           any Contract providing for payments (whether fixed, contingent or otherwise) by or to it in an aggregate amount of $10,000 or more;

(b)           any dealer, distributor, OEM (original equipment manufacturer), VAR (value added reseller), sales representative or similar Contract under which any third party is authorized to sell, sublicense, lease, distribute, market or take orders for any of its products, services or technology;

(c)           any Contract providing for the development of any software, content (including textual content and visual, photographic or graphics content), technology or other Intellectual Property for (or for the benefit or use of) it, or providing for the purchase by or license to (or for the benefit or use of) it of any software, content  (including textual content and visual, photographic or graphics content), technology or Intellectual Property, which software, content, technology or Intellectual Property is used in, incorporated into or distributed with any aspect or element of any Company Offering, other than, in each case, Company Employee Agreements as required to be listed in Section (e) below;

(d)           any Contract that relates to a partnership, joint venture or relationship for joint marketing or joint development with any other Person;

(e)           any  Company  Employee Agreement  or  other  Contract  for  or  relating  to  the employment by it of any director, officer, employee or consultant or any other type of Contract with any of its  officers, employees or consultants that is not immediately terminable by it without cost or other Liability,  including any Contract requiring it to make a payment to any director, officer, employee or consultant  in  connection  with  the  Merger,  any  transaction  contemplated  by  this  Agreement  or  any Contract that is entered into in connection with this Agreement;

(f)           any indenture, mortgage, trust deed, promissory note, loan agreement, security agreement, guarantee or other Contract for or with respect to the borrowing of money, a line of credit, any currency exchange, commodities or other hedging arrangement, or a leasing transaction of a type required to be capitalized in accordance with GAAP applied on a consistent basis;
(g)           any Contract that restricts it from, or following the Effective Time will restrict Parent or any of its Affiliates (other than the Company or the Operating Subsidiary) from (i) engaging in any aspect of its business, (ii) participating or competing in any line of business, market or geographic area, (iii) freely setting prices for its products, services or technologies (including most favored customer pricing provisions), or (iv) soliciting potential employees, consultants, contractors or other suppliers or customers;

(h)           any Contract under which the Company or the Operating Subsidiary grants any exclusive rights, noncompetition rights, rights of refusal or rights of first negotiation to any Person;

(i)           any  Contract  relating  to  the  sale,  issuance,  grant,  exercise,  award,  purchase, repurchase or redemption of any shares of its capital stock or other securities or any options, warrants or other rights to purchase or otherwise acquire any such shares of capital stock, other securities or options, warrants or  other rights therefor, except for those Contracts in substantially the form of the standard agreement evidencing incentive stock options or non-statutory stock options under the Company Stock Plans;

(j)           any Contract with any labor union or any collective bargaining agreement or similar Contract with its employees;

(k)           any   settlement   agreement   (including   any   agreement   under   which   any employment-related claim is settled);

(l)           any Contract of guarantee, support, indemnification, assumption or endorsement of, or  any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person;

(m)           any Contract in which its officers, directors, employees or stockholders or any member of their immediate families is directly or indirectly interested (whether as a party or otherwise);

(n)           any  Contract  pursuant  to  which  it  has  acquired  a  business  or  entity,  or substantially all of the assets of a business or entity, whether by way of merger, consolidation, purchase of stock, purchase of assets, license or otherwise;

(o)           any  Contract  with  any  Person  with  whom  the  Company  or  the  Operating Subsidiary does not deal at arm’s length;

(p)           any  Contract  that  involves  the  sharing  of  profits  with  other  Persons  or  the payment of royalties to any other Person, excluding non-exclusive software licenses entered into in the Ordinary Course of Business;

(q)           any Contract containing any support, maintenance or service obligations on the part of the Company that has been entered into outside of the Ordinary Course of Business;

(r)           any Contract that relates to any interest rate or currency, swap, cap, collar or other derivative or hedging arrangement;

(s)           any Contract that contains an earnout or other contingent payment or obligation; (t)any  Contract concerning confidential information or non-solicitation other than
Contracts on Company’s applicable standard form agreement without material changes; or

(u)           any other Contract that is material to it or its business, operations, financial condition, properties or assets.

All Contracts to which the Company or the Operating Subsidiary is a party are in written form.

3.14           No Default; No Restrictions.

(a)           Each  of  the  Company  Material  Contracts  is  in  full  force  and  effect.The Company or the Operating Subsidiary, as applicable, is performing in all material respects all of the obligations  required to be performed by it and is entitled to all of the benefits  under,  and,  to  the Knowledge of the Company, is not alleged to be in default in respect of, any Company Material Contract. There exists no default or  event of default or event, occurrence, condition or act, with respect to the Company or the Operating Subsidiary or, to the Knowledge of the Company, with respect to any other contracting party, which, with the giving of notice, the lapse of time or the happening of any other event or conditions, would reasonably be expected to (i) become a default or event of default under any Company Material Contract or (ii) give any third party (A) the right to declare a default or exercise any remedy under any Company Material Contract, (B) the right to a  rebate, chargeback, refund, credit, penalty or change in delivery schedule under any Company Material Contract, (C) the right to accelerate the maturity or performance of any obligation of the Company or the Operating Subsidiary, as applicable, under any Company Material Contract, or (D) the right to cancel, terminate or modify  any Company Material Contract.  Neither the Company nor the Operating Subsidiary has received any written, or, to the Knowledge  of  the  Company,  oral  notice  or  other  communication  regarding  any  actual  or  possible violation or breach of or default under, or intention to cancel or modify, any Company Material Contract.

(b)           Neither the Company nor the Operating Subsidiary is a party to, and no asset or property of the Company or  the  Operating Subsidiary,  as  applicable, is  bound  or  affected  by,  any judgment, injunction, order or decree, that restricts or prohibits the Company or the Operating Subsidiary, as applicable, or,  following the Effective Time, will restrict or prohibit the Surviving Corporation or Parent,  from  freely  engaging  in  the  Company  Business  or  from  competing  anywhere  in  the  world (including any judgments,  injunctions, orders or decrees, restricting the geographic area in which the Company may sell, license, market, distribute or support any products or technology or provide services or  restricting  the  markets,  customers  or  industries  that  the  Company  may  address  in  operating  the Company Business or restricting the prices which the Company may charge for its products, technology or services (including most favored customer pricing provisions)), or includes any grants by the Company or the Operating Subsidiary of exclusive rights or licenses, noncompetition rights, rights of refusal, rights of first negotiation or similar rights.

3.15           Intellectual Property.

(a)           Schedule 3.15(a) of the Company Disclosure Letter contains a complete and accurate list of all Company Offerings, including, where applicable, the title and most current version and release number.

(b)           Schedule 3.15(b) of the Company Disclosure Letter contains a complete and accurate  list of all of the following Registered Company Intellectual Property, in each case listing, as applicable:   (i) for each Patent, the name of the current owner, the Patent number or application serial number, the jurisdiction in which each Patent was filed, the filing and issuance/grant dates, and present prosecution status thereof; (ii) for each registered Trademark or Trademark application, the name of the applicant/registrant, the  jurisdiction where the application/registration is located (by country, province and state), the filing date, the registration date, and application serial number or registration number, the class of goods covered, and the filed description of the goods or services; (iii) for each Domain Name, the name of the registrant, the registration date, the expiration date, the renewal date, the registry name, and contact information for the registry, including its  billing agent; (iv) for each registered Copyright or Copyrightapplication,thenameoftheapplicant/registrant,thejurisdictionwherethe application/registration is located (by country, province and state), the application or registration number, and  date  of  such  application  or  registration;  (v)  for  each  item  of  Registered  Company  Intellectual Property, any other  Person that has an ownership interest therein and the nature of such ownership interest; and (vi) all filings with and payments to a Governmental Authority (including the payment of any registration, maintenance or  renewal fees or the filing of any such documents and instruments) required to be made within 90 days  following the Closing Date.   Schedule 3.15(b) of the Company Disclosure Letter also contains a complete and accurate list of all material unregistered Trademarks used or held for use by the Company or the Operating  Subsidiary to indicate the source or origin of the Company  Offerings  and  all  material  unregistered  Copyrights  that  are  Company  Owned  Intellectual Property.

(c)           (i) All necessary registration, maintenance and renewal fees with respect to the Registered Company Intellectual Property have been paid; (ii) all documents and instruments necessary for the purposes of obtaining, maintaining, perfecting, preserving and renewing the Registered Company Intellectual Property have been validly executed, delivered and filed with the appropriate Governmental Authority;  and  (iii) each  item  of  Registered  Company  Intellectual  Property  has  been  prosecuted  in compliance in all material respects with all applicable rules, policies, and procedures of the applicable Governmental Authority.

(d)           To  the  Knowledge  of  the  Company,  there  are  no  facts,  circumstances,  or information  that  would  or  reasonably  could  be  expected  to:  (i) render  any  of  the  Company-Owned

Intellectual Property invalid or unenforceable; or (ii) materially adversely affect, limit, restrict, impair, or impede the ability of the Surviving Corporation to use and practice the Company Intellectual Property upon the Closing in the same or similar manner as currently used and practiced by the Company and the Operating Subsidiary.   Without limiting the foregoing, to the Knowledge of the Company, no event or circumstance (including a failure  to exercise adequate quality controls or an assignment in gross) has occurred  that  would  or  reasonably  could  be  expected  to  result  in  any  Trademark  included  in  the Company-Owned Intellectual Property being abandoned or becoming generic.  None of the Registered Company Intellectual Property is involved in any interference, reexamination, cancellation, or opposition proceeding.  None of the Company-Owned Intellectual Property is involved in any pending or threatened in writing Action regarding ownership, use, or enforceability.   Neither the Company nor the Operating Subsidiary have taken any affirmative action to cause any Intellectual  Property that was previously Company-Owned  Intellectual  Property  to  pass  into  the  public  domain.The  foregoing  will  not  be construed as a warranty that any Patent, or any Trademark registration, will issue based on a Patent or Trademark application.

(e)           Schedule 3.15(e) of the Company Disclosure Letter contains a complete and accurate list of all Contracts to which the Company or the Operating Subsidiary is a party, or by which the Company  or  the  Operating  Subsidiary  is  otherwise  bound,  that  relate  to  the  Company  Intellectual Property: (i) under which the Company or the Operating Subsidiary has granted or agreed to grant to any other Person any assignment, license, covenant not to sue, release, immunity or other similar right that applies  to  or  under  any  Company-Owned  Intellectual  Property  (“Outbound  Intellectual  Property Contracts”), other than nondisclosure agreements, end user license agreements and terms of use entered into in the Ordinary Course of  Business on Company’s applicable standard form agreement without material changes; or (ii) under which any other Person has granted or agreed to grant to the Company or the Operating Subsidiary any assignment, license, covenant not to sue, release, immunity or other similar right  to  or  under  Intellectual  Property  (“Inbound  Intellectual  Property  Contracts”),  other  than Company Employee Agreements and non-exclusive inbound  end  user licenses of Intellectual Property generally available under commercially reasonable terms with license fees under $5,000 that do not relate to Intellectual Property incorporated into any Company Offering.   The  Inbound Intellectual Property Contracts and Outbound Intellectual Property Contracts, together, are referred to herein as the “Company Intellectual  Property  Contracts.”Schedule 3.15(e)  of  the  Company  Disclosure  Letter  lists  all Outbound  Intellectual  Property  Contracts  where  Company  or  the  Operating  Subsidiary  has  licensed Company-Owned Intellectual Property to any Person in source code format except in the Ordinary Course of  Business  on  Company’s  applicable  standard  form  agreement  without  material  changes.To  the Knowledge of the Company, all Company Intellectual Property Contracts are in full force and effect, and enforceable  in  accordance  with  their  terms.The  Company  and  the  Operating  Subsidiary  are  in compliance with, and have not breached any term of, any such Company Intellectual Property Contracts and, to the Knowledge of the Company, all other parties to such Company Intellectual Property Contracts are  in  compliance  with,  and  have  not  breached  any  term  of,  such  Company  Intellectual  Property Contracts.There are no pending disputes regarding such Company Intellectual  Property Contracts, including disputes with respect to the scope thereof, performance thereunder, or payments  made or received in connection therewith.

(f)           (i) The consummation of the transactions contemplated by this Agreement will neither  violate nor result in the breach, modification, cancellation, termination or suspension of, or acceleration of any payments under, the terms of any of the Company Intellectual Property Contracts; and (ii) following the Closing Date, the Surviving Corporation will have and be permitted to exercise all of the Company’s rights under all Company Intellectual Property Contracts (and will have the same rights with respect to the Intellectual Property of third Persons included in the Company Intellectual Property) to the  same  extent  the  Company  would  have  been  able  to  had  the  transactions  contemplated  by  this Agreement not occurred and without being required to pay any additional amounts or consideration other than fees,  royalties  or  payments  that  the  Company  would  otherwise  be  required  to  pay  had  such transactions contemplated hereby not occurred.

(g)           Neither this Agreement nor the transactions contemplated by this Agreement , including the assignment (if any) to Parent and the Surviving Corporation, by operation of law or otherwise,  of any Contracts to which the Company is a party, will result in:   (i) any third party being granted  rights  or  access  to,  or  the  placement  in  or  release  from  escrow,  of  any  Company-Owned Intellectual Property; (ii) Parent or the Surviving Corporation granting to any third party any right in any Intellectual Property; (iii) Parent or the Surviving Corporation being bound by, or subject to, any non- compete or other restriction on the operation or scope of their respective businesses; or (iv) Parent or the Surviving  Corporation  being  obligated  to  pay  any  amounts,  or  offer  discounts,  in  connection  with Intellectual Property, to any Person, in each case ((i)-(iv)) in  a  manner other than that in which the Company or the Operating Subsidiary would be obligated had such transactions contemplated hereby not occurred.

(h)           The Company or the Operating Subsidiary solely and exclusively owns or is exclusively licensed to all right, title and interest in and to (including the sole right to enforce) the Company-Owned Intellectual Property, including any improvements made by or for the Company, free and clear of all Encumbrances (other than Permitted Encumbrances), and have not:  (i) licensed any such Company-Owned Intellectual Property or any other Company Intellectual Property to any Person, except pursuant to an Outbound Intellectual Property Contract listed in Schedule 3.15(e) of the of the Company Disclosure Letter or a nondisclosure agreement, end user license agreement or terms of use entered into in the Ordinary Course of Business on  Company’s applicable standard form agreement without material changes; or (ii) exclusively licensed any such Company-Owned Intellectual Property to any Person.  The Company or the Operating Subsidiary is listed in the records of the appropriate Governmental Authority as the sole owner of each item of Registered Company  Intellectual Property.   To the extent that any Company Owned Intellectual Property is not solely and exclusively owned by Company or the Operating Subsidiary, such Company-Owned Intellectual Property is licensed  exclusively to the Company or the Operating Subsidiary pursuant to an Inbound Intellectual Property Contract  for use in the manner in which it is currently used and is planned to be used by the Company and the Operating Subsidiary.  All Licensed Company Intellectual Property is licensed to the Company or the Operating Subsidiary pursuant to an Inbound Intellectual Property Contract for use in the manner in which it is currently used and is planned to be used by the Company and the Operating Subsidiary.  The Company has the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third- party software that are material to the operation of the Company Business and that are currently used by the Company.

(i)           The Intellectual Property included in the Company-Owned Intellectual Property and Licensed Company Intellectual Property include all of the Intellectual Property that is necessary to enable the  Surviving Corporation to conduct the Company Business in the same manner as currently conducted and as contemplated to be conducted, and following the Closing, the Surviving Corporation will own or have  (pursuant  to the Inbound Intellectual Property Contracts) the same rights that the Company had immediately prior to the Closing with respect to such Intellectual Property.  The foregoing representation  and  warranty  is  not  intended  to  be  a  representation  and  warranty  regarding  non- infringement of third party Patents, which  representation and warranty is covered by Section 3.12 (m) below.

(j)           The  Company  and  the  Operating  Subsidiary  have  taken  reasonable  steps  to safeguard and maintain the secrecy and confidentiality of, and their proprietary rights in, all Trade Secrets that are  included in the Company Intellectual Property (including any Trade Secrets provided by third Persons  for  which  the  Company  or  any  Operating  Subsidiary  has  an  obligation  of  confidentiality).

Neither the Company nor the Operating Subsidiary has authorized the disclosure of any Trade Secret included in the Company Intellectual Property, nor has any such Trade Secret been disclosed to a third Person by the Company or the Operating Subsidiary, in each case other than pursuant to a confidentiality agreement with respect thereto.  No Person has misappropriated or made any unauthorized disclosure of any Trade Secret included in the Company-Owned Intellectual Property (or claimed or understood to be so included), or breached any obligations of confidentiality to the Company or the Operating Subsidiary with respect to the Company Intellectual Property or Company-Owned Intellectual Property.

(k)           Each  current  and  former  employee,  officer,  consultant  and  contractor  of  the Company or the Operating Subsidiary, who is or has been involved in the development of any Company Intellectual  Property  or  Company-Owned  Intellectual  Property,  has  executed  and  delivered  to  the Company  or  the  Operating  Subsidiary,  as  applicable,  employment  or  contractor  agreements,  non- disclosure agreements, and assignment of invention and Works of Authorship agreements that assign to the Company or the Operating Subsidiary all right, title and interest in and to any Intellectual Property developed by such Person for  the Company or the Operating Subsidiary.Each current and former employee, officer, consultant and contractor of the Company or the Operating Subsidiary who is or has been involved in the development of any Company Intellectual Property or Company-Owned Intellectual Property  has  executed  and  delivered  to  the  Company  or  the  Operating  Subsidiary  employment  or contractor agreements or non-disclosure agreements  that provide reasonable protection for the Trade Secrets of the Company and the Operating Subsidiary and third parties for which the Company and the Operating Subsidiary have a duty of confidentiality.  No current or former employee, officer, consultant or contractor is in default or breach of any term of any employment or  contractor  agreement, non- disclosure agreement, assignment agreement, or similar agreement.   No present or  former employee, officer, consultant or contractor of the Company or the Operating Subsidiary has any ownership, license or other right, title or interest, directly or indirectly, in whole or in part, in any Company  Intellectual Property or Company-Owned Intellectual Property.  In each case in which the Company or the Operating Subsidiary has acquired ownership (or claimed or purported to acquire ownership) of any Intellectual Property from any Person (including any employee, officer, consultant and contractor of the Company), the  Company or the Operating Subsidiary has obtained a valid and enforceable assignment, which is sufficient to irrevocably transfer ownership of and all rights with respect to such Intellectual Property to the Company or the  Operating Subsidiary.All amounts payable by the Company or the Operating Subsidiary to former employees, officers, consultants and consultants of the Company or the Operating Subsidiary for the research, development, conception  or reduction to practice of any Company-Owned Intellectual Property have been paid in full.

(l)           No  government  funding,  facilities  or  funding  of  a  university,  college,  other educational institution or research center or funding from a granting agency was used by the Company or the Operating Subsidiary, or to the Knowledge of the Company, by any Person for the development of any Company-Owned Intellectual Property, including any that is included in a Company Offering.

(m)           The Company Business and the Operating Subsidiary’s business, including the design,  development, use, provision, import, branding, advertising, promotion, marketing, manufacture and  sale  of  any  Company  Offerings:  (i)  does  not  infringe,  misappropriate,  use  or  disclose  without authorization, or otherwise violate any Intellectual Property Rights of any third Person; and (ii) does not constitute unfair competition or trade practices under the laws of any relevant jurisdiction.

(n)           Neither the Company nor the Operating Subsidiary has received any written notice  (or  is  involved  in  any  Action)  alleging  that  the  Company  or  the  Operating  Subsidiary,  any Company  Offering, Company-Owned Intellectual Property, Licensed Company Intellectual Property or Company  Intellectual  Property infringes, misappropriates, uses or discloses without authorization, or otherwise violates  any Intellectual Property Rights of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor, to the Knowledge of the Company, are there any facts, circumstances or information that could reasonably be the basis for such written notice, claim, or Action).  No claim of infringement of Intellectual Property Rights is pending or, to the Knowledge of the Company,  threatened,  against  any  Person  who  may  be  entitled  to  be  indemnified,  defended,  held harmless,  or  reimbursed  by  the  Company  or  the  Operating  Subsidiary  with  respect  to  such  claim. Without limiting the foregoing, neither the  Company nor the Operating Subsidiary has received any correspondence asking or inviting the Company or the Operating Subsidiary to enter into a Patent license agreement or to obtain a release, immunity, or a covenant not to sue for Patent infringement with respect to the Patents of any other Person.

(o)           All use and distribution of Company Offerings and any Open Source Materials by the  Company is in full compliance with all Open Source Licenses applicable thereto, including all copyright notice and attribution requirements.  Schedule 3.15(o) of the Company Disclosure Letter lists all Open Source Materials incorporated into, combined with, or distributed by Company in conjunction with or for use with the Company Offerings or Company-Owned Intellectual Property and describes (i) the manner in which such Open Source  Materials were used, (ii) whether (and, if so, how) the Open Source Materials were modified by or for the Company, and (iii) whether the Open Source Materials were distributed by or for the Company, and (iv) how  such Open Source Materials are integrated with or interact with the Company Offerings or Company-Owned Intellectual Property.  The Company has not: (A) incorporated Open Source Materials into, or combined Open  Source Materials with, any of the Company Offerings or Company-Owned Intellectual Property; (B)  distributed (including by making available accessible through a network) Open Source Materials incorporated into or combined with or for use with any of the Company Offerings or Company-Owned Intellectual Property; or (C) used Copyleft Materials in a manner that requires any Company-Owned Intellectual Property to be subject to Copyleft Licenses (or any of the obligations or attributes thereof as specified in (i) through (iv) of the definition thereof).

(p)           To the Knowledge of the Company, no Person has infringed or misappropriated, or is infringing or misappropriating, any Intellectual Property Right in the Company-Owned Intellectual Property.  Neither the Company nor the Operating Subsidiary has made a written claim, filed a lawsuit, or initiated   proceedings   with   respect   to   infringement   of   any   Intellectual   Property   Right   in   the Company-Owned  Intellectual  Property  against  any  Person,  nor  has  the  Company  or  the  Operating Subsidiary issued any written communication inviting any Person to take a license, ownership interest, release,  covenant  not  to  sue  or  the  like  with  respect  to  any  Intellectual  Property  Right  in  the Company-Owned Intellectual Property.

(q)           Prior to permitting the use or download of a Company Offering by any Person, the Company or the Operating Subsidiary requires such Person to enter into an end user license agreement or affirmatively agree to terms of use, in each case applicable to such Company Offering.  The Company has provided  to Parent all forms of nondisclosure agreements, publisher agreements, end user license agreements, terms of use and other standard form agreements that are currently or were at any time in use, related to the Company Offerings.

(r)           Schedule 3.15(r) of the Company Disclosure Letter contains a list of all standard- setting organizations and industry bodies that the Company or the Operating Subsidiary has participated in, been a member of, or contributed to that requires or purports to require the Company, the Operating Subsidiary, Parent, or Surviving Corporation to grant or offer to any other Person any license or other rights to or under any  Intellectual Property and a description of such grant or license, and applicable membership agreement, bylaws, policies, and rules.

(s)           To  the  Knowledge  of  the  Company,  the  software  included  in  the  Company Offerings or used by Company to provide the Company Offerings is substantially free of any material defects in accordance with generally accepted industry standards, and does not contain or make available any disabling codes  or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause  unauthorized access to, or disruption, impairment, disablement, or destruction of, software,  data  or  other  materials  (“Contaminants”).No  advertisements  served  by  or  through  the Company Offerings (including through the Company’s service providers) contain or have contained malicious online advertising, malvertisements, or other advertising that includes Contaminants.

(t)           At all times since inception, each of the Company and the Operating Subsidiary has  provided accurate notice of its privacy practices on all of its websites and these notices have not contained  any  material  omissions  of  the  Company’s  privacy  practices  or  practices  concerning  the collection, use, and  disclosure of Personal Information.   The privacy policy or policies providing this notice and the periods each policy has been in effect are set forth in Schedule 3.15(t) of the Company Disclosure Letter (hereinafter collectively, the “Privacy Policies”).  The Company’s and the Operating Subsidiary’s privacy practices conform, and at all times have conformed, in all material respects to their respective Privacy Policies at the time each Privacy Policy was in effect and with any public statements regarding the Company’s and the Operating Subsidiary’s privacy information security practices.  Each of the Company and the Operating Subsidiary has complied in all material respects with all Applicable Law relating to: (1) the privacy of users of (including Internet users who view or interact with) the Company Offerings and all of the Company’s and the Operating Subsidiary’s websites; and (2) the collection, use, storage, retention, disclosure, and disposal of any Personal Information collected by the Company or the Operating Subsidiary, or by third parties acting on the Company’s or the Operating Subsidiary’s behalf or having authorized access to the Company’s or the Operating Subsidiary’s records.The  Company’s Privacy Policies and its practices concerning the collection, use, retention, disclosure, and disposal,  of Personal Information conform, and at all times have materially conformed, to all of the Company’s and the  Operating Subsidiary’s contractual commitments, including to viewers of the Company’s and the Operating  Subsidiary’s  websites,  users  of  (including  Internet  users  who  view  or  interact  with)  the Company Offerings, the Company’s and the Operating Subsidiary’s contractual commitments, including but not limited to those with analytics providers, data providers, publishers, advertisers and advertising networks, exchanges and advertising  networks, through which Company Offerings are offered.The Company’s and the Operating Subsidiary’s Privacy Policies and the Company Offerings conform to the Network Advertising Initiative’s Self-Regulatory Code of Conduct (2008) (“NAI Code”) and the Federal Trade Commission’s Principles for the Self Regulation of Online Behavioral Advertising (2010) (“FTC Principles”),  to  the  extent  that  the  Company’s  or  Operating  Subsidiary’s  Privacy  Policies  or  the Company Offerings are subject to the NAI Code or the FTC Principles.  Except as required to process a transaction or provide the Company Offerings, neither the  Company nor the Operating Subsidiary has disclosed, nor has any obligation to disclose, any Personal Information to any third party.  Each of the Company’s and the Operating Subsidiary’s websites and Company Offerings, all communications from the Company and the Operating Subsidiary to users or customers (whether sent by the Company or the Operating  Subsidiary  directly  or  through  a  third-party  mechanism),  and  all  materials  distributed  or marketed by the Company and the Operating Subsidiary have at all times complied in all material respects with Applicable Law, with existing contractual commitments to third-parties, have made all disclosures to users or customers and obtained all necessary consents from users or customers required by Applicable Law, and none of such disclosures made or contained in any of the Company’s and the Operating Subsidiary’s websites or in any such materials have been inaccurate, misleading or deceptive or in violation of any Applicable Law.  No Claims have been asserted or, to the Knowledge of the Company, are threatened against the Company or the Operating Subsidiary by any Person alleging a violation of any Person’s privacy,  personal or confidentiality rights under the Privacy Policies.   The Company and the Operating Subsidiary  operate  its and the Operating Subsidiary’s websites and otherwise conducts the Company  Business  in  compliance  in  all  material  respects  with  any  contractual  obligations  of  the

Company and  the  Operating  Subsidiary  relating  to  privacy,  data  protection,  or  the  collection,  use, retention, disclosure, and disposal of Personal Information.  Neither this Agreement nor the transactions contemplated by this Agreement will violate the Privacy Policies as they currently exist or as they existed at any time during which any of the Personal Information was collected or obtained.

(u)           At all times since inception, each of the Company and the Operating Subsidiary has  complied  in  all  material  respects  with  all  Applicable  Law  applicable  to  the  Company  and  the Operating  Subsidiary relating to the security of Personal Information to which the Company or the Operating Subsidiary  has access or otherwise collects or handles, or by third parties acting on the Company’s or the Operating  Subsidiary’s behalf or having authorized access to the Company’s or the Operating Subsidiary’s records.   The  Company’s and the Operating Subsidiary’s information security practices conform, and at all times have conformed, in all material respects with any information security statements in their respective Privacy Policies  at  the time each Privacy Policy was in effect.The Company and the Operating Subsidiary have made no statements to the general public regarding the Company’s and the Operating Subsidiary’s information security practices, other than those made in their respective  Privacy  Policies.The  Company’s  and  the  Operating  Subsidiary’s  information  security practices conform, and at all times have materially conformed, to all of the Company’s and the Operating Subsidiary’s contractual commitments, including, but not limited to, any contractual commitments of the Company and the Operating Subsidiary to analytics providers, data providers, publishers, advertisers and advertising  networks,  exchanges  and  advertising  networks,  through  which  Company  Offerings  are offered.  No Claims have been asserted or, to the Knowledge of the Company, are threatened against the Company or the Operating Subsidiary by any Person with respect to the security of Personal Information specifically.   There has been no unauthorized  access to or misuse of Personal Information owned or licensed by the Company or the Operating Subsidiary or  in the Company’s or Operating Subsidiary’s possession  or  control.  There  has  been  no  unauthorized  access  to,  or  unauthorized  disclosure  of, electronic, paper and other communications or Personal Information owned or licensed by the Company or in the Company’s or the Operating Subsidiary’s possession or control to any third party, including any Governmental Authority.

3.16           Compliance with Laws.

(a)           Each of the Company and the Operating Subsidiary has complied in all material respects, and is in material compliance, with all Applicable Laws, including the USA Patriot Act.

(b)           All materials, products and services distributed or marketed by the Company or the Operating Subsidiary have at all times made all material disclosures to users or customers required by Applicable  Law, and none of such disclosures made or contained in any such materials have been inaccurate, misleading or deceptive in any material respect.

(c)           The Company and the Operating Subsidiary, as applicable, hold all permits, licenses and approvals from, and have made all material filings with, Governmental Authorities, that are legally required to be held to conduct the Company Business without any violation of Applicable Law (“Governmental Permits”), and all such Governmental Permits held by the Company and the Operating Subsidiary are valid and in full force and effect.  Neither the Company nor the Operating Subsidiary has ever received any written notice or other written communication, or to the Knowledge of the Company, any oral notice or other oral communication, from any Governmental Authority regarding (i) any actual or possible  violation  of  law  or  any  Governmental  Permit  or  any  failure  to  comply  with  any  term  or requirement  of  any  Governmental  Permit  or  (ii) any  actual  or   possible  revocation,  withdrawal, suspension, cancellation, termination or modification of any Governmental Permit.

3.17           Certain Transactions and Agreements.  To the Knowledge of the Company, none of the officers and directors of the Company or the Operating Subsidiary, and no record or beneficial owner of five percent or more of any class of Company Capital Stock, nor any immediate family member of an officer, director or  beneficial owner, has a direct ownership interest of more than 1% of the equity ownership of any firm or corporation that competes with, or does business with, or has any contractual arrangement with, the Company or the Operating Subsidiary.  None of said officers, directors, beneficial owners or of immediate family members, is a party to, or otherwise directly or indirectly interested in any Company Material Contract.

3.18           Employees, ERISA and Other Compliance.

(a)           Schedule 3.18(a)(i) of the Company Disclosure Letter accurately lists all current employees of the Company and any Affiliate of the Company (including the Operating Subsidiary) as of the Agreement Date, and for each such employee, his or her: (i) job position, (ii) classification as full- time, part-time or seasonal, (iii) classification as exempt or non-exempt under applicable state or federal overtime  regulations, (iv) hourly rate of compensation or base salary (as applicable), (v) total 2010 compensation and expected 2011 compensation, (vi) target incentive compensation for 2011 (commission and/or bonus, as applicable), (vii) any other compensation or allowance, (viii) vacation accrual rate, (ix) accrued but unused vacation, (x) hours of work per week (for non-exempt and part-time employees), (xii) visa type (if any), (xiii) commencement date of  employment with the Company and (xiv) employing entity.  Schedule 3.18(a)(ii) of the Company Disclosure Letter accurately lists all independent contractors of  the  Company  and  any  Affiliate  of  the  Company  (including  the  Operating Subsidiary)  as  of  the Agreement Date, and for each such independent contractor, his or her: (w)   terms of compensation; (x) total 2010 compensation and expected 2011 compensation (including all payments  or  benefits of any type) received to date; (y) commencement date with the Company or any Affiliate of the  Company (including the Operating Subsidiary), as applicable, and (z) contracting entity.

(b)           Each of the Company and any Affiliate of the Company (including the Operating Subsidiary),  as  applicable,  has  correctly  classified  employees  as  exempt  employees  and  nonexempt employees  under  the  Fair  Labor  Standards  Act  and  other  Applicable  Law.All  employees  of  the Company and any Affiliate of the Company (including the Operating Subsidiary) are legally permitted to be employed by the Company or any Affiliate of the Company (including the Operating Subsidiary), as applicable, in the jurisdiction in which such employee is employed in their current job capacities for the maximum period  permitted by Applicable Law.   All independent contractors providing services to the Company or any Affiliate  of  the Company (including the Operating Subsidiary) have been properly classified as independent contractors for purposes of federal and applicable state tax laws, laws applicable to employee benefits and other Applicable Law.  Neither the Company nor any Affiliate of the Company (including the Operating Subsidiary) has any employment or consulting Contracts currently in effect that are not terminable at will (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

(c)           The Company, the Operating Subsidiary, to the extent applicable, and each of its respective Affiliates and ERISA Affiliates: (i) are, and at all times have been, in compliance in all material  respects with all Applicable Laws respecting employment, employment practices, terms and conditions of employment and wages and hours, including the health care continuation requirements of the  Consolidated   Omnibus  Budget  Reconciliation  Act  of  1985,  as  amended  (“COBRA”),  the requirements of the Family and Medical Leave Act of 1993, as amended (“FMLA”), the requirements of the Health Insurance Portability and Accountability Act of 1996, as amended (“HIPAA”) and any similar provisions of state law; (ii) have withheld and reported all amounts required by Applicable Law or by Contract to be withheld and reported with respect to compensation, wages, salaries and other payments to employees or consultants of the Company; (iii) are not liable for any arrears of wages or any taxes or any penalty for failure to comply with any Applicable Law; and (iv) are not liable for any payment to any trust or  other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, social security or any other applicable social insurance, or other benefits or obligations for employees of the Company or any Affiliate of the Company (including the Operating Subsidiary) (other than routine payments to be made in the Ordinary Course of Business). There are no pending or, to the  Knowledge of the Company, threatened claims or Legal Proceedings against  the  Company,  the  Operating  Subsidiary  or  any  Affiliate  of  the  Company  or  the  Operating Subsidiary under any worker’s compensation policy or long-term disability policy.

(d)           Neither the Company nor any Affiliate of the Company (including the Operating Subsidiary) is now, or has ever been, subject to a union organizing effort.  Neither the Company nor any Affiliate  of  the Company (including the Operating Subsidiary) is subject to any collective bargaining agreement with  respect to any of its employees, subject to any other Contract with any trade or labor union, employees’ association or similar organization, or subject to any current labor disputes.  To the Knowledge of the Company, no employee of the Company nor any Affiliate of the Company (including the Operating Subsidiary) presently intends to terminate his or her employment with the Company or any Affiliate of the Company, as applicable,  and  no employee of the Company nor any Affiliate of the Company (including the Operating Subsidiary) has  received an offer to join a business that may be competitive with the Company Business.

(e)           Neither the Company nor any Affiliate of the Company (including the Operating Subsidiary) has been a party to any action, or received written notice of any threatened action, in which the  Company or any Affiliate of the Company, as applicable, was, or is, alleged to have violated any Contract or  Applicable Law relating to employment, including, but not limited to, equal opportunity, discrimination, retaliation, harassment, immigration, wages, hours, unpaid compensation, classification of employees as exempt from overtime or minimum wage laws, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and/or privacy rights of employees.

(f)           In the past two years, there has been no “mass layoff,” “employment loss,” or “plant  closing” as defined by the Workers Adjustment and Retraining Notification Act (the “WARN Act”) or any other Applicable Law in respect of the Company or any Affiliate of the Company (including the Operating Subsidiary) nor has the Company or any Affiliate of the Company (including the Operating Subsidiary) been  affected by any transaction or engaged in any lay-offs or employment terminations sufficient in number to trigger application of any such law.

(g)           No employee or consultant of the Company nor any Affiliate of the Company (including the Operating Subsidiary) is in material violation of (i) any term of any employment or consulting Contract or (ii) any term of any other Contract or any restrictive covenant relating to the right of any such  employee or consultant to be employed by or to render services to the Company or any Affiliate of the  Company (including the Operating Subsidiary) or to use trade secrets or proprietary information of others. The  employment of any employee or engagement of any consultant by the Company or any Affiliate of the Company (including the Operating Subsidiary) does not subject it to any Liability to any third party.

(h)                    Schedule 3.18(h) of the Company Disclosure Letter contains an accurate and complete list as of the Agreement Date of each Company Employee Plan and each Company Employee Agreement  (collectively,  the  “Company  Benefit  Arrangements”  and  each  a  “Company  Benefit Arrangement”).Neither the Company nor any Affiliate of the Company (including the Operating Subsidiary)  intends  to  nor  has  it  committed  to  establish  or  enter  into  any  new  Company  Benefit Arrangement, or to modify any Company Benefit Arrangement (except to conform any such Company

Benefit Arrangement to the requirements of any Applicable Law, in each case as previously disclosed to Parent in writing or as required by this Agreement).

(i)           The Company has provided to Parent: (i) correct and complete copies of all documents setting forth the terms of each Company Benefit Arrangement, including all amendments thereto and all related trust documents; (ii) the three most recent annual reports (Form Series 5500 and all schedules  and  financial  statements  attached  thereto),  if  any,  required  under  ERISA  or  the  Code  in connection  with  each  Company  Benefit  Arrangement;  (iii)  if  the  Company  Benefit  Arrangement  is subject to the minimum funding standards of Section 302 of ERISA, the most recent annual and periodic accounting of Company Benefit  Arrangement assets; (iv) the most recent summary plan description together with the summaries of material modifications thereto, if any, required under ERISA with respect to each Company Benefit Arrangement; (v) all  material written Contracts relating to each Company Benefit Arrangement, including administrative service agreements and group insurance contracts; (vi) all written materials provided to any current or former employee, independent contractor or director of the Company, the Operating Subsidiary or any Affiliate of the Company or the Operating Subsidiary relating to any Company Benefit Arrangement and any proposed Company Benefit Arrangements, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events that would result in any liability to the Company, the Operating  Subsidiary  or  any  Affiliate  of  the  Company  or  the  Operating  Subsidiary;  (vii)   all correspondence to or from any Governmental Body relating to any Company Benefit Arrangement; (viii) all COBRA forms and related notices; (ix) all insurance policies in the possession of the Company, the Operating Subsidiary or any Affiliate of the Company or the Operating  Subsidiary pertaining to fiduciary liability insurance covering the fiduciaries for each Company Benefit Arrangement; (x) all discrimination tests required under the  Code for each Company Benefit Arrangement intended to be qualified under Section  401(a)  of  the  Code  for  the  three  most  recent  plan  years;  and  (xi)  the  most  recent  IRS determination or opinion letter issued with respect to each Company Benefit Arrangement intended to be qualified under Section 401(a) of the Code.

(j)           Each Company Benefit Arrangement has been established and maintained in compliance in all material respects with its terms and with the requirements prescribed by any and all Applicable  Law that is applicable to such Company Benefit Arrangement, including ERISA and the Code.    The  Company and each Affiliate of the Company (including the Operating Subsidiary) have performed in all material respects all obligations required to be performed by them under each Company Benefit Arrangement and are not in default or violation in any material respect of, and to the Knowledge of the Company there are no defaults or violations in any material respect by any other party to, the terms of any Company Benefit Arrangement.   Each such Company Benefit Arrangement that is intended to qualify under Section 401(a) of the Code has received a favorable opinion, advisory, notification and/or determination letter, as applicable, as to its qualified  status under the Code, and nothing has occurred since the date of such letter that would adversely affect such favorable determination.  No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to  any Company Benefit Arrangement.  There is no claim, suit, administrative proceeding, action or other litigation pending, or, to the Knowledge of the Company, threatened (other than routine claims for benefits), against any Company Benefit Arrangement or against the assets of any Company Benefit Arrangement.  Each Company Benefit Arrangement can be amended, terminated or otherwise discontinued after the Closing in accordance with its  terms,  without  liability  to  Parent,  the  Company  or  any  ERISA  Affiliate  (other  than  ordinary administration expenses).  There is no audit, inquiry, administrative proceeding, or action pending or, to the Knowledge of the Company, threatened by the IRS, U.S. Department of Labor (“DOL”), or any other Governmental Authority with respect to any Company Benefit Arrangement.  Neither the Company nor any  ERISA  Affiliate  has  ever  incurred  any  penalty  or  tax  with  respect  to  any  Company  Benefit Arrangement under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.  No Company

Benefit Arrangement shall be subject to any surrender fees or services fees upon termination other than the normal and reasonable administrative fees associated with the termination of benefit plans.

(k)           None of the Company, the Operating Subsidiary, any Affiliate of the Company or the  Operating  Subsidiary  nor  any  of  their  respective  current  or  former  ERISA  Affiliates  has  ever maintained, established, sponsored, participated in, or contributed to any: (i) pension plan subject to Title IV of ERISA; (ii) a  “multiemployer plan” within the meaning of Section (3)(37) of ERISA; (iii) a “multiple employer plan” as defined in Section 413(c) of the Code; (iv) a plan subject to the minimum funding standards of Section 412 of  the Code or Section 302 of ERISA; or (v) a plan maintained in connection with any trust described in Section  501(c)(9) of the Code.None of the Company, the Operating Subsidiary nor any Affiliate of the Company or the Operating Subsidiary has ever maintained, established, sponsored, participated in or contributed to, any  Company Benefit Arrangement in which stock of the Company, the Operating Subsidiary or any Affiliate of  the Company or the Operating Subsidiary is or was held as a plan asset.

(l)           All  contributions  due  from  the  Company  or  any  Affiliate  of  the  Company (including the Operating Subsidiary) with respect to any of the Company Benefit Arrangements have been  made  or  have  been  accrued  on  the  Company’s  financial  statements  (including  the  Company Financial Statements), and no further contributions shall be due or shall have accrued thereunder as of the Closing Date (other  than contributions accrued in the Ordinary Course of Business, after the Balance Sheet Date as a result of the operations of the Company after the Balance Sheet Date).  All contributions due from the Company or any Affiliate of the Company (including the Operating Subsidiary) with respect to any Company Benefit Arrangement qualified under Section 401(a) of the Code and containing a Code Section 401(k) cash or deferred arrangement or any similar provisions of any other Applicable Law have been timely made.   All claims as of the Closing Date made under  any self-insured Company Benefit Arrangement that is an “employee welfare benefit plan” as defined in Section 3(1) of ERISA (whether or not subject to ERISA) have been paid or, if not paid, will be timely paid by the Company.

(m)           Neither the Company nor any Affiliate of the Company (including the Operating Subsidiary) has ever had, nor will it have, any material Liability to any employee or to any organization or any other entity as a result of the termination of any employee leasing arrangement.

(n)           There  has  been  no  amendment  to,  written  interpretation  or  announcement (whether or not written) by the Company or any Affiliate of the Company (including the Operating Subsidiary) relating to, or change in employee participation or coverage under, any Company Benefit Arrangement  that  would  increase  materially  the  expense  of  maintaining  such  Company  Benefit Arrangement above the level of the expense incurred in respect thereof during the calendar year 2009 (other  than  increased  insurance  premiums),  except  any  such  amendments  that  are  required  under Applicable Law.

(o)           Unless  otherwise  indicated  in  Schedule  3.18(o)  of  the  Company  Disclosure Letter, neither the Company nor any Affiliate of the Company (including the Operating Subsidiary) is a party to any  Company Benefit Arrangement:   (i) with any   current or former employee, consultant or advisor of the Company or any Affiliate of the Company (including the Operating Subsidiary) (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Affiliate of the Company (including the Operating Subsidiary) in the nature of the Merger or  any  of the other transactions contemplated by this Agreement or any Company Ancillary Agreement, (B) providing any term of employment or compensation guarantee, or (C) providing severance benefits or other benefits after the termination of employment of such employee (including death or medical benefits, whether or  not insured, with respect to any former or current employer or any spouse or dependent of any such employee) regardless of the reason for such termination of employment other than as required by COBRA (or similar state laws); or (ii) the benefits of which shall be increased, or the vesting of benefits of which shall be accelerated, by the occurrence of the Merger or any of the other transactions contemplated by this Agreement, or any event subsequent to the Merger, or the value of any of  the benefits of which shall be calculated on the basis of any of the transactions contemplated by this Agreement.  Neither the Company nor any Affiliate of the Company (including the Operating Subsidiary) has any obligation to pay any material amount or provide any material benefit to any former employee or officer, other  than obligations (1) for which the Company has established a reserve for such amount on the Company Balance Sheet and (2) pursuant to Contracts entered into after the Balance Sheet Date and disclosed on Schedule 3.18(o) of the Company Disclosure Letter.

(p)           Other than as disclosed on Schedule 3.18(p) of the Company Disclosure Letter, neither  the  Company  nor  any  Affiliate  of  the  Company  (including  the  Operating  Subsidiary)  has established any  compensation and benefit plan that is maintained or is required to be maintained or contributed to by the law or applicable custom or rule of the relevant jurisdiction, outside of the United States.

(q)           There are no unwritten policies, practices or customs or any other contracts, undertakings or agreements of the Company or any Affiliate of the Company (including the Operating Subsidiary) that, by extension, could reasonably be expected to entitle any employee to benefits in addition to what such employee is entitled by applicable legal requirements or under the terms of such employee’s employment Contract.

(r)           As  of  the  Agreement  Date,  there  are  no  payments  that  would  constitute Indemnifiable Closing Employee Payments and, as of the Closing Date, there will be no payments that would constitute Indemnifiable Closing Employee Payments.

3.19           Corporate Documents.  The Company has provided to Parent for examination by posting prior to the Agreement Date in the virtual data room maintained by the Company and as to which Parent and its representatives have been provided full access all documents listed in the Company Disclosure Letter (including any Schedule thereto).

3.20           Transaction  Fees. Except for the fees  set  forth  on  Schedule  3.20  of  the  Company Disclosure Letter, none of the Company, the Operating Subsidiary nor any Affiliate of the Company or the Operating Subsidiary is obligated for the payment of any fees or expenses of any investment banker, broker, finder or similar party in connection with the origin, negotiation or execution of this Agreement or in connection with the Merger or any other transaction contemplated by this Agreement.  The legal and accounting advisors, and any  other persons, to whom the Company currently expects to owe fees and expenses that will constitute Transaction Fees are set forth on Schedule 3.20 of the Company Disclosure Letter, and other than the Transaction Fees that will be due to the entities set forth on Schedule 3.20 of the Company Disclosure Letter, there are no Transaction Fees.

3.21           Books and Records.

(a)           The books, records and accounts of the Company and the Operating Subsidiary (i) are in all material respects true, complete and correct, (ii) have been maintained in accordance with good business practices on a basis consistent with prior years, and (iii) accurately and fairly reflect the basis for the Company Financial Statements.

(b)           The minute books of the Company and the Operating Subsidiary previously provided to Parent or its counsel accurately and adequately reflect in all material respects all actions previously  taken by the stockholders, the Company Board and the board of directors of the Operating Subsidiary.

(c)           Schedule 3.21(c) of the Company Disclosure Letter sets forth the names and locations of all banks, trust companies, savings and loan associations and other financial institutions at which the Company and the Operating Subsidiary maintains accounts of any nature and the names of all Persons authorized to draw thereon or make withdrawals therefrom.

3.22           Insurance.   The Company maintains the policies of insurance and bonds set forth in Schedule 3.22(a) of the Company Disclosure Letter, including all legally required workers’ compensation and other insurance, correct and complete copies of which have been provided to Parent.  The Operating Subsidiary maintains the policies of insurance and bonds set forth in Schedule 3.22(b) of the Company Disclosure Letter, including all legally required workers’ compensation and other insurance, correct and complete copies of which have been provided to Parent.  Schedules 3.22(a) and 3.22(b) of the Company Disclosure Letter set forth the name of the insurer under each such policy and bond, the type of policy or bond, and the coverage amount thereunder.  There is no material claim pending under any of such policies or bonds as to which coverage has been  questioned,  denied or disputed by the underwriters of such policies or bonds.  All premiums due and payable under all such policies and bonds have been timely paid, and the Company and the Operating Subsidiary, as  applicable, is otherwise in compliance in all material respects with the terms of such policies and bonds.  All such policies and bonds remain in full force and effect, and the Company has no Knowledge of any threatened  termination of, or material premium increase with respect to, any of such policies or bonds.

3.23           Environmental Matters.

(a)           The Company and the Operating Subsidiary and their respective predecessors and  Affiliates  are  in  material  compliance  with  all  Environmental  Laws  (as  defined  below),  which compliance includes the possession by the Company and the Operating Subsidiary of all Governmental Permits  and  other   governmental  authorizations  required  under  Environmental  Laws  and  material compliance with the terms and conditions thereof. Neither the Company nor the Operating Subsidiary has received any written notice or other  written communication, whether from a Governmental Authority, citizens groups, employee or otherwise, that alleges that the Company or the Operating Subsidiary is not in  compliance  with  any  Environmental  Law,  and  to  the  Knowledge  of  the  Company,  there  are  no circumstances that may prevent or interfere with the  compliance  by the Company or the Operating Subsidiary with any current Environmental Law in the future.   To the Knowledge of the Company, no current or prior owner of any property leased or possessed by the Company or the Operating Subsidiary has received any written notice or other written communication, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company or the Operating Subsidiary is not in compliance with any Environmental Law.  All Governmental Permits held by the Company or the Operating Subsidiary pursuant to any Environmental Law (if any) are identified in Schedule 3.23 of the Company Disclosure Letter.

(b)           For purposes of this Section 3.23:  (i) “Environmental Law” means any federal, provincial, state or local statute, law, regulation, guideline, rule, standard or other legal requirement relating to  pollution or protection of human health or the environment (including ambient air, surface water, ground water,  land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern or otherwise relating  to  the  manufacture,  processing,  distribution,  use,  treatment,  storage,  disposal,  transport  or handling  of  Materials  of  Environmental  Concern;  and  (ii) “Materials  of  Environmental  Concern” include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is currently regulated by an Environmental Law or that is otherwise a danger to health, reproduction or the environment.

3.24           No Existing Discussions.  Neither the Company nor the Operating Subsidiary nor, to the Knowledge of the Company, any director, officer, stockholder, employee or agent (or any investment banker, broker, finder or similar party) of the Company or the Operating Subsidiary is engaged, directly or  indirectly,  in  any  discussions  or  negotiations  with  any  third  party  relating  to  any  Alternative Transaction.

3.25           Customers and Suppliers.

(a)           The Company Offerings or Services are only provided to third parties under the terms of the warranty described in Schedule 3.25(a) of the Company Disclosure Letter.

(b)           Neither the Company nor the Operating Subsidiary currently has or previously has had, any material disputes concerning its services with any customer of the Company or the Operating Subsidiary, and the Company has no Knowledge of any material dissatisfaction on the part of any such customer or any facts or  circumstances that would lead to such material dissatisfaction.   Each such customer is listed on Schedule 3.25(b) of the Company Disclosure Letter.  Neither the Company nor the Operating Subsidiary has received written or, to the Knowledge of the Company, oral notice from any customer that such customer shall not  continue as a customer of the Company or that such customer intends  to  terminate  or  materially  modify  existing  Contracts  with  the  Company  (or  the  Surviving Corporation or Parent).

(c)           Neither the Company nor the Operating Subsidiary has, and has not had, any material dispute concerning products and/or services provided by any supplier who, in the twelve months preceding the Balance Sheet Date, was one of the 10 largest suppliers of products and/or services to the Company  or  the  Operating  Subsidiary,  based  on  amounts  paid  or  payable  (each,  a  “Significant Supplier”), and the  Company has no Knowledge of any material dissatisfaction on the part of any Significant Supplier or any facts or circumstances that would lead to such material dissatisfaction.  Each Significant  Supplier  is  listed  on  Schedule  3.25(c)  of  the  Company  Disclosure  Letter.Neither  the Company nor the Operating Subsidiary has received any written notice from any Significant Supplier that such supplier shall not continue as a supplier to the Company or the Operating Subsidiary, as applicable, or that such supplier intends to terminate or materially modify existing Contracts with the Company or the Operating Subsidiary (or the  Surviving Corporation or Parent).Each of the Company and the Operating  Subsidiary  has  access,  on  commercially  reasonable  terms,  to  all  products  and  services reasonably  necessary to carry on the Company Business, and the Company has no Knowledge of any reason why it will not continue to have such access on commercially reasonable terms.

3.26           Accounts Receivable.   Schedule 3.26 of the Company Disclosure Letter sets forth an accurate and complete aging of the Company’s accounts receivable as of the date hereof in the aggregate and by customer.  All such accounts receivable derive from bona fide sales transactions entered into in the Ordinary Course of  Business  and are payable on the terms and conditions set forth in the applicable Contract.Schedule  3.26  of  the  Company  Disclosure  Letter  sets  forth  such  amounts  of  accounts receivable as of the date hereof that are  subject to asserted claims by, and any other disputes with, customers and reasonably detailed information  regarding asserted claims made within the last year, including the type and amounts of such claims.

3.27           Affiliates.  Schedule 3.27 of the Company Disclosure Letter sets forth a true, correct and complete list of the names and addresses of each Person who the Company has reasonably and in good faith determined is an Affiliate of the Company or the Operating Subsidiary as of the date hereof.

3.28           Foreign Corrupt Practices Act.  Neither the Company nor the Operating Subsidiary nor, to the Knowledge of the Company, any of its directors, officers, agents or employees has, for or on behalf of  the  Company  or  the  Operating  Subsidiary  (i) used  any  funds  for  unlawful  contributions,  gifts, entertainment or other unlawful expenses relating to political activity; (ii) made, authorized, promised or offered to make any unlawful payments of money or other things of value to foreign government officials or employees or related parties, or to foreign political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iii) knowingly made any other payments in violation of Applicable Law.

3.29           Sufficiency of Company Offerings.   As of the date of this Agreement, the Company Offerings are, and as of immediately following the Closing will be, sufficient for the operation of the Company Business, as more fully set forth in the Company Business Plan, without giving effect to any changes in the conduct of the Company Business by, or caused by, Parent and its Affiliates.

3.30           Disclosure.  This Agreement (including its exhibits and schedules and the Company Disclosure Letter) does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company that the statements contained in this Article 4 are true and correct on and as of the Agreement Date and shall be true and correct at all times until the Effective Time:

4.1           Organization and Good Standing.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own, operate  and  lease its properties and to carry on its business as now conducted and as presently proposed to be  conducted.   Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Each of Parent and Merger Sub is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the  nature of its activities makes such qualification or licensing necessary, except where the failure to be so  qualified or licensed would not individually or in the aggregate be material to Parent’s or Merger Sub’s ability to consummate the Merger or to perform their respective  obligations  under  this Agreement,  the  Parent  Ancillary  Agreements  and  the Merger  Sub Ancillary Agreements.Parent has made available to the Company  true and complete copies of the currently effective certificate of incorporation and bylaws of Parent (via the SEC’s EDGAR system) and Merger Sub, each as amended to date.  Neither Parent nor Merger Sub is in violation of its certificate of incorporation or bylaws, each as amended to date.

4.2           Power, Authorization and Validity.

(a)           Power and Authority.  Parent has all requisite corporate power and authority to enter  into, execute, deliver and perform its obligations under this Agreement and each of the Parent Ancillary  Agreements and to consummate the Merger.   The execution, delivery and performance by Parent of this Agreement, each of the Parent Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby have been duly and validly approved and authorized by all necessary corporate  action on the part of Parent.   Merger Sub has all requisite corporate power and authority to enter into, execute, deliver and perform its obligations under this Agreement and each of the Merger  Sub  Ancillary  Agreements  and  to  consummate  the  Merger.The  execution,  delivery  and performance by Merger Sub of this Agreement, each of the Merger Sub Ancillary Agreements and all other agreements, transactions and actions contemplated hereby or thereby have been duly and validly approved and authorized by all necessary corporate action on the part of Merger Sub.

(b)           No Consents.   No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority, or any other Person, governmental or otherwise, is necessary or required to be made or obtained by Parent or Merger Sub to enable Parent and Merger Sub to lawfully execute and deliver, enter into, and perform its obligations under this Agreement, each of the Parent Ancillary Agreements and each of the Merger Sub Ancillary Agreements or to consummate the Merger, except for such consents, approvals, orders, authorizations, registrations, declarations and filings, if any, that if not made or obtained by Parent or Merger Sub would not be material to Parent’s or Merger Sub’s ability to consummate the Merger or to perform their respective obligations under this Agreement, the Parent Ancillary Agreements and the Merger Sub Ancillary Agreements.

(c)           Enforceability.  This Agreement has been duly executed and delivered by Parent and Merger Sub.  This Agreement and each of the Parent Ancillary Agreements are, or when executed by Parent shall be, valid and binding obligations of Parent, enforceable against Parent in accordance with their  respective  terms,  subject  to  the  effect  of  (i) applicable  bankruptcy,  insolvency,  reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies. This Agreement and each of the Merger Sub Ancillary Agreements are, or when executed by Merger Sub shall be, valid and binding obligations of Merger Sub, enforceable against Merger Sub in accordance with their  respective  terms,  subject  to  the  effect  of  (i) applicable  bankruptcy,  insolvency,  reorganization, moratorium or other similar laws now or hereafter in effect relating to rights of creditors generally and (ii) rules of law and equity governing specific performance, injunctive relief and other equitable remedies.

4.3           No Conflict.   Neither the execution and delivery of this Agreement, any of the Parent Ancillary Agreements or any of the Merger Sub Ancillary Agreements by Parent or Merger Sub, nor the consummation of the Merger or any other transaction contemplated hereby or thereby, shall conflict with, or (with or without notice or  lapse of time, or both) result in a termination, breach, impairment or violation of, or constitute a default under:  (a) any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, each as currently in effect; (b) any Applicable Law applicable to Parent, Merger Sub or any of their respective material assets or properties; or (c) any Contract to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective material assets or properties are bound, except in the cases of clauses (b) and (c) where such conflict, termination, breach, impairment, violation or default would not be material to Parent’s or Merger Sub’s ability to consummate the Merger or to perform their respective obligations under this Agreement, the Parent Ancillary Agreements and the Merger Sub Ancillary Agreements.

4.4           Interim Operations of Merger Sub.   Merger Sub was formed by Parent solely for the purpose  of  engaging  in the  transactions  contemplated  by  this  Agreement,  has  engaged  in  no  other business activities and has conducted its operations only as contemplated by this Agreement.  Merger Sub has no liabilities and, except for a subscription agreement pursuant to which all of its authorized capital stock was issued to Parent, is not a party to any agreement other than this Agreement and agreements with respect to the appointment of registered agents and similar matters.

ARTICLE 5
COMPANY COVENANTS

During the time period from the Agreement Date until the earlier to occur of (a) the Effective Time  or  (b) the  termination  of  this  Agreement  in  accordance  with  the  provisions  of  Article 8,  the Company covenants and agrees with Parent as follows:

5.1           Advise of Changes.   The Company shall promptly advise Parent in writing of (a) any event occurring subsequent to the Agreement Date that would render any representation or warranty of the Company contained in Article 3 untrue or inaccurate such that the condition set forth in Section 7.2(a) would not be satisfied,  (b) any breach of any covenant or obligation of the Company pursuant to this Agreement or any Company  Ancillary Agreement such that the condition set forth in Section 7.2(b) would not be satisfied, (c) any Material Adverse Change in the Company or the Operating Subsidiary, or (d) any change, event, circumstance, condition or effect that would reasonably be expected to result in a Material Adverse Effect on the Company or cause any of the conditions set forth in Section 7.2 not to be satisfied; provided, however, that the delivery of any notice  pursuant to this Section 5.1 shall not be deemed to amend or supplement the Company Disclosure Letter and shall not limit the right of Parent or any Parent Indemnified Person to indemnification under Article 9 hereof, or any right of Parent not to consummate the Merger in accordance with Section 7.1 or 7.2, as applicable, with respect to any matters disclosed pursuant to this Section 5.1.

5.2           Maintenance of Business.

(a)           The Company shall use commercially reasonable efforts to carry on and preserve the  Company Business and its business relationships with customers, advertisers, suppliers, employees and  others  with  whom  the  Company or  the  Operating Subsidiary  has  contractual  relations.If  the Company becomes aware of any deterioration in the relationship with any customer, key advertiser, key supplier  or  employee  of  the  Company  or  the  Operating  Subsidiary,  it  shall  promptly  bring  such information  to   Parent’s  attention  in  writing  and,  if  reasonably  requested  by  Parent,  shall  exert commercially reasonable efforts to promptly restore the relationship.

(b)           The Company shall (i) pay all of its debts and Taxes (and any debts and Taxes of the Operating Subsidiary) when due and (ii) pay or perform its other Liabilities when due.

(c)           The  Company  shall  use  commercially  reasonable  efforts  to  assure  that  each Contract  to which the Company or the Operating Subsidiary is a party that is entered into after the Agreement Date will not require the procurement of any consent, waiver or novation or provide for any material  change in the obligations of any party in connection with, or terminate as a result of the consummation of, the Merger.

(d)           The Company shall continue to collect accounts receivable and pay accounts payable with respect to the Company Business in the Ordinary Course of Business.

5.3           Conduct of Business.  The Company shall continue to conduct the Company Business in the Ordinary Course of Business and the Company shall not and shall cause the Operating Subsidiary not to, without Parent’s prior written consent:

(a)           incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person or issue or sell any debt securities or guarantee any debt securities of another Person;

(b)           (i) lend any money, other than reasonable and normal advances to employees for bona fide expenses that are incurred in the Ordinary Course of Business, (ii) make any investments in or capital contributions to, any Person, (iii) forgive or discharge in whole or in part any outstanding loans or advances, or (iv) prepay any indebtedness;

(c)           except as specifically contemplated by this Agreement, enter into any Company Material  Contract, violate, terminate, amend or otherwise modify or waive any of the terms of any Company Material Contract, or enter into any material transaction or take any other action, in each case not in the Ordinary Course of Business;

(d)           place  or  allow  the  creation  of  any  Encumbrance  (other  than  a  Permitted Encumbrance) on any of its assets or properties;

(e)           sell, lease, license, transfer or dispose of any assets material to the Company

Business (except for sales or licenses of products in the Ordinary Course of Business);

(f)           enter into any Company Material Contract outside of the Ordinary Course of Business  for the purchase, sale, license or lease of any property, whether real or personal, tangible or intangible;

(g)           except as specifically contemplated by this Agreement, (i) hire any additional officers,  (ii) hire any other employees, or any consultants or independent contractors outside of the Ordinary Course  of  Business, (iii) pay any bonus, increase the salary of, or pay or agree to pay any severance or other special  remuneration to any officer, director, employee or consultant outside of the Ordinary Course of Business, (iv) amend or enter into any employment or consulting Contract with any Person  outside  of  the  Ordinary  Course  of  Business,  or  (v) adopt  or  amend  any  Company  Benefit Arrangement, employee or compensation benefit plan,  including any stock purchase, stock issuance or stock option plan, or amend any compensation, benefit,  entitlement, grant or award provided or made under any such plan (except in each case as required under ERISA or other Applicable Law or, as to any Company Benefit Arrangement intended to qualify under Section 401(a) of  the Code, as necessary to maintain the qualified status of such plan under the Code);

(h)           change any of its accounting methods;

(i)           declare, set aside or pay any cash or stock dividend or other distribution (whether in cash, stock or property) in respect of its capital stock, or redeem, repurchase or otherwise acquire any of its capital stock or other securities (except for the repurchase of stock from its employees, directors, consultants or contractors in  connection with the termination of their services at the original purchase price of such stock), or pay or distribute any cash or property to any of its stockholders or securityholders or make any other cash payment to any of its stockholders or securityholders in their capacity as such;

(j)           terminate, waive or release any material right or claim;

(k)           issue, sell, create or authorize any shares of its capital stock of any class or series or any other of its securities, or issue, grant or create any warrants, obligations, subscriptions, options, convertible securities, or other commitments to issue shares of its capital stock or any securities that are potentially  exchangeable for, or convertible into, shares of its capital stock, other than the issuance of shares of Company  Common Stock pursuant to the exercise of Company Options outstanding on the Agreement Date and the issuance of the new RSUs expressly contemplated by Section 5.11;

(l)           subdivide, split, combine or reverse split the outstanding shares of its capital stock of any class or series or enter into any recapitalization affecting the number of outstanding shares of its capital stock of any class or series or affecting any other of its securities;

(m)           merge, consolidate or reorganize with, acquire, or enter into any other business combination with any corporation, partnership, limited liability company or any other entity (other than Parent or Merger Sub), acquire any portion of the assets of any such entity, or enter into any negotiations, discussions or agreement for such purpose, or form any Subsidiary;

(n)           amend its certificate of incorporation or bylaws;

(o)           license any of the Company Intellectual Property to a third Person (other than end  user  license agreements and terms of use entered into in the Ordinary Course of Business on Company’s  applicable standard form agreement without material changes) or acquire any Intellectual Property rights (or any license thereto) from any third party (other than non-exclusive inbound end user licenses of generally commercially available software with license fees under $5,000 and nondisclosure, employment and independent contractor agreements entered into in the Ordinary Course of Business on Company’s applicable standard form agreement without material changes);

(p)           change or alter any insurance coverage;

(q)           (i) settle or compromise any claim, notice, audit report or assessment in respect of  Taxes  or agree to any audit assessment by any Tax authority, (ii) amend any material Tax Return unless copies  of such amendment have first been delivered to Parent for its review and approval at a reasonable time prior to filing, (iii) except as required by Applicable Law (or pursuant to this Agreement), make or change any material  election in respect of Taxes or adopt, revoke or change any material accounting method in respect of Taxes, (iv) enter into any Tax allocation, sharing or indemnity agreement or closing agreement relating to Taxes, or (v) consent to any extension or waiver of the limitation period applicable to any material claim or assessment in respect of Taxes;

(r)           except  as  required  by  this  Agreement,  modify  or  change  the  exercise  or conversion rights or exercise or purchase prices of any of its capital stock, any of its stock options or other securities, or accelerate or otherwise modify (i) the right to exercise any option or other right to purchase any of its capital stock or other securities or (ii) the vesting or release of any shares of its capital stock or other securities from any repurchase options or rights of refusal held by it or any other party or any other restrictions;

(s)           (i) initiate any litigation, action, suit, proceeding, claim or arbitration or (ii) settle or agree to settle any litigation, action, suit, proceeding, claim or arbitration;

(t)           (i) pay, discharge or satisfy, in an amount in excess of $5,000 in any one case or $10,000 in the aggregate, any Liability arising otherwise than in the Ordinary Course of Business, other than (1) the payment, discharge or satisfaction of Liabilities reflected or reserved against in the Company Balance Sheet and (2) the payment, discharge or satisfaction of Transaction Fees, or (ii) make any capital expenditures, capital additions or capital improvements;

(u)           materially change the manner in which it extends warranties, discounts or credits to customers; or

(v)           (i) agree  to  do  any  of  the  things  described  in  the  preceding  clauses (a)-(u), (ii) take or agree to take any action which would reasonably be expected to make any of the Company’s representations or warranties contained in this Agreement materially untrue or incorrect, or (iii) take or agree to take any action which would reasonably be expected to prevent the Company from performing or cause the Company not to  perform one or more covenants required hereunder to be performed by the Company.

For purposes of this Section 5.3, “Company Material Contract” includes any Contract arising subsequent to the date of this Agreement that would have been required to be listed on the Company Disclosure Letter pursuant to Section 3.11, Section 3.13 or Section 3.15 had such Contract been in effect on the date of this Agreement.

5.4           Regulatory Approvals.   The Company shall promptly execute and file, or join in the execution and filing of, any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether federal, state, local or foreign, which  may be required in connection with the consummation of the Merger and the other transactions contemplated by this Agreement or any Company Ancillary Agreement.  The Company shall promptly inform Parent of any communication between the Company or the Operating Subsidiary and any Governmental Authority regarding any of the transactions contemplated hereby.  The Company shall consult  with  and  cooperate  with  Parent  in  advance  of  any  written  or  oral  communication  to  any Governmental Authority.  The Company shall use commercially reasonable efforts to resolve questions or objections, if any, by any Governmental Authority.

5.5           Approval of Company Stockholders.

(a)           As soon as reasonably practicable, and in any event within two Business Days following  the  date  hereof,  the  Company  will  deliver  to  the  Company  Stockholders  an  information statement (the “Information Statement”) in form and substance reasonably acceptable to Parent and its representatives,  which shall solicit the approval of this Agreement and the Merger by the Company Stockholders. The Company shall use commercially reasonable efforts to solicit and obtain the consent of Company Stockholders sufficient in number to adopt this Agreement and approve the Merger in order to enable the Closing to occur as  promptly as practicable and shall include in the Company Information Statement the Company Board Recommendation.  The Company will give Parent and its representatives reasonable opportunity to review and  comment on the Information Statement and the Company will consider  in  good  faith  any  comments  that  Parent  or  its  representatives  have  with  respect  to  the Information Statement.  The Company shall promptly inform Parent of the date on which the Information Statement  was  sent.Whenever  any  event  occurs  which  should  be  set  forth  in  an  amendment  or supplement to the Information Statement, the Company or Parent, as  the case may be, will promptly inform the other of such occurrence and cooperate in making any appropriate amendment or supplement, and/or mailing to the Company Stockholders, such amendment or supplement.

(b)           In connection with the solicitation of written consents from its stockholders to adopt this Agreement and approve the principal terms of the Merger, the Company shall furnish to Parent, as soon as practicable upon the delivery and effectiveness of the written consents, a schedule that sets forth (i) the name of each Company Stockholder who has executed and delivered a written consent to the Secretary of the Company, (ii) the number of shares of Company Common Stock owned of record by each such Company Stockholder, and (iii) the number of such shares with respect to which such written consent was delivered to the Secretary of the Company if different from the number of shares disclosed pursuant to the foregoing clause (ii).

(c)           Immediately  following  the  execution  and  delivery  of  this  Agreement,  the Company shall deliver a signed written consent of each Company Stockholder listed on Schedule 5.5(c), which written consent adopts this Agreement and approves the Merger.

5.6           Necessary Consents.  The Company shall use commercially reasonable efforts to obtain prior to the Closing such consents and authorizations of third parties, give notices to third parties and take such other actions as may be necessary or appropriate in order to effect the consummation of the Merger and the other transactions  contemplated by this Agreement, to enable the Surviving Corporation (or

Parent) to carry on the Company Business immediately after the Effective Time and to keep in effect and avoid the breach, violation of, termination of, or adverse change to, any Contract to which the Company or the Operating Subsidiary is a party, including the consents, authorizations, notices and actions which are listed on Schedule 5.6.

5.7           Litigation.  The Company shall notify Parent in writing promptly after learning of any material  claim, action, suit, arbitration, mediation, proceeding or investigation by or before any court, arbitrator or arbitration panel, board or governmental agency, initiated by or against it, or known by the Company or the Operating Subsidiary to be pending or threatened against the Company, the Operating Subsidiary or any of their  respective officers, directors, employees or stockholders in their capacity as such.

5.8           No Other Negotiations.

(a)           The  Company  shall  not,  and  shall  not  authorize,  encourage  or  permit  the Operating  Subsidiary  or  any  of  the  Company’s  or  the  Operating  Subsidiary’s  officers,  directors, employees,  stockholders,  Affiliates,  agents,  advisors  (including  any  attorneys,  financial  advisors, investment bankers or accountants) or other representatives (collectively, “Company Representatives”) to,  directly  or indirectly:   (a) solicit, initiate, or knowingly encourage, facilitate or induce the making, submission or  announcement of any inquiry, offer or proposal from any Person (other than Parent) concerning any Alternative Transaction; (b) furnish any nonpublic information regarding the Company or the Operating Subsidiary to any Person (other than Parent and its agents and advisors) in connection with or in response to any inquiry, offer or proposal for or regarding any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating that the Company is subject to this Section 5.8); (c) enter into, participate in, entertain, maintain or  continue any discussions or negotiations with any Person (other than Parent and its agents and advisors) with respect to any Alternative Transaction (other than to respond to such inquiry, offer or proposal by indicating  that  the Company is subject to this Section 5.8); (d) otherwise cooperate with, facilitate or encourage any effort  or attempt by any Person (other than Parent and its agents and advisors) to effect any Alternative Transaction; or (e) execute, enter into  or  become  bound  by  any  letter  of  intent,  memorandum  of  understanding,  other  Contract  or understanding between the Company or the Operating Subsidiary and any Person (other than Parent) that is related to, provides for or concerns any Alternative Transaction (each, an “Alternative Transaction Agreement”); provided, however, that nothing contained in this Section 5.8 or any other provision of this Agreement prohibits the Company or the Company Board from making such disclosure to the Company Stockholders as, in the good faith judgment of the Company Board, after receiving advice from its outside counsel, is required under Applicable Law in order to comply with its fiduciary duties.  If any Company Representative, whether in his or her capacity as such or in any other capacity, takes any action that the Company is obligated  pursuant to this Section 5.8 to cause such Company Representative not to take, then  the  Company  shall  be   deemed  for  all  purposes  of  this  Agreement  to  have  breached  this Section 5.8(a).

(b)           Upon execution of this Agreement, the Company shall, and it shall cause the Company Representatives to, immediately terminate any existing activities, discussions, solicitations or negotiations with any Third Party conducted previously with respect to any Alternative Transaction. Notwithstanding any of the foregoing restrictions set forth in this Section 5.8, nothing in this Agreement prevents the Company or the Company Board from furnishing (or causing to be furnished), prior to, but not after, the time the Stockholder Approval is obtained with respect to adoption of this Agreement and approval of the Merger, information concerning its business, properties or assets, which information is not of  greater  scope,  area  or  detail  than  was  provided  to  Parent,  to  any  Third  Party  pursuant  to  a confidentiality agreement with terms and conditions substantially similar to those of the NDA, and may negotiate and participate in discussions and negotiations with such Third Party who has made a bona fide,

written Alternative Transaction Proposal, but only if:   (w) such Alternative Transaction Proposal was made after the date of this Agreement (it being understood that such a Transaction Proposal made after the date of this Agreement by a Third Party who has made an Alternative Transaction Proposal prior to the date of this Agreement is considered a new Alternative Transaction Proposal made after the date of this Agreement); (x) none of the Company, the Operating Subsidiary or the Company Representatives has solicited,  initiated,  or  knowingly  facilitated  or  encouraged  any  Alternative  Transaction  Proposal,  or otherwise  directly  or  indirectly  violated   this  Section 5.8;  (y) such  Third  Party  has  submitted  an Alternative Transaction Proposal that the Company Board has determined (after consulting with outside legal  counsel)  either  (i)  constitutes  a  Superior  Proposal  or  (ii)  is  more  favorable  to  the  Company Stockholders from a financial point of view than the Merger and is reasonably likely to lead to a Superior Proposal; and (z) the Company Board determines in good faith, after receiving advice from its outside counsel, that such action is required to discharge the Company Board’s fiduciary duties to the Company Stockholders under Applicable Law.  The Company shall not release or permit the release of any Third Party from, or waive or permit the waiver of any provision of, any confidentiality, standstill or similar agreement to which the Company is a party or under which the Company has any rights.  The Company shall notify Parent in writing within 24 hours after receipt by the Company or the Operating Subsidiary (or, to the Knowledge of the Company, by any of the Company Representatives) of any inquiry, offer or proposal that constitutes an Alternative Transaction, or any other notice that any Person is considering making an Alternative Transaction, or any request for nonpublic information relating to the Company or the Operating Subsidiary or for access to any of the properties, books or records of the Company or the Operating Subsidiary by any Person or Persons other than Parent (which notice shall identify the Person or Persons making, or considering making, such inquiry, offer or proposal) in connection with a potential Alternative Transaction and shall keep Parent fully informed of the status and details of any such inquiry, offer or proposal and any correspondence or communications related thereto and shall provide to Parent a correct and complete copy of such inquiry, offer or proposal and any amendments, correspondence and communications related thereto, if it is in writing, or a written summary of the material terms thereof, if it is not in writing.  The Company shall provide Parent with 48 hours prior written notice (or such lesser prior notice as is provided to the members of the Company Board or the board of  directors of the Operating Subsidiary, as applicable) of any meeting of the Company Board or the board of directors of the Operating Subsidiary, as applicable, at which the Company Board or the board of directors of  the Operating Subsidiary, as applicable, is reasonably expected to consider any Alternative Transaction.  The Company shall, and shall cause each Company Representative to, immediately cease and cause to be terminated  any  and  all  existing  activities,  discussions  and  negotiations with any Persons conducted heretofore  with   respect  to  an  Alternative  Transaction.Within  twenty-four  (24) hours  after  any determination by the Company Board that an Alternative Transaction Proposal constitutes a Superior Proposal, the Company shall deliver to Parent and Merger Sub a written notice advising them of such determination, specifying the terms and conditions of such Superior Proposal and the identity of the Third Party making such Superior Proposal, and providing Parent and Merger Sub with a copy of the Superior Proposal.\

(c)           The Company Board shall not (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (ii) approve or recommend, or propose to approve or recommend, any Alternative Transaction Proposal or (iii) enter into  any  an  Alternative  Transaction  Agreement  (other  than  a  confidentiality  agreement  expressly permitted by and in accordance with this Section 5.3).  Notwithstanding the foregoing, prior to, but not after, the Stockholder Approval is obtained with respect to the adoption of this Agreement and approval of the Merger, the Company Board may make a change in the Company Board Recommendation in a manner adverse to Parent or Merger Sub (including, for such purpose, a withdrawal of such Company Board Recommendation) (a “Change in Company Recommendation”) and/or approve or recommend a Superior Proposal, and the Company may enter into an Alternative Transaction Agreement with respect to a  Superior  Proposal  in  connection  with  the  termination  of  this  Agreement,  in  each  case  if  (A) the

Company has received a Superior Proposal which is pending at the time the Company determines to take such action, (B) the Company Board has determined in good faith, after receiving advice from its outside counsel, that such action is required to discharge the Company Board’s fiduciary duties to the Company Stockholders under Applicable Law and (C) at least three Business Days have passed following Parent’s receipt of an Adverse  Recommendation Notice, and Parent does not make an offer within such three Business Day period that is at least as favorable to the Company Stockholders as the Superior Proposal, as concluded by the Company Board  in  its good faith judgment, after consultation with its financial advisors and receiving advice from its outside  counsel (it being agreed that the Company Board shall convene a meeting to consider any such offer by Parent promptly following receipt of such offer and that the Company Board shall not withhold, withdraw or modify the Company Board Recommendation until the earlier of the receipt of Parent’s revised offer or three Business Days after receipt by Parent of the Adverse Recommendation Notice).

5.9           Access to Information.  Subject to Applicable Law and reasonable notice, the Company shall  allow Parent and its agents and advisors access at reasonable times to the files, books, records, technology, Contracts, personnel and offices of the Company and the Operating Subsidiary, including any and all information relating to the Taxes, Contracts, Liabilities, financial condition and real, personal and intangible property of the  Company and the Operating Subsidiary, subject to the terms of the Mutual Nondisclosure Agreement between the Company and Parent dated February 18, 2011 (the “NDA”).  The Company shall cause its accountants to cooperate with Parent and Parent’s agents and advisors in making available all financial information reasonably requested by Parent and its agents and advisors, including the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

5.10           Satisfaction of Conditions Precedent.  The Company shall use commercially reasonable efforts to satisfy or cause to be satisfied all the conditions precedent set forth in Sections 7.1 and 7.2, and the Company shall use commercially reasonable efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement as soon as reasonably practicable.

5.11           New  Company  Grants. Prior  to  the  Effective  Time,  the  Company  Board  and  the Company Stockholders shall take all action necessary to cause the applicable Company Stock Plan to be amended in a form prescribed by Parent (subject to the approval of the Company, which approval shall not be unreasonably withheld), so as to permit the Company to issue the New RSUs to those employees of the Company listed in Schedule 5.11 under terms prescribed by Parent (subject to the approval of the Company, which approval shall not be unreasonably withheld), and following such amendment (but in all events prior to the Effective Time), to cause the issuance of the New RSUs to occur in accordance with such amended Company Stock Plan and in the manner contemplated by this Section 5.11 and shall be evidenced by an award agreement in a form prescribed by Parent.  All such New RSUs shall be issued on the terms and conditions and in such amounts to each of the individual employees of the Company or the Operating Subsidiary as set forth on such Schedule 5.11.

5.12           Equity Acknowledgments.  Prior to the Effective Time, the Company shall have obtained acknowledgments from the Company Securityholders set forth on Schedule 5.12 acknowledging the equity securities held by the Company Securityholders as of immediately prior to the Reverse Merger, if any, and as of immediately prior to the Effective Time, if any, and releasing Parent and the Company from any claims relating thereto.

5.13           Notices to Company Securityholders and Employees.

(a)           The Company shall timely provide to the Company Securityholders all advance notices  required to be given to such Company Securityholders in connection with this Agreement, the Merger and the  transactions contemplated by this Agreement under the Certificate of Incorporation or bylaws of the Company, the Company Stock Plans, or other applicable Contracts and under Applicable Law.

(b)           The Company shall give all notices and other information required to be given by the Company and the Operating Subsidiary to the employees of the Company, any collective bargaining unit representing any group of employees of the Company, and any applicable Governmental Authority under the  WARN Act, the National Labor Relations Act, as amended, the Code, COBRA and other Applicable Law in connection with the transactions contemplated by this Agreement or other applicable Contracts.

5.14           Closing  Certificates. The  Company  shall  prepare  and  deliver  to  Parent  a  draft Spreadsheet,  Closing  Net  Working  Capital  Certificate,  Closing  Employee  Payments  Certificate  and Closing  Transaction Fees Certificate not later than three Business Days prior to the scheduled Closing Date.   The  Company shall provide to Parent copies of the documents or instruments evidencing the amounts set forth on  any such drafts and the Company shall consider in good faith any comments or proposed changes to such  documents and certificates that may be suggested by Parent in the period following delivery thereof but prior to the Closing.

5.15           Disclosure of the Transaction.  The Company shall not make any public announcement relating to this Agreement or the transactions contemplated hereby, other than filing an Item 1.01 Form 8- K on the SEC’s EDGAR system.  The Company shall not file such Item 1.01 Form 8-K on the SEC’s EDGAR system without first providing the Item 1.01 Form 8-K to Parent for its review and comment and without obtaining the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed).  The Company shall provide Parent with the Item 1.01 Form 8-K for Parent’s review no later than the third Business Day following the Agreement Date and Parent shall provide its written consent to the filing of the Item 1.01 Form 8-K no later than the fourth Business Day following the Agreement Date.

ARTICLE 6
PARENT COVENANTS

During the time period from the Agreement Date until the earlier to occur of (a) the Effective Time or  (b) the termination of this Agreement in accordance with the provisions of Article 8, Parent covenants and agrees with the Company as follows:

6.1           Advise of Changes.   Parent shall promptly advise the Company in writing of (a) any event occurring subsequent to the Agreement Date that would render any representation or warranty of Parent or  Merger Sub contained in Article 4 untrue or inaccurate such that the condition set forth in Section 7.3(a) would not be satisfied, or (b) any breach of any covenant or obligation of Parent or Merger Sub  pursuant  to  this  Agreement,  any  Parent  Ancillary  Agreement  or  any  Merger  Sub  Ancillary Agreement such that the condition set forth in Section 7.3(b) would not be satisfied.

6.2           Regulatory Approvals.  Parent shall promptly execute and file, or join in the execution and filing of, any application, notification or other document that may be necessary in order to obtain the authorization, approval or consent of any Governmental Authority, whether foreign, federal, state, local or municipal, which may  be required in connection with the consummation of the Merger and the other transactions  contemplated  by  this  Agreement,  any  Parent  Ancillary  Agreement  or  any  Merger  Sub

Ancillary Agreement.  Parent shall use commercially reasonable efforts to obtain all such authorizations, approvals and consents and shall pay any associated filing fees payable by Parent with respect to such authorizations,   approvals   and   consents.Parent   shall   promptly   inform   the   Company   of   any communication  between  Parent  and  any  Governmental  Authority  regarding  any  of  the  transactions contemplated hereby.  Parent shall use commercially reasonable efforts to resolve questions or objections, if any, of any Governmental Authority.  Notwithstanding anything in this Agreement to the contrary, if any administrative or judicial action or proceeding is instituted (or threatened in writing to be instituted) challenging any transaction  contemplated by this Agreement as violative of any Applicable Law, it is expressly understood and agreed that neither Parent nor any of its Subsidiaries or Affiliates shall be under any obligation to: (a) litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent; or (b) make proposals, execute  or  carry  out  agreements  or  submit  to  orders  providing  for  (i) the sale,  divestiture  or  other disposition or holding separate (through the  establishment of a trust or otherwise) of any assets or categories of assets of Parent, any of its Subsidiaries or Affiliates (including the Surviving Corporation) or the Company, or the holding separate of the shares of Company Capital Stock or (ii) the imposition of any limitation on the ability of Parent or any of its Subsidiaries or  Affiliates to freely conduct their business or own such assets or to acquire, hold or exercise full rights of  ownership of the shares of Company Capital Stock.

6.3           Satisfaction of Conditions Precedent. Parent shall use its commercially reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Sections 7.1 and 7.3, and Parent shall use its commercially reasonable efforts to cause the Merger and the other transactions contemplated by this Agreement to be consummated in accordance with the terms of this Agreement as soon as reasonably practical.

6.4           Indemnification of Company Directors and Officers.

(a)           If the Merger is consummated, then until the sixth anniversary of the Effective Time, Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company to its present and former directors and officers (the “Company Indemnified Parties”) pursuant to indemnification agreements with the Company in effect on the Agreement Date and pursuant to the Company’s Certificate of  Incorporation or bylaws, in each case, in effect on the Agreement Date (the “Company  Indemnification  Provisions”),  with  respect  to  claims  arising  out  of  acts  or  omissions occurring at or prior to the Effective Time which are asserted after the Effective Time.  Any claims for indemnification made under this Section 6.4(a) on or prior to the sixth anniversary of the Effective Time shall survive such anniversary until the final resolution thereof.  However, the foregoing covenants under this Section 6.4(a) shall not apply to (i) any claim or matter that relates to a willful or intentional breach of a representation, warranty or covenant made by the Company in connection with this Agreement or the transactions contemplated hereby or (ii) any claim based on a claim for indemnification made by a Parent Indemnified Person pursuant to Article 9.  In the event of breach of the representation set forth in the last sentence of Section 3.6, this Section 6.4(a) shall be terminated with respect to any claim not disclosed in Schedule 3.6 of the Company Disclosure Letter. For the avoidance of doubt, and  notwithstanding any provision to the contrary contained in the Company Indemnification Provisions, no Company Indemnified Party shall be entitled to coverage under any Parent director and officer insurance policy or errors and omissions policy unless such Company Indemnified Party is separately eligible for coverage under such policy pursuant to Parent’s policies and procedures and the terms of such insurance policy.

(b)           Prior to the Effective Time, the Company may purchase tail insurance coverage for the  Company’s directors and officers in a form reasonably acceptable to the Company and Parent which shall provide such directors and officers with coverage for no more than six years following the Effective Time (the “Insurance Coverage”), provided that the full cost and all premiums associated with such Insurance Coverage are paid in a lump sum by the Company prior to or at the Closing and are included as a Transaction Fee.  Parent shall maintain (or cause the Surviving Corporation to maintain) such Insurance Coverage in full force and effect, and continue to honor the obligations thereunder during the term thereof; provided, however, that neither Parent nor the Surviving Corporation shall be required to pay any amounts with respect to such Insurance Coverage, including any additional amounts to maintain such Insurance Coverage.

(c)           This Section 6.4 shall survive the consummation of the Merger, is intended to benefit each Company Indemnified Party, shall be binding on all successors and assigns of the Surviving Corporation and Parent, and shall be enforceable by the Company Indemnified Parties.

6.5           Treatment of Company Options and RSUs.

(a)           Treatment of Options and Related Matters.

(i)           Termination of Company Options.  At the Effective Time, each Vested Company Option and each Unvested Company Option shall terminate and be cancelled at the Effective Time.  With respect to any such cancelled Company Option (or portion thereof) that is a Vested Company Option, the holder of such Vested Company Option shall be entitled to receive a cash payment (subject to all applicable withholding) equal to the product of (x) the number of shares of Company Common Stock that were issuable upon exercise of such Vested Company Option immediately prior to the Effective Time multiplied by (y) an amount equal to (1) the Per Share Amount minus (2) the per share exercise price for the shares of Company Common Stock  that  would have been issuable upon exercise of such Vested Company Option immediately prior to the Effective Time (with the understanding that, for purposes of this clause, if there are different exercise prices for different Company Options held by the same holder, separate calculations shall be made for each exercise price).   Notwithstanding the foregoing and for the avoidance of doubt, to the extent the per share exercise price for the shares of Company Common Stock that would have been issuable upon exercise of such Vested Company  Option  is greater than the Per Share Amount, the Vested Company Option shall be terminated and cancelled at the Effective Time and no cash payment shall be made.  The Vested Company Options shall be exchanged for a cash payment in the manner provided in Section 2.5.   As promptly as practicable following the Effective Time,  Parent shall deliver letters of transmittal or other exchange documentation to be executed by each holder of “in- the-money” Vested Company Options in the form attached hereto as Exhibit D (the “Vested Option Letter of Transmittal”).  Each holder of “in-the-money” Vested Company Options who delivers a duly completed and validly executed Vested Option Letter of Transmittal shall promptly receive that portion of the Total Consideration which such holder has the right to receive pursuant to the terms of this Agreement with respect to their Vested Company Options.  For purposes of clarity, no payment shall be made with respect to (1) any Company Option (whether vested or unvested) so terminated and cancelled with a per share exercise price that equals or exceeds  the  amount of the Per Share Amount, or (2) any Unvested Company Option.

(ii)           Company Action.  The Company shall, prior to the Effective Time, take (or cause to be taken) such actions, and shall obtain all such consents, as may be required to effect the foregoing provisions of this Section 6.5(a).

(iii)           Acceleration.   The Company will not take any action to accelerate the vesting of any Company Options beyond what is contractually provided as of the date of this Agreement (including those  change of control agreements and arrangements identified in Schedule 3.4(b)-1 of the Company Disclosure Letter).  For the avoidance of doubt, any employee of the Company who does not accept an offer of employment from Parent shall retain any vesting acceleration set forth in his or her Company Employee Agreement.

(b)           Registration of Assumed RSUs.  Parent will use commercially reasonable efforts to cause Parent Common Stock issuable upon vesting of the Assumed RSUs to be registered with the SEC on Form S-8 no later than 90 days following the Effective Time, will exercise commercially reasonable efforts to maintain the effectiveness of such registration statement for so long as such Assumed RSUs remain outstanding and will maintain a sufficient number of reserved shares of Parent Common Stock for issuance upon exercise or vesting, as applicable, thereof.

(c)           Treatment of Assumed RSUs.  At the Effective Time, each outstanding award of such New RSUs shall be assumed by Parent (the “Assumed RSUs”) and shall be converted into a new award covering a number of shares of Parent Common Stock equal to the product of (rounded down to the next whole number of shares of Parent Common Stock) (i) the number of shares of Company Common Stock covered by the New RSU  award immediately prior to the Effective Time multiplied by (ii) the Equity Exchange Ratio.   Each Assumed  RSU shall otherwise continue to have, and be subject to, the same terms and conditions (including the vesting arrangements and other terms and conditions set forth in the applicable Company Stock Plan and the applicable restricted stock unit or other agreement) as are in effect immediately prior to the Effective Time, except that Parent shall have any and all amendment and administrative authority with respect to such Assumed RSU (subject, in the case of any amendment, to any required consent of the affected holder of such Assumed RSU).

6.6           Continuing Employees.

(a)           Parent shall use commercially reasonable efforts to cause each employee of the Company or the Operating Subsidiary who shall continue in employment with the Surviving Corporation or Parent following the Closing to be given full credit for his or her period of continuous service with the Company or the Operating Subsidiary prior to the Effective Time for purposes of eligibility to participate, vesting, and benefit accrual in Parent’s health, welfare and other benefit programs and for determining the accrual rate of benefits, including the vacation or paid-time off accrual rate.

(b)           The Company and Parent acknowledge and agree that the provisions contained in this Section 6.6 with respect to employees are included for the sole benefit of the respective parties and shall  not  create  any  right  in  any  other  Person,  including  any  employees,  former  employees,  any participant in any  Company Benefit Arrangement or any beneficiary thereof or any right to continued employment with the Company, Parent or any Affiliate of the Company or Parent, nor shall require the Company or any Affiliate of  the Company to continue or amend any particular benefit plan after the consummation of the transactions contemplated by this Agreement for any employee or former employee of the Company or any Affiliate of the Company, and any such plan may be amended or terminated in accordance with its terms and Applicable Law.

ARTICLE 7
CONDITIONS TO CLOSING OF MERGER

7.1           Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each  party to this Agreement to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

(a)           Governmental Approvals.  Other than the filing of the Certificate of Merger in accordance  with  the  terms  of  Section 2.3,  all  authorizations,  consents,  orders  or  approvals  of,  or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Authority shall have been filed, occurred or been obtained.

(b)           Company   Board   and   Stockholder   Approval. The   Board   Approval   and tockholder Approval shall have been obtained and remain in full force and effect.

(c)           No  Injunctions  or  Restraints;  Illegality.  No  temporary  restraining  order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or  regulatory action, restraint or prohibition preventing or challenging the consummation of the Merger or limiting or restricting the conduct or operation of the business of the Company by Parent after the Merger shall have been issued, nor shall any proceeding brought by a domestic administrative agency or  commission  or  other  domestic  Governmental  Authority  or  other  third  party,  seeking  any  of  the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the  Merger  which makes the consummation of the Merger illegal.

7.2           Additional Conditions to Obligations of Parent and Merger Sub.  The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of each of the following conditions, any of which may be waived in writing exclusively by Parent and Merger Sub:

(a)           Representations and Warranties.  As of the date of this Agreement and (except to the  extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, all representations and warranties of the Company set forth in this Agreement shall be true and correct in all respects (without regard to any qualifications therein as to materiality or Material Adverse Effect), except for such failures to be true and correct as of the Closing Date as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided that notwithstanding the  foregoing, the Specified Representations shall be true and correct (without regard to any qualifications therein as to materiality or Material Adverse Effect) as of the Closing Date in all material respects; and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

(b)           Performance  of  Obligations  of  the  Company. The  Company  shall  have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer of the Company to such effect.

(c)           Government Consents.  There shall have been obtained at or prior to the Closing Date  such permits or authorizations, and there shall have been taken all such other actions by any Governmental Authority or other regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, as may be required to consummate the Merger.

(d)           No Material Adverse Effect.  From and after the date of this Agreement, there shall not have occurred any event and no circumstance shall exist which, alone or together with any one or more other  events or circumstances has had, is having or would reasonably be expected to have a Material Adverse Effect on the Company.

(e)           Stockholder  Approval;  Dissenting  Stockholders. The  Company  shall  have received Stockholder Approval from the holders of at least 95% of the Company Capital Stock.  Holders of not  more than 5% of the issued and outstanding Company Capital Stock (on as as-converted to Company Common Stock basis) as of immediately prior to the Effective Time shall have elected to, or continue to have contingent rights to, exercise appraisal rights under Delaware Law as to such shares.

(f)           Escrow  Agreement.  The  Escrow  Agent  and  the  Representative  shall  have executed and delivered to Parent the Escrow Agreement and such agreement shall remain in full force and effect.

(g)           Employment  Matters.  (i) Each  of  the  Offer  Letters  executed  and  delivered concurrently with the execution of this Agreement shall remain in full force and effect; (ii) each of those individuals identified with a pound sign (#) on Schedule 7.2(g) and at least 90% of the total individuals identified  on Schedule 7.2(g) to whom Parent makes offers of employment shall have executed and delivered to Parent an offer letter, in form and substance reasonably satisfactory to Parent, which offer letter shall become effective as of the Effective Time, for the continued employment of such individual by Parent (or an Affiliate of Parent) or the Company following the Effective Time; and, in each case, none of the parties thereto that have executed an Offer Letter or other offer letter, as the case may be, shall have ceased to be employed by the  Company or the Operating Subsidiary or expressed to Parent or the Company an intention to terminate his or her employment with the Company or the Operating Subsidiary or to decline to be employed by Parent (or an Affiliate of Parent).

(h)           Noncompetition Agreements.  Each of the Noncompetition Agreements executed and delivered concurrently with the execution of this Agreement shall remain in full force and effect.

(i)           Holdback  Agreements. Each  of  the  Holdback  Agreements  executed  and delivered concurrently with the execution of this Agreement shall remain in full force and effect.

(j)           Consents. Parent shall have received duly executed copies of all third-party consents,  approvals,  assignments,  notices,  waivers,  authorizations  or  other  certificates  set  forth  in Schedule 5.6.

(k)           Termination, Modification or Satisfaction of Company Stockholder Documents and Rights.  Each of the agreements identified on Schedule 7.2(k) shall have been terminated, effective as of the Closing, in accordance with their respective terms, and the parties to the agreements identified on Schedule 7.2(k) shall have waived all of their respective rights thereunder, effective as of, and contingent upon, the Closing.

(l)           Resignations of Directors and Officers.  The persons holding the positions of a director or officer of the Company, in office immediately prior to the Effective Time, shall have resigned from such positions in writing effective as of the Effective Time.

(m)           Closing Certificates.

(i)           Closing Employee Payments Certificate.  Parent shall have received the Closing Employee Payments Certificate from the Company, provided, however, that such receipt shall not be deemed to be an agreement by Parent that the Closing Employee Payments Certificate is accurate and shall not diminish Parent’s remedies hereunder to be indemnified for Indemnifiable Closing Employee Payments.

(ii)           Closing Net Working Capital Certificate.  Parent shall have received the Closing Net Working Capital Certificate from the Company, provided, however, that such receipt shall not be deemed to be an agreement by Parent that the Closing Net Working Capital Certificate is accurate and shall not diminish Parent’s remedies hereunder if the Closing Net Working Capital Certificate is not accurate.

(iii)           Closing Transaction Fees Certificate.  Parent shall have received the Closing Transaction Fees Certificate from the Company, provided, however, that such receipt shall not be deemed to be an agreement by Parent that the Closing Transaction Fees Certificate is accurate and shall not  diminish  Parent’s  remedies  hereunder  to  be  indemnified  for  Indemnifiable  Closing  Employee Payments.

(n)           Spreadsheet. Parent shall have received the Spreadsheet from the Company; provided,  however,  that  such  receipt  shall  not  be  deemed  to  be  an  agreement  by  Parent  that  the

Spreadsheet is accurate and shall not diminish Parent’s remedies hereunder if the Spreadsheet is not accurate.

(o)           Good Standing Certificates. Parent shall have received a certificate of good standing or valid existence, as the case may be, from the Delaware Secretary of State, the Washington Secretary of State and the California Secretary of State.

(p)           FIRPTA.  Parent shall have received a properly executed statement, issued by the Company pursuant to Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3), and in form and substance reasonably satisfactory to Parent, certifying that interests in the Company, including shares of Company Capital Stock, do not constitute “United States real property interests” under Section 897(c) of the Code.

(q)           Issuance of the New RSUs.  The New RSUs shall have been issued in a manner acceptable to Parent in accordance with the terms of Section 5.11.

(r)           Company Options.   Each Company Optionholder shall have consented to the treatment of such Company Option that is contemplated by Section 6.5(a).

(s)           Company Warrants.  Each Company Warrantholder which holds a Company Warrant that does not automatically terminate by its terms as of the Effective Time shall have either exercised its Company Warrant or executed an agreement terminating such Company Warrant effective as of immediately prior to the Effective Time.

(t)           Unvested Company Shares.  Each holder of Unvested Company Shares shall have consented  pursuant to a written form acceptable to Parent to having the Per Share Amount paid in accordance with, and subject to the terms and conditions, of Section 2.1(c)(i).

(u)           Opinions of the Company’s Counsel.  Parent shall have received (i) an opinion dated the Closing Date of Wilson Sonsini Goodrich & Rosati, Professional Corporation, counsel to the Company, as to  the matters set forth on Exhibit C-1, and (ii) an opinion dated the Closing Date of Sichenzia Ross Friedman Ference LLP, counsel to the Company, as to the matters set forth on Exhibit C-2.

(v)           Intellectual  Property  Assignment.  Parent  shall  have  received  reasonably satisfactory evidence that each current and former employee and consultant of the Company and the Operating Subsidiary has executed an Invention Assignment Agreement.

(w)           Advisor Arrangements; Advisory Board.  The advisor arrangements set forth on Schedule 7.2(w) shall have been terminated, the Company’s advisory board shall have been dissolved, and there shall be no outstanding obligations with respect thereto.

(x)           Financial Advisor.   Parent shall have received an acknowledgment from GCA Savvion, in a form reasonably satisfactory to Parent, that as of the Closing Date, there is no basis for an indemnification claim against the Company by GCA Savvion pursuant to its engagement letter with the Company.

(y)           Offer Letters.  Each Company Employee who executes an Offer Letter will agree that the Offer Letter supersedes his or her original offer letter or similar arrangement with the Company and that such original offer letter or similar arrangement is of no further force or effect.

(z)           Post-Effective Amendment to Form S-8.  The Company shall have filed a post- effective  amendment  to  the  Form  S-8  Registration  Statement  filed  with  the  SEC  April  19,  2011 deregistering all securities then remaining unsold under the Form S-8 Registration Statement.

(aa)           Termination of Commission Agreements.  The commission agreements set forth on Schedule 7.2(aa) shall have been terminated to the satisfaction of Parent.

(bb)           Termination of Agreements.  The agreements set forth on Schedule 7.2(bb) shall have been terminated to the satisfaction of Parent.

7.3           Additional Conditions to Obligations of the Company.  The obligation of the Company to effect the Merger is subject to the satisfaction of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a)           Representations and Warranties.  The representations and warranties of Parent set forth in  this Agreement shall be true and correct in all respects, in each case as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except for such failures to be true and correct as of the Closing Date as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and the Company shall have received a certificate signed on behalf of Parent by a duly authorized officer of Parent to such effect.

(b)           Performance of Obligations of Parent and Merger Sub.  Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date; and the Company shall have received a certificate signed on behalf of Parent by a duly authorized officer of Parent to such effect.

(c)           Escrow  Agreement.  The  Escrow  Agreement  shall  have  been  executed  and delivered by Parent and the Escrow Agent and such Escrow Agreement shall remain in full force and effect.

ARTICLE 8
TERMINATION OF AGREEMENT

8.1           Termination by Mutual Consent.  This Agreement may be terminated at any time prior to the Effective Time by the mutual written consent of Parent and the Company.

8.2           Unilateral Termination.

(a)           Either  Parent  or  the  Company,  by  giving  written  notice  to  the  other,  may terminate this Agreement if a court of competent jurisdiction or other Governmental Authority shall have issued a final judgment or taken any action (and the appeal of such judgment or action has been denied) having the effect of permanently restraining or enjoining or otherwise prohibiting the Merger or any other material transaction contemplated by this Agreement.

(b)           Either  Parent  or  the  Company,  by  giving  written  notice  to  the  other,  may terminate this Agreement if the Merger shall not have been consummated by midnight California time on May  31,   2011;  provided,  however,  that  the  right  to  terminate  this  Agreement  pursuant  to  this Section 8.2(b)  shall  not  be  available  to  any  party  whose  breach  of  a  representation  or  warranty  or covenant made under this  Agreement by such party results in the failure of any condition set forth in Article 7 to be fulfilled or satisfied on or before such date.

(c)           Either  Parent  or  the  Company,  by  giving  written  notice  to  the  other,  may terminate this Agreement at any time prior to the Effective Time if the other has committed a breach of (i) any of its representations and warranties under Article 3 or Article 4, as applicable, or (ii) any of its covenants  under  Article 5  or  Article 6,  as  applicable,  and  (x) has  not  cured  such  breach  within  10 Business Days after the party seeking to terminate this Agreement has given the other party written notice of such  breach and its intention to terminate this Agreement pursuant to this Section 8.2(c) (provided, however, that no such cure period shall be available or applicable to any such breach which by its nature cannot be cured) and (y) if  not cured on or prior to the Closing Date, such breach would result in the failure of any of the conditions set forth in Article 7 to be fulfilled or satisfied; provided, however, that the right to terminate this Agreement under this Section 8.2(c) shall not be available to a party if the party is at that time in material breach of this Agreement.

(d)           Parent, by giving written notice to the Company, may terminate this Agreement at any time prior to the Closing if (i) any event has occurred or any circumstance exists which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected  to  have  a  Material  Adverse  Effect  on  the  Company,  (ii)  there  is  a  Change  in  Company Recommendation, (iii) a Superior Proposal is approved by the Company Board or (iv) the Company fails to provide Parent with the  Stockholder Approval within two Business Days following the Agreement Date.

(e)           The Company, by giving written notice to Parent, may terminate this Agreement at any time prior to the Stockholder Approval if (i) the Company Board receives a Superior Proposal, (ii) the Company Board has determined in good faith (after consultation with its outside legal counsel) that the failure to accept such Superior Proposal is inconsistent with the fiduciary duties of the members of the Company Board to the Company Stockholders under Applicable Law, (iii) the Company has complied in all material respects with Section 5.8 and (iv) prior to or concurrent with such termination, the Company pays the Company Termination Fee to Parent in accordance with Section 8.4.

8.3           Effect of Termination.   In the event of termination of this Agreement as provided in Section 8.2, this Agreement shall forthwith become void and there shall be no Liability or obligation on the part of  Parent, Merger Sub or the Company or their respective officers, directors, stockholders or Affiliates; provided, however, that (i) the provisions of this Section 8.3 and Section 8.4 and Article 11 shall remain in full force and effect and survive any termination of this Agreement and (ii) nothing herein shall relieve any party hereto from  Liability in connection with any breach of any of such party’s representations, warranties or covenants contained herein.

8.4           Company Termination Fee.  If this Agreement is terminated by the Company pursuant to Section 8.2(e) or by Parent pursuant to Section 8.2(d)(ii) or 8.2(d)(iii), then the Company shall pay to Parent (or as  directed by Parent), by wire transfer of same day funds, $1,200,000 (the “Company Termination Fee”) prior to or concurrently with such termination. In the event that the Company shall fail to pay the Company Termination Fee when due, the Company shall also be liable for the costs and expenses actually incurred or accrued by Parent (including fees and expenses of counsel) in connection with the collection under and enforcement of this Section 8.4.

ARTICLE 9
SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND REMEDIES, CONTINUING COVENANTS

9.1           Survival. If  the  Merger  is  consummated,  the  representations  and  warranties  of  the Company  contained  in  this  Agreement,  the  Company  Disclosure  Letter  and  the  certificates  of  the Company delivered pursuant to Section 7.2, shall survive the Effective Time and remain in full force and effect, regardless of any investigation or disclosure made by or on behalf of any of the parties to this Agreement, until the Expiration Date; provided, however, that the Specified Representations will remain operative and in full force and effect, regardless of any investigation or disclosure made by or on behalf of any of the parties to this Agreement, until 60 days following the expiration of the applicable statute of limitations; and provided, further, that no right to indemnification pursuant to this Article 9 in respect of any claim based upon any failure of a representation or warranty that is set forth in a Notice of Claim delivered prior to the applicable expiration date of such representation or warranty shall be affected by the expiration of such representation or warranty; and provided, further, that such expiration shall not affect the rights of any Parent Indemnified Person, under this  Article 9 or otherwise, to seek recovery of Damages arising out of any fraud, willful breach or intentional misrepresentation by the Company until the expiration of the applicable statute of limitations, if any.  The representations and warranties of Parent and Merger Sub contained in this Agreement and the certificates to be delivered pursuant to Section 7.3 shall  not  survive  the  Effective  Time  and  shall  terminate  at  the  Effective  Time.If  the  Merger  is consummated, all covenants of the parties (including the covenants set forth in Article 5 and Article 6) shall  expire and be of no further force or effect as of the Effective Time, except to the extent such covenants provide that they are to be performed after the Effective Time; provided, however, that no right to indemnification pursuant to this Article 9 in respect of any claim based upon any breach of a covenant set forth in a Notice of Claim delivered prior to the applicable expiration date shall be affected by the expiration of such covenant.

9.2           Agreement   to   Indemnify   by  Company  Indemnifying  Parties. Each   Company Indemnifying Stockholder (each, a “Company Indemnifying Party” and collectively, the “Company Indemnifying Parties”) shall severally (based on each such holder’s Pro Rata Share), and not jointly, indemnify and hold harmless Parent and its officers, directors, agents, representatives, stockholders and employees, and  each  person, if any, who controls or may control Parent within the meaning of the Securities Act or the Exchange Act (each hereinafter referred to individually as an “Parent Indemnified Person” and collectively as  the “Parent Indemnified Persons”) from and against any and all losses, reductions  in  value,  costs,  damages,   Liabilities,  interest  and  expenses  (including  reasonable  and documented out-of-pocket attorneys’ fees, other professionals’ and experts’ fees, costs of investigation and court costs (hereinafter collectively referred to as  “Damages”), actually suffered or incurred by Parent Indemnified Persons, directly or indirectly, to the extent arising out of or resulting from:

(a)           any failure of any representation or warranty made by the Company in this Agreement or the Company Disclosure Letter, to be true and correct as of the date of this Agreement or as of the Closing Date (as though such representation or warranty were made as of the Closing Date rather than the date of this Agreement, except in the case of any individual representation and warranty which by its terms speaks only as of a specific date or dates) and any failure of any representation or warranty made by the Company in a certificate delivered pursuant to Section 7.2(a) to be true and correct as of the date such certificate shall be delivered to Parent;

(b)           any breach of or default in connection with any of the covenants or agreements made by the Company in this Agreement;

(c)           any inaccuracies in the Spreadsheet;

(d)           any payments paid with respect to Dissenting Shares to the extent that such payments exceed the value of the amounts that otherwise would have been payable pursuant to Article 2 upon the exchange of the Dissenting Shares;

(e)           any Indemnifiable Closing Employee Payments; or

(f)           any Indemnified Taxes.

9.3           Limitations.

(a)           If the Merger is consummated, recovery from the Escrow Fund shall be the sole and exclusive remedy under this Agreement for the matters listed in clause (a) of Section 9.2, except in the case of (i) fraud, willful breach or intentional misrepresentation by the Company, or (ii) any failure of any of the Specified Representations to be true and correct.

(b)           In the case of (x) any failure of any of the Specified Representations to be true and correct, or (y) any claim for indemnification made pursuant to clauses (b) through (f) of Section 9.2, and  except  in  the  case  of  fraud,  willful  breach  or  intentional  misrepresentation,  each  Company Indemnifying Party  shall be liable for such holder’s Pro Rata Share of the amount of any Damages resulting therefrom up to the aggregate portion of the Total Consideration received or, in the case of the Holdback Employees, receivable by such Company Indemnifying Party pursuant to Article 2; provided, however, that the Parent Indemnified Persons shall be required to first exhaust the Escrow Fund prior to seeking further indemnification recourse directly  against the Company Indemnifying Parties.   Claims arising  out  of  fraud,  willful  breach  or  intentional  misrepresentation  shall  not  be  capped  under  this Agreement.

(c)           Notwithstanding  anything  contained  herein  to  the  contrary,  the  Company Indemnifying Parties will not be responsible for, and will not be required to indemnify any Parent Indemnified Person against, any Liabilities to the extent (but only to such extent) that such Liabilities are explicitly taken into account in the calculation of the Closing Net Working Capital Amount and the Total Consideration.   From and after the Effective Time, resort to indemnification under this Article 9 will be the exclusive right and remedy of the Parent Indemnified Persons for Damages under this Agreement.

(d)           Notwithstanding   anything   contained   herein   to   the   contrary,   no   Parent Indemnified  Person  may  receive  any  portion  of  the  Escrow  Fund  in  respect  of  any  claim  for indemnification that is made pursuant to clause (a) of Section 9.2 (other than claims which result from any failure of any Specified Representations) and which do not involve fraud, willful breach or intentional misrepresentation  by  the  Company,  unless  and  until  Damages  in  an  aggregate  amount  greater  than

$100,000  (the  “Basket”)  have  been  incurred,  paid  or  properly  accrued,  in  which  case  the  Parent Indemnified Persons may make claims for indemnification for all Damages, including the amount of the Basket.   In  determining the amount of any Damages in respect of the failure of any representation or warranty to be true  and correct as of any particular date, any materiality or Material Adverse Effect standard  and  any  Knowledge  qualification  contained  in  such  representation  or  warranty  shall  be disregarded;  provided,  however,  such  qualifications  shall  be  given  their  full  effect  for  purposes  of determining whether a breach has occurred.  Claims for indemnification made pursuant to (i) clause (a) of Section 9.2 with respect to Specified Representations, (ii) clauses (b)-(f) of Section 9.2 or (iii) involving fraud, willful breach or intentional misrepresentation by the Company shall not reduce the amount of the Basket applicable to subsequent claims for indemnification pursuant to clause (a) of Section 9.2.

(e)           Notwithstanding  the  foregoing  or  anything  to  the  contrary  set  forth  in  this Agreement,  the  Company  Indemnifying  Parties  shall  have  no  obligation  to  indemnify  any  Parent Indemnified Person for Damages related to or arising from any reduction of or limitation on use with respect to a net operating loss carry-forward or tax credit carry-forward of the Company or the Operating Subsidiary  attributable to a Pre-Closing Tax Period, except to the extent such reduction or limitation results in a Tax Liability for which any Parent Indemnified Person is entitled to indemnification under this Agreement.

(f)           Damages in each case shall be net of the amount of any Tax Benefit actually recognized by the applicable Parent Indemnified Person in the taxable year in which the Damages are incurred.   For purposes of the preceding sentence, a “Tax Benefit” shall mean an actual net reduction in Tax liability as a result of incurring the indemnifiable Damages attributable thereto, as such reduction is determined in good faith by the applicable Parent Indemnified Person.

(g)           Notwithstanding  anything  contained  herein  to  the  contrary,  (i)  the  Company Indemnifying Parties shall have no liability under this Article 9 for any punitive, special or indirect Damages (other than any such Damages payable to a third party pursuant to a Third-Party Claim) and (ii) “Damages”  shall  be  net  of  any  amounts  actually  recovered  by  a  Parent  Indemnified  Person  under applicable insurance policies with respect to such Damages in excess of the sum of (1) reasonable out-of- pocket costs and expenses relating to  collection under such policies and (2) any deductible associated therewith to the extent paid.

9.4           Notice of Claim.

(a)           As used herein, the term “Claim” means a claim for indemnification of Parent or any other Parent Indemnified Person for Damages under this Article 9.

(b)           Parent may give notice of a Claim under this Agreement, whether for its own Damages or for Damages incurred by any other Parent Indemnified Person, and Parent shall give written notice of a Claim executed by an officer of Parent (a “Notice of Claim”) to the Representative (with a copy to the Escrow Agent if the Claim involves recovery against the Escrow Fund) promptly after Parent becomes  aware  of  the   existence  of  any  potential  claim  by  an  Parent  Indemnified  Person  for indemnification from the Company Indemnifying Parties under this Article 9, arising from or relating to:

(i)           Any matter specified in Section 9.2; or

(ii)           the assertion, whether orally or in writing, against Parent or any other Parent  Indemnified  Person  of  a  claim,  demand,  suit,  action,  arbitration,  investigation,  inquiry  or proceeding brought by a third party against Parent or such other Parent Indemnified Person (in each such case, a  “Third-Party  Claim”) that is based on, arises out of or relates to any matter specified in Section 9.2.

9.5           Defense of Third-Party Claims.

(a)           Parent shall determine and conduct the defense or settlement of any Third-Party Claim,  and the costs and expenses incurred by Parent in connection with such defense or settlement (including  reasonable attorneys’ fees, other professionals’ and experts’ fees, costs of investigation and court or arbitration costs) shall be included in the Damages for which Parent may seek indemnification pursuant to a Claim made by any Parent Indemnified Person hereunder.

(b)           The Representative shall have the right to receive copies of all pleadings, notices and communications with respect to the Third-Party Claim to the extent that receipt of such documents by the  Representative does not affect any privilege relating to the Parent Indemnified Person and may participate in,  but not to determine or conduct, any defense of the Third-Party Claim or settlement negotiations with respect to the Third-Party Claim, all at the sole expense of the Representative.

(c)           No settlement of any such Third-Party Claim with any third party claimant shall be  determinative of the existence of or amount of Damages relating to such matter, except with the consent of the Representative, which consent shall not be unreasonably withheld, conditioned or delayed.

9.6           Contents  of  Notice  of  Claim.  Each  Notice  of  Claim  by  Parent  given  pursuant  to Section 9.4 shall contain the following information: that Parent or another Parent Indemnified Person has directly or indirectly incurred, paid or properly accrued or, in good faith, believes it shall have to directly or indirectly incur, pay or accrue, Damages in an aggregate stated amount arising from such Claim (which amount may be an estimated amount or may be the amount of Damages claimed by a third party in an action brought against any Parent Indemnified Person based on alleged facts, which if true, would give rise  to  Liability  for  Damages  to  such  Parent  Indemnified  Person  under  this Article 9);  and  a  brief description, in reasonable detail (to the extent reasonably available to Parent), of the facts, circumstances or events giving rise to the alleged Damages based on Parent’s good faith belief thereof, including the identity and address of any third-party claimant (to the extent reasonably available to Parent) and copies of any formal demand or complaint, the amount of Damages (to the extent known), or the basis for such anticipated Liability, and the specific nature of the breach to which such item is related.

9.7           Resolution of Notice of Claim.

(a)           Each Notice of Claim given by Parent shall be resolved as follows:

(i)           Uncontested  Claims. If,  within  30  days  after  a  Notice  of  Claim  is received by the Representative, the Representative does not contest such Notice of Claim in writing to Parent  (with a copy to the Escrow Agent if the Claim involves recovery against the Escrow Fund) as provided in  Section 9.7(a)(ii), the Representative shall be conclusively deemed to have consented, on behalf of all Company Indemnifying Parties, to the recovery by the Parent Indemnified Person of the full amount of Damages (subject to the limits contained in this Article 9) specified in the Notice of Claim in accordance with this Article 9, including  the forfeiture of all or a portion of the Escrow Fund, and, without further notice, to have stipulated to the  entry of a final judgment for damages against the Company Indemnifying Parties for such amount in any court having jurisdiction over the matter where venue is proper.

(ii)           Contested  Claims.  If  the  Representative  gives  Parent  written  notice contesting all or any portion of a Notice of Claim (a “Contested Claim”) (with a copy to the Escrow Agent)  within  the  30  day  period  specified  in Section 9.7(a)(i), then such Contested Claim shall be resolved by either (i) a written settlement agreement executed by Parent and the Representative (a copy of which  shall  be  furnished  to  the  Escrow  Agent)  or  (ii) in  the  absence  of  such  a  written  settlement agreement within 30 days following receipt by Parent of the written notice from the Representative, by binding litigation between Parent and the Representative in accordance with the terms and provisions of Section 9.7(b).

(b)           Litigation of Contested Claims.  Either Parent or the Representative may bring suit in the courts of the State of California and the Federal courts of the United States of America located within the County of Santa Clara in the State of California to resolve a Contested Claim.  The decision of the trial court as to the validity and amount of any claim in such Notice of Claim shall be nonappealable, binding  and  conclusive  upon  the  parties  to  this  Agreement  and  the  Company  Securityholders,  as applicable, and the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.  For purposes of this Section 9.7(b), in any suit hereunder in which any claim or the amount thereof stated in a Notice of Claim is at issue, the party seeking indemnification shall be deemed to be the non-prevailing party unless the trial court awards such party more than one-half of the amount in dispute; otherwise, the party from whom indemnification is sought shall be deemed to be the non-prevailing party.  The non-prevailing party to a suit shall pay its own expenses and the expenses, including attorneys’ fees and costs, reasonably  incurred by the other party to the suit.

9.8           Release of Remaining Escrow Fund.   As soon as reasonably practicable following the Expiration Date (but in no event more than five Business Days thereafter), Parent shall instruct the Escrow Agent to deliver to the Company Indemnifying Parties all of the Escrow Fund (if any) in excess of any amount of Escrow Fund that is necessary to satisfy all unresolved, unsatisfied or disputed Claims for Damages specified in any Notice of Claim delivered to the Representative before the Expiration Date. If any Claims are unresolved, unsatisfied or disputed as of the Expiration Date, then the Escrow Agent shall retain possession and custody of that portion of Escrow Fund that equals the total maximum amount of Damages then being claimed by Parent  Indemnified Persons in all such unresolved, unsatisfied or disputed Claims, and as soon as all such Claims have been resolved, the Escrow Agent shall deliver to the Company Indemnifying Parties all remaining Escrow Fund (if any) not required to satisfy such Claims.

9.9           Tax Consequences of Indemnification Payments.  All payments (if any) made to a Parent Indemnified Person pursuant to any indemnification obligations under this Article 9 will be treated as adjustments to the purchase price for Tax purposes and such agreed treatment will govern for purposes of this Agreement, unless otherwise required by law.

9.10           Appointment of Representative.

(a)           By voting in favor of the adoption of this Agreement and the consummation of the Merger or participating in the Merger and receiving the benefits thereof, each Company Indemnifying Party shall  be deemed to have approved the designation of and designates the Representative as the representative of the  Company Indemnifying Parties and as the attorney-in-fact and agent for and on behalf  of  each  Company  Indemnifying  Party  with  respect  to  claims  for  indemnification  under  this Article 9 and the taking by the  Representative of any and all actions and the making of any decisions required or permitted to be taken by the Representative under this Agreement and the Escrow Agreement, including the exercise of the power to: (a) give and receive notices and communications to or from Parent (on behalf of itself of any other Parent Indemnified  Person) and/or the Escrow Agent relating to this Agreement, the Escrow Agreement or any of the transactions and other matters contemplated hereby or thereby (except to the extent that this Agreement or the Escrow Agreement expressly contemplates that any such notice or communication shall be given or received by such holders individually); (b) authorize the release or delivery to Parent of all or a portion of the Escrow Fund in satisfaction of indemnification claims by Parent or any other Parent Indemnified Person pursuant to this Article 9 (including by not objecting  to  such  claims);  (c)  agree  to,  object  to,  negotiate,  resolve,  enter  into  settlements  and compromises   of,   demand   litigation   of,   and   comply   with   orders   of   courts   with   respect   to, (i) indemnification claims by Parent or any other Parent Indemnified Person pursuant to this Article 9 or (ii) any dispute between any Parent Indemnified Person and any such holder, in each case relating to this Agreement or the Escrow Agreement; (d) review and negotiate any items related to the post-Closing adjustments  contemplated  by  Section  2.8  hereof,  including  resolving  any  disputed  items  through negotiations  with  Parent;  and  (e)  take  all  actions  necessary  or  appropriate  in  the  judgment  of  the Representative for the accomplishment of the foregoing.   The Representative shall have authority and power to act on behalf of each Company Indemnifying Party with respect to the disposition, settlement or other handling of all claims under this Article 9 and all rights or obligations arising under this Article 9. The Company Indemnifying Parties shall be bound by all actions taken and documents executed by the Representative in connection with this Article 9, and Parent and other Parent Indemnified Persons shall be entitled to rely on any action or decision of the Representative.  The Representative shall only have the duties  expressly  stated  in  this  Agreement  and  shall  have  no  other  duty,  express  or  implied.The Representative   may   engage   attorneys,   accountants   and   other   professionals   and   experts.The Representative may in good faith rely conclusively upon information, reports, statements and opinions prepared or presented by such professionals, and any action taken by the Representative based on such reliance shall be deemed conclusively to have been taken in good faith.  The individual serving as the Representative may be replaced from time to time by the holders of a majority in interest of the Escrow

Fund then on deposit with the Escrow Agent upon not less than five Business Days prior written notice to Parent.No  bond  shall  be  required  of  the  Representative,  and  the  Representative  shall  receive  no compensation for his services, but the Representative will be reimbursed from the Representative Fund Amount for all Representative Expenses (as defined below).  Notices or communications to or from the Representative shall constitute notice to or from each of the Company Indemnifying Parties.

(b)           In performing the functions specified in this Agreement, the Representative shall not  be  liable  to  any  Company  Indemnifying  Party  in  the  absence  of  gross  negligence  or  willful misconduct on the part of the Representative.  Each Company Indemnifying Party shall severally (based on each such holder’s Pro Rata Share), and not jointly, indemnify and hold harmless the Representative from and against any loss, Liability or expense incurred without gross negligence or willful misconduct on the part of the Representative and arising out of or in connection with the acceptance or administration of his duties hereunder, including any out-of-pocket  costs and expenses and legal fees and other legal costs reasonably incurred by the Representative (together, the  “Representative Expenses”); provided, however, that the Representative shall first seek recovery from the Representative Fund Amount.  If the Representative Fund Amount is not sufficient to cover all such Representative Expenses, and if not paid directly to the Representative by the Company Indemnifying Parties, such Representative Expenses may be recovered by the Representative from the Escrow Fund in an amount otherwise distributable to the Company Indemnifying Parties (and not distributed or distributable to any Parent Indemnified Person or subject to a pending indemnification claim of any Parent Indemnified Person) following the Expiration Date, at the time of distribution, so long as the Representative has delivered to the Escrow Agent prior to such time a certificate setting forth such Representative Expenses actually incurred, and such recovery will be made from the Company Indemnifying Parties according to their respective Pro Rata Shares.

ARTICLE 10
TAX MATTERS

10.1           Tax Returns.

(a)           The Representative shall prepare and timely file, or shall cause to be prepared and timely filed, all Tax Returns in respect of the Company and the Operating Subsidiary that are required to  be  filed  (taking  into  account  any  extension)  on  or  before  the  Closing  Date,  and  the  Company Indemnifying  Parties  shall  pay,  or  cause  to  be  paid,  all  Taxes  of  the  Company  and  the Operating Subsidiary due on or before the Closing Date. Such Tax Returns shall be prepared by treating items on such Tax Returns in a manner consistent  with the past practices of the Company and the Operating Subsidiary, as applicable, with respect to such items, except as required by Applicable Law. At least 20 Business Days prior to filing any such Tax Return, the Representative shall submit a copy of such Tax Return to Parent for Parent’s review and approval, which approval shall not be unreasonably withheld.

(b)           Parent shall prepare and timely file, or shall cause to be prepared and timely filed, all Tax Returns in respect of the Company and the Operating Subsidiary that relate to Tax periods ending on or  before the Closing Date but that are required to be filed after the Closing Date, and the Company Indemnifying  Parties shall pay, or cause to be paid, all Taxes due with respect to such Tax Returns (except to the extent that such Taxes are explicitly taken into account in the calculation of the Closing Net Working Capital Amount and the Total Consideration). At least 20 Business Days prior to the due date (taking into account any extension) for the filing of any such Tax Return, Parent shall deliver a draft of such Tax Return to the Representative for the Representative’s review.  Parent shall consider in good faith any comment that the Representative submits to Parent no less than ten Business Days prior to the due date of such Tax Return.   The Company Indemnifying Parties  shall  make the payment due to Parent  under  this  Section  10.1(b)  at  least  two  Business  Days  before  payment  of  Taxes  (including estimated Taxes) is due to the applicable Tax authority.

(c)           Parent shall prepare and timely file, or cause to be prepared and timely filed, any Tax Return (a “Straddle Period Tax Return”) required to be filed by the Company or the Operating Subsidiary for a Straddle Period.  At least 20 Business Days prior to the due date for the filing of such Straddle Period Tax Return, Parent shall deliver a draft of such Tax Return to the Representative for the Representative’s review.   Parent shall consider in good faith any comment relating to the portion of the Straddle Period ending on the  Closing Date that the Representative submits to Parent no less than ten Business Days prior to the due date of such Straddle Period Tax Return.  With respect to Taxes of the Company and the Operating Subsidiary relating to a Straddle Period, the Company Indemnifying Parties shall pay to Parent the amount of such Taxes allocable to the portion of the Straddle Period ending on the Closing Date as set forth below in Section 10.1(d) (except to the extent that such Taxes are explicitly taken  into  account  in  the  calculation  of  the  Closing  Net  Working  Capital  Amount  and  the  Total Consideration). The Company Indemnifying Parties shall make such payment at least two Business Days before payment of Taxes (including estimated Taxes) is due to the applicable Tax authority.

(d)           The amount of any Tax based on or measured by income or receipts of the Company or the Operating Subsidiary that is allocable to the portion of a Straddle Period ending on the Closing Date shall be determined based on an interim closing of the books as of the close of business on the Closing Date (and for such purpose, the Tax period of any partnership or other pass-through entity in which the Company holds a beneficial interest shall be deemed to terminate at such time), and the amount of any other Tax of the Company or the Operating Subsidiary that is allocable to the portion of a Straddle Period ending on the Closing Date shall be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of  which is the number of days in the portion of the Straddle Period that is deemed to end on the Closing Date  and the denominator of which is the total number of days in the entire Straddle Period.

10.2           Cooperation.   Parent and the Representative agree to furnish or cause to be furnished to the  other,  upon request, as promptly as practicable, such information and assistance relating to Taxes, including  access to books and records, as is reasonably necessary for the filing of all Tax Returns by Parent or the Representative, the making of any election relating to Taxes, the preparation for any audit by any Tax authority and the prosecution or defense of any claim, suit or proceeding relating to any Tax. Each of Parent, the Company and the Representative shall retain all books and records in their possession with respect to Taxes for a period of at least seven years following the Closing Date.

10.3           Tax Contests.

(a)           Parent, the Company and the Operating Subsidiary, on the one hand, and the Representative, on the other hand, shall promptly notify each other upon receipt by such party of written notice of any inquiries, claims, assessments, audits or similar events with respect to Taxes relating to a Pre-Closing Tax Period (any such inquiry, claim, assessment, audit or similar event, a “Tax Matter”). Any failure to so notify  the other party of any Tax Matter shall not relieve such other party of any Liability with respect to such Tax Matters except to the extent such party was actually prejudiced as a result thereof.

(b)           The Representative shall have sole control of the conduct of all Tax Matters, including any settlement or compromise thereof, to the extent related to any such Tax Matter to which the Company Indemnifying Parties could reasonably be liable under this Agreement, provided, however, that the Representative shall keep Parent reasonably informed of the progress of any Tax Matter and shall not effect any such settlement or compromise without obtaining Parent’s prior written consent thereto, which shall not be unreasonably withheld, conditioned or delayed.

(c)           In the event of any conflict or overlap between the provisions of this Section 10.3 and Article 9, the provisions of this Section 10.3 shall control.

(d)           Except as otherwise provided in this Section 10.3, Parent shall have the sole right to control any audit or examination by any Tax authority, initiate any claim for refund or amend any Tax Return, and  contest, resolve and defend against any assessment for additional Taxes, notice of Tax deficiency  or  other  adjustment  of  Taxes  of,  or  relating  to,  the  income,  assets  or  operations  of  the Company and the Operating Subsidiary for all Tax periods.

10.4           Transfer Taxes. Any transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) incurred in connection with this  Agreement and the transactions contemplated hereby (“Transfer Taxes”) will be borne by the Company Securityholders.  The Representative and the Company Securityholders agree to file or cause to be filed in a timely manner all necessary documents (including, but not limited to, all Tax Returns) with respect to all such amounts for which the Company Securityholders are so liable. The Representative shall provide Parent with evidence  satisfactory to Parent that such Transfer Taxes have been paid by the Company Securityholders.

ARTICLE 11
MISCELLANEOUS

11.1           Governing Law.  The internal laws of the State of Delaware, irrespective of its conflicts of law  principles, shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.  The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located within the County of Santa Clara in the State of California solely in respect of the interpretation  and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and  in  respect of the transactions contemplated hereby and thereby (including resolution of disputes under Section 9.7(b)), and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a California State or Federal court.  The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 11.9 or in such other manner as may be permitted by Applicable Law, shall be valid and sufficient service thereof.  With respect to any particular action, suit or proceeding, venue shall lie solely in Santa Clara County, California.

11.2           Assignment; Binding Upon Successors and Assigns.  This Agreement shall inure to the benefit  of  the  successors  and  assigns  of  Parent,  including  any  successor  to,  or  assignee  of,  all  or substantially all of the business and assets of Parent.  Except as set forth in the preceding sentence, no party hereto may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Any assignment in violation of this provision shall be void.

11.3           Severability.  If any provision of this Agreement, or the application thereof, shall for any reason  and to any extent be invalid or unenforceable, then the remainder of this Agreement and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the  parties hereto.   The parties further agree to replace such void or unenforceable provision of this Agreement with  a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

11.4           Counterparts. This  Agreement  may  be  executed  in  any  number  of  counterparts (including via facsimile, .pdf or other electronic means), each of which shall be an original as regards any party  whose signature appears thereon and all of which together shall constitute one and the same instrument.  This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all parties reflected hereon as signatories.

11.5           Other Remedies.  Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a party hereunder shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy shall not preclude the exercise of any other.  The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any State having jurisdiction.

11.6           Amendments and Waivers.  Any term or provision of this Agreement may be amended, and the  observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by Parent, the Company and the Representative.  The waiver by a party of any breach hereof or default in the performance hereof shall not be deemed to constitute a  waiver of any other default or any succeeding breach or default.   This Agreement may be amended by the parties hereto as provided in this Section 11.6 at any time before or after adoption of this Agreement by the Company Stockholders, but, after such adoption, no amendment shall be made which by Applicable Law  requires the further approval of the Company Stockholders without obtaining such further approval.  At any time prior to the Effective Time, each of the Company and Parent, by action taken by its board of directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any inaccuracies in the representations and warranties made to it contained herein or in any  document delivered pursuant hereto, and (c) waive compliance with any of the agreements or conditions for its  benefit contained herein.  No such waiver or extension shall be effective unless signed in writing by the party against whom such waiver or extension is asserted.  The failure of any party to enforce any of the provisions hereof shall not be construed to be a waiver of the right of such party thereafter to enforce such provisions.

11.7           Expenses.  Except as expressly provided otherwise herein, whether or not the Merger is successfully consummated, each party shall bear its respective legal, accountants, and financial advisory fees  and  other  expenses  incurred  with  respect  to  this  Agreement,  the  Merger  and  the  transactions contemplated  hereby,  it  being  the  intention  of  the  parties  that  if  the  Merger  is  consummated,  the Transaction  Fees  be   regarded  for  purposes  of  this  Section 11.7  as  expenses  of  the  Company Securityholders and not of the Company and be taken into account in calculating the Total Consideration as set forth herein.

11.8           Attorneys’  Fees. Should  suit  be  brought  to  enforce  or  interpret  any  part  of  this Agreement, the prevailing party shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees to be fixed by the court (including costs, expenses and fees on any appeal).  The prevailing party shall be entitled to recover its costs of suit, regardless of whether such suit proceeds to final judgment.

11.9           Notices.  All  notices  and  other  communications  required  or  permitted  under  this Agreement shall be in writing and shall be either hand delivered in person, sent by facsimile, sent by electronic  mail  (if  also  confirmed  by  facsimile  sent  during  normal  business  hours  of  the  recipient, effective as of the delivery of the facsimile; if not sent via facsimile during normal business hours, then on the next Business Day),  sent by certified or registered first-class mail, postage pre-paid, or sent by nationally recognized express courier service.  Such notices and other communications shall be effective upon receipt if hand delivered or sent by facsimile or electronic mail, three business days after mailing if sent by mail, and one business day after dispatch if sent by express courier, to the following addresses, or such other addresses as any party may notify the other parties in accordance with this Section 11.9:

If to Parent or Merger Sub:

Yahoo! Inc.
701 First Avenue
Sunnyvale, CA  94089
Attention: General Counsel
Fax No: (408) 349-3510

with a copy (which shall not constitute notice) to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, CA 94025
Attention: Ora T. Fisher
Fax No: (650) 463-2600
E-mail: ora.fisher@lw.com

If to the Company:

5to1 Holding Corp.
1453 3rd Street
Santa Monica, CA 90401
Attn: James Heckman
Fax No: (800) 521-0770

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati P.C.
701 Fifth Avenue, Suite 5100
Seattle, WA  98104
Attention: Craig E. Sherman
Fax No: (206) 883-2699
E-mail: csherman@wsgr.com

and

Sicheniza Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY  10006
Attention: Harvey Kesner
Fax No: (212) 930-9725
E-mail:  hkesner@srff.com

If to the Representative:

Andrew Uribe
P.O. Box 7
Ellicott City, MD  21041
Fax No: (410) 465-6125

with a copy (which shall not constitute notice) to:

Sicheniza Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, NY  10006
Attention: Harvey Kesner
Fax No: (212) 930-9725
E-mail:  hkesner@srff.com

11.10           Interpretation; Rules of Construction.   When a reference is made in this Agreement to Exhibits,  Sections or Articles, such reference shall be to an Exhibit to, Section of or Article of this Agreement, respectively, unless otherwise indicated.  The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.”  When a reference  is  made  to  a  specific  law,  act  or  statute,  such  reference  shall  include  any  regulations promulgated thereunder.  The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  The terms defined herein have the meanings assigned to them in this  Agreement and include plural as well as the singular. Pronouns of either gender or neuter shall include, as appropriate, the other pronoun forms.  The parties hereto agree that they have been represented by legal counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

11.11           Third-Party Beneficiary Rights.  No provisions of this Agreement are intended, nor shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, employee, affiliate, stockholder, partner or any party hereto or any other Person unless specifically provided otherwise herein and, except as so provided, all provisions hereof shall be personal solely between the parties to this Agreement; except that Section 6.4 is intended to benefit the Company Indemnified Parties and Article 9 is intended to benefit the Parent Indemnified Persons.

11.12           Public  Announcement. Parent  may  issue  such  press  releases,  and  make  such  other disclosures  regarding  the  Merger,  as  it  determines  are  required  under  applicable  securities  laws  or regulatory rules or as it deems otherwise appropriate. Except as provided in Section 5.15, the Company shall not make any  public announcement relating to this Agreement or the transactions contemplated hereby.

11.13           Confidentiality.  The Company and Parent hereby amend paragraph 11 of the NDA in its entirety to read as follows:

“11.  Term.   This Agreement between the parties shall expire on the earlier of (a) the Closing  of that certain Agreement and Plan of Merger among Yahoo! Inc., Mariner Acquisition Corp., Counterparty and Andrew Uribe, as representative of the stockholders of Counterparty, dated as of May 16, 2011 (the “Merger Agreement”) and (b) one year from the date of the  Merger Agreement, provided that the terms of paragraph 6 shall survive the termination or expiration of this Agreement, and provided further that such expiration shall not relieve any party for liability for breach of this Agreement occurring before such expiration.”

Parent and the Company hereby agree to continue to abide by the terms of the NDA, as amended hereby.

11.14           Entire Agreement.   This Agreement, the exhibits and schedules hereto, the Company Ancillary  Agreements,  the  Parent  Ancillary  Agreements  and  the  Merger  Sub  Ancillary  Agreements constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof  and  supersede  all  prior  and  contemporaneous  agreements  or  understandings,  inducements  or conditions, express or  implied, written or oral, between the parties with respect hereto other than the NDA.  The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

[SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

YAHOO! INC.		5TO1 HOLDING CORP.

By:	/s/ Tim Morse	By:	/s/ James Heckman
Name:	Tim Morse	Name:	James Heckman
Title:	CFO	Title:	CEO

MARINER ACQUISITION CORP.		REPRESENTATIVE

By:	/s/ Andrew Cring	By:	/s/ Andrew Uribe
Name:	Andrew Cring	Name:	Andrew Uribe
Title:	President	Title:

Exhibit A

ESCROW AND PAYING AGENT AGREEMENT

This ESCROW AND PAYING AGENT AGREEMENT (this “Agreement”) is entered into as of May [*], 2011, by and among Yahoo! Inc., a Delaware corporation (“Yahoo!”), U.S. Bank, National Association, as escrow agent and paying agent (the “Escrow Agent”), and Andrew Uribe, as Representative (the “Representative”) under the Merger Agreement (as defined below).

RECITALS

A.           Yahoo!, Mariner Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Yahoo! (“Merger Sub”), 5to1 Holding Corp., a Delaware corporation (the “Company”), and Andrew Uribe in his capacity as the Representative have entered into an Agreement and Plan of Merger, dated as of May 16, 2011 (the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Merger Agreement.

B.           Section 2.2(a) of the Merger Agreement provides that in connection with the Closing of the Merger, Yahoo! will deposit in escrow (such deposit constituting the “Escrow Fund”) the Escrow Amount.  The Escrow Amount shall be withheld from each Company Indemnifying Stockholder on a pro rata basis, based upon the aggregate amount of the Total Consideration that all Company Indemnifying Stockholders are entitled to receive pursuant to Section 2.1(c)(i) of the Merger Agreement. The aggregate Escrow Amount withheld from all Company Indemnifying Stockholders, together with any interest or other investment income actually earned on the Escrow Amount while held in the Escrow Fund, less any amounts previously distributed out of the Escrow Fund in accordance with this Agreement or the Merger Agreement, is hereinafter collectively referred to as the “Escrow Property.”

C.           Yahoo! wishes to appoint the Escrow Agent as a paying agent to fulfill the payment obligations of Yahoo! pursuant to Sections 2.2(c) and 2.5(a) of the Merger Agreement and pursuant to the Holdback Agreements.  Yahoo! will deposit cash with the Escrow Agent (such deposit constituting the “Consideration Fund”) in the amount equal to the aggregate cash payments payable to the Company Securityholders on the Closing Date pursuant to Section 2.1 of the Merger Agreement or after the Closing Date pursuant to Sections 2.2(c) or 2.5(a) of the Merger Agreement and pursuant to the Holdback Agreements (collectively, the “Consideration Amount”).

D.           Section 2.2(d), of the Merger Agreement provides that in connection with the Closing of the Merger, Yahoo shall deposit in escrow (such deposit constituting the “Representative Fund”) the Representative Fund Amount. The Representative Fund Amount will be withheld from each Company Indemnifying Stockholder on a pro rata basis, based upon the aggregate amount of the Total Consideration that all Company Indemnifying Stockholders are entitled to receive pursuant to Section

2.1(c)(i) of the Merger Agreement. The aggregate Representative Fund Amount withheld from all Company Indemnifying Stockholders, together with any interest or other investment income actually earned on the Representative Fund Amount while held in the Representative Fund, less any amounts previously distributed out of the Representative Fund in accordance with this Agreement or the Merger Agreement, is hereinafter collectively referred to as the “Representative Fund Property.”

E.           The parties to this Agreement desire to establish the terms and conditions pursuant to which (i) the Escrow Amount will be deposited, held in, and disbursed from the Escrow Fund, (ii) the

Representative Fund Amount will be deposited, held in, and disbursed from the Representative Fund and (iii) the Consideration Amount will be deposited, held in, and disbursed from the Consideration Fund.

NOW, THEREFORE, the parties, intending to be legally bound, agree as follows:

1.           Escrow Fund; Representative Fund; Consideration Fund. The Escrow Agent agrees to: (i) accept delivery of the Escrow Amount, the Representative Fund Amount and the Consideration Amount; (ii) hold the Escrow Amount in escrow as part of the Escrow Fund, all subject to the terms and conditions of this Agreement and Section 2.8 and Article 9 of the Merger Agreement (which Section 2.8 and Article 9 are attached to this Agreement as Appendix I and incorporated by reference into this Agreement) (collectively, the “Escrow Provisions”), (iii) hold the Representative Fund Amount in escrow as part of the Representative Fund, all subject to the terms and conditions of this Agreement and Section 2.2(d) and Section 9.11 of the Merger Agreement (which Section 2.2(d) and Section 9.11 is attached to this Agreement as Appendix I and incorporated by reference into this Agreement) (the “Representative Fund Provisions”), and (iv) act as paying agent and disburse the Consideration Amount, less any applicable tax withholding, subject to the terms and conditions of this Agreement and the Holdback Agreements. For the avoidance of doubt, the Escrow Fund, the Representative Fund and the Consideration Fund shall be established as separate accounts, and under no circumstances shall they be commingled.

2.           Deposit of Escrow Amount, Representative Fund Amount and Consideration Amount; Release from Escrow.

(a)           Delivery of Escrow Amount, Representative Fund Amount and Consideration Amount.  As soon as reasonably practicable following the Effective Time, and in any event within two (2) Business Days following the Effective Time, the Escrow Amount and the Representative Fund Amount will be deposited by Yahoo! on behalf of the Company Indemnifying Stockholders with the Escrow Agent. As soon as reasonably practicable following the Effective Time, and in any event within two (2) Business Days following the Effective Time, the Consideration Amount will be deposited by Yahoo! with the Escrow Agent.

(b)           Company Securityholders’ Accounts.  The Escrow Agent will maintain for each Company Indemnifying Stockholder (including each Holdback Employee) a spreadsheet accounting record (an “Account”) specifying the portion of the Escrow Amount and the Representative Fund Amount held for the record of each Company Indemnifying Stockholder (including each Holdback Employee) pursuant to the Escrow Provisions and the Representative Fund Provisions. All Escrow Amounts received under Section 2(a) will be allocated to each Account in accordance with the Pro Rata Share in the Escrow Fund and the Representative Fund as set forth on Appendices II-B-1 and II-B-2, respectively.

(c)           Investment of Escrow Fund, Representative Fund and Consideration Fund. The amounts in the Escrow Fund, the Representative Fund and the Consideration Fund shall be invested in U.S. Treasury Notes or Bills or certificates of deposit or “money market” accounts of banks or trust companies organized in the United Stated having a minimum net worth of $1 billion, in each case with maturity dates not later than the earlier of (i) 60 days after the date of investment and (ii) the Expiration Date, as shall be set forth in a written direction from Yahoo! to the Escrow Agent.  In the absence of written direction from Yahoo! to the Escrow Agent, the amounts in the Escrow Fund, the Representative Fund and the Consideration Fund shall be invested in a U.S. Bank Money Market Account, as more fully described in the attached Appendix V. The Escrow Agent shall have no liability for any investment losses resulting from actions taken in accordance with the terms of this Agreement, including without limitation, any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder. All income earned on investment of the Escrow Fund, the Representative Fund or the Consideration Fund shall be added to the Escrow Fund, the Representative Fund or the Consideration Fund, respectively. The Escrow Agent shall pay to the party or parties entitled to delivery of any amount from the Escrow Fund, the Representative Fund or the Consideration Fund, as applicable, when, as and if such amount is required to be delivered to such party or parties pursuant to the terms of this Agreement, the amount of income actually received, if any, from the investment of the cash comprising such amount required to be delivered to such party in accordance with the terms of this Agreement.

(d)           Release of Escrow Property.  The Escrow Property will be held by the Escrow Agent until required to be released to the Company Indemnifying Stockholders (including the Holdback Employees) pursuant to Section 9.8 of the Merger Agreement, unless previously delivered to Yahoo! pursuant to Section 2.8 of the Merger Agreement (with respect to any Final Net Working Capital Shortfall) or Section 9.8 of the Merger Agreement (with respect to any Claims or Damages) (all included as part of the Escrow Provisions). As soon as practicable after the applicable delivery or release condition is met, the Escrow Agent will deliver to Yahoo! or each Company Indemnifying Stockholder, as applicable, the portion of the Escrow Property, less any applicable tax withholding, to be released. Escrow Property will be delivered, as applicable, to (i) Yahoo! by wire transfer of immediately available funds to an account designated to the Escrow Agent in writing by Yahoo! and (ii) in the form of a check or wire issued in the name of each Company Indemnifying Stockholder; provided that, (A) in the event a Holdback Employee ceases to be employed by Yahoo! prior to the first anniversary of the Closing Date and is not entitled to receive the One Year Anniversary Holdback Payment or the Two Year Anniversary Holdback Payment (each as defined in such Holdback Employee’s Holdback Agreement), Yahoo! shall notify the Escrow Agent and 80% of the Escrow Property attributable to such Holdback Employee shall be returned to Yahoo! and (B) in the event a Holdback Employee ceases to be employed by Yahoo! following the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date and is not entitled to receive the Two Year Anniversary Holdback Payment, Yahoo! shall notify the Escrow Agent and 40% of the Escrow Property attributable to such Holdback Employee shall be returned to Yahoo!.  In all cases where Escrow Property is to be released to the Company Indemnifying Stockholders, Yahoo! and the Representative will deliver a joint written notice to the Escrow Agent identifying the portion of the Escrow Property to be released with respect to each Company Indemnifying Stockholder, less any applicable tax withholding, as soon as practicable after the applicable release condition has been met. The Escrow Agent will not release any funds to any Company Indemnifying Stockholder until it has received the joint written instruction from Yahoo! and the Representative identifying the portion of the Escrow Property to be released to the Company Indemnifying Stockholders. The Escrow Agent and Yahoo! will take such action as may be reasonably necessary to cause such checks or wire transfers to be issued in the names and to the addresses of the Company Indemnifying Stockholders as set forth on their Letters of Transmittal.

(e)          Release of Representative Fund Property.  The Representative Fund Property will be held by the Escrow Agent and will terminate on the date on which the Escrow Property is required to be released to the Company Indemnifying Stockholders (including the Holdback Employees) pursuant to Section 9.8 of the Merger Agreement (the “Representative Fund Period”). Upon the end of the Representative Fund Period, all of the Representative Fund Property, unless previously delivered to the Representative pursuant to Section 9.10 of the Merger Agreement (with respect to any Representative Expenses) (all included as part of the Representative Fund Provisions) shall be distributed to the Company Indemnifying Stockholders; provided that, (A) in the event a Holdback Employee ceases to be employed by Yahoo! prior to the first anniversary of the Closing Date and is not entitled to receive the One Year Anniversary Holdback Payment or the Two Year Anniversary Holdback Payment, Yahoo! shall notify the Escrow Agent and 80% of the Representative Fund Property attributable to such Holdback
Employee shall be returned to Yahoo! and (B) in the event a Holdback Employee ceases to be employed by Yahoo! following the first anniversary of the Closing Date but prior to the second anniversary of the

Closing Date and is not entitled to receive the Two Year Anniversary Holdback Payment, Yahoo! shall notify the Escrow Agent and 40% of the Representative Fund Property attributable to such Holdback Employee shall be returned to Yahoo!.  As soon as practicable after the end of the Representative Fund Period, and in any event with one (1) Business Day thereafter, the Escrow Agent will deliver to the Representative or each Company Indemnifying Stockholder, as applicable, the portion of the Representative Fund Property, less any applicable tax withholding, to be released. The Representative Fund Property will be delivered, as applicable, to (i) the Representative by wire transfer of immediately available funds to an account designated to the Escrow Agent in writing by the Representative and (ii) in the form of a check or wire issued in the name of each Company Indemnifying Stockholder.  In all cases where Representative Fund Property is to be released to the Company Indemnifying Stockholders, the Representative will deliver a written notice to the Escrow Agent identifying the portion of the Representative Fund Property to be released with respect to each Company Indemnifying Stockholder, less any applicable tax withholding, as soon as practicable after the applicable release condition has been met.  The Escrow Agent will not release any funds to any Company Indemnifying Stockholder until it has received the written instruction from the Representative identifying the portion of the Representative Fund Property to be released to the Company Indemnifying Stockholders. The Escrow Agent and the Representative will take such action as may be reasonably necessary to cause such checks or wire transfers to be issued in the names and to the addresses of the Company Indemnifying Stockholders as set forth on their Letters of Transmittal.

(f)           No Encumbrance.  Subject to Section 3(d) of this Agreement, no Escrow Property, Representative Fund Property or any beneficial interest in the Escrow Property or the Representative Fund Property may be pledged, sold, assigned or transferred, including by operation of law, by a Company Indemnifying Stockholder, or be taken or reached by any legal or equitable process in satisfaction of any debt or other liability of a Company Indemnifying Stockholder, prior to the delivery to such Company Indemnifying Stockholder of its portion of the Escrow Property or the Representative
Fund Property by the Escrow Agent.

3.           Notification and Processing; Release from Consideration Fund.

          The Escrow Agent is hereby authorized and directed, and hereby agrees to:

(a)         Mail by first class mail (or, if to an international address, via airmail), postage prepaid, as promptly as practicable after the Effective Time, to each holder of record of Certificates as of the Effective Time, the following materials: (i) a copy of a letter of transmittal in substantially the form set forth as Appendix III hereto to be used by Company Stockholders in effecting the exchange of the Certificates for consideration (the “Letter of Transmittal”) and (ii) instructions for effecting the surrender of the Certificates in exchange for consideration.

(b)         Accept and comply with all telephone requests for information relating to the exchange of the Certificates.

(c)         Receive and examine all Certificates submitted for exchange and receive and examine all Letters of Transmittal for proper execution in accordance with the terms hereof. If more than one person is the record holder of any Certificate, the Letter of Transmittal must be signed by each record holder.

(d)         Retain provisionally those exchange documents evidencing some deficiency in execution and make reasonable attempt to inform the Company Securityholder of such deficiency and take such reasonable measures as appropriate to assist such Company Securityholder in the curing of such deficiency.

(e)         Accept exchanges signed by persons acting in a fiduciary or representative capacity only if such capacity is shown on the Letter of Transmittal and proper evidence of their authority so to act has been submitted.

(f)         Accept exchanges from persons alleging loss, theft or destruction of their Certificate upon receipt of a corporate bond of indemnity which shall include indemnification of Yahoo! and the Escrow Agent for the Company Common Stock evidenced by such lost Certificate by a surety all in such form and substance as have been approved by Yahoo! and the Escrow Agent.

(g)         Accept exchanges of Certificates other than in the name that appears on the Certificates submitted for exchange, where (i) such Certificates are duly endorsed or accompanied by appropriately signed stock powers, (ii) the signature thereon is guaranteed by a participant in a recognized signature guarantee medallion program, and (iii) any necessary stock transfer taxes are paid and proof of such payment is submitted or funds therefore are provided, or it is established that no such taxes are due and payable.

(h)         Issue, upon surrender of Certificate(s) and a properly executed Letter of Transmittal, to each Company Stockholder (other than any Holdback Employee) such Company Stockholder’s (other than any Holdback Employee’s) share of the Consideration Fund, less any applicable tax withholding, in the amounts set forth in the Schedule of Consideration Amounts attached hereto as Appendix II-A-1.  Except as set forth on Appendix II-A-1 or otherwise directed by Yahoo!, all consideration amounts set forth herein shall be paid by check.

(i)         Issue, in accordance with the schedule set forth in the Schedule of Consideration Amounts attached hereto as Appendix II-A-2, to the Holdback Employees their respective share of the Consideration Fund, less any applicable tax withholding, in the amounts set forth in the Schedule of Consideration Amounts attached hereto as Appendix II-A-2; provided that, in the event any such Holdback Employee ceases to be employed by Yahoo! under circumstances that would result in the forfeiture of any amounts remaining in the Consideration Fund attributable to such Holdback Employee pursuant to Section 2.2(c) of the Merger Agreement and such Holdback Employee’s Holdback Agreement, Yahoo! shall notify the Escrow Agent and any such forfeited amounts remaining in the Consideration Fund attributable to such Holdback Employee shall be returned to Yahoo! and no further payment shall be made to the applicable Holdback Employee in respect of such forfeited amounts.

(j)         Cancel all Certificates accepted for exchange and retain such Certificates pending further instructions from Yahoo!.

(k)        Prepare and file all appropriate tax information forms, including but not limited to Forms 1099-B, covering any distributions made by the Escrow Agent to any holder of Certificates during each calendar year, or any portion thereof, during which the Escrow Agent performs services hereunder.

(l)         Within five business days after termination of this Agreement, return to Yahoo! any and all necessary records, information and materials concerning and representing unexchanged shares of Company Common Stock with respect to which payment has not yet been made.

(m)         Maintain on a continuing basis a list of Company Stockholders who have not yet exchanged their Certificates.

(n)         Invest the Consideration Fund in a U.S Bank Money Market Account, as more fully described on the attached Appendix V. Interest earned will accrue to the benefit of Yahoo!.

4.           Dissent Rights. Yahoo! will furnish to the Escrow Agent after the date hereof a list of Dissenters (as defined below), if any, along with instructions as to the disposition of Dissenting Shares should they be presented to the Escrow Agent for exchange.  If the Escrow Agent is presented with Certificates representing shares identified to the Escrow Agent by Yahoo! as Dissenting Shares, it shall promptly return the certificates to the holder of said certificates using the form of “Dissenters Return Letter” to be provided to the Escrow Agent by Yahoo!. The Escrow Agent will supply to Yahoo! copies of such Dissenters Return Letters sent to Dissenters. “Dissenters” are persons who, as of the Effective Time, have not effectively waived, withdrawn or lost such appraisal rights, and who demand and perfect appraisal rights for such shares in accordance with the Delaware General Corporation Law.

5.           Return of Funds. Any portion of the Consideration Fund which remains undistributed to the Company Securityholders six (6) months after the Effective Time, other than the Holdback Amounts, shall be delivered to Yahoo!, and any Company Securityholders who have not previously submitted Certificates and Letters of Transmittal thereafter look only to Yahoo! for payment of their claims relating to their Certificates.

6.           Limitation of the Escrow Agent’s Liability.

(a)           The Escrow Agent (i) shall not, except as expressly provided in this Agreement including as provided for in Section 9 hereof, be responsible for any of the agreements referred to or described herein (including without limitation the Merger Agreement and the Holdback Agreements), or for determining or compelling compliance therewith, and shall not be bound thereby, (ii) shall be obligated only for the performance of such duties as are expressly set forth in this Agreement on its part to be performed, (iii) may rely on and shall be protected in acting or refraining from acting upon any written notice, instruction (including, without limitation, wire transfer instructions, whether incorporated herein or provided in a separate written instruction), instrument, statement, certificate, request or other document furnished to it hereunder and reasonably believed by it to be genuine and to have been signed or presented by the Representative (on the one hand) or Yahoo! (on the other hand), and shall have no responsibility or duty to make inquiry as to or to determine the genuineness, accuracy or validity thereof, and (iv) may consult counsel satisfactory to it, including in-house counsel, and the opinion or advice of such counsel in any instance shall, in respect of any action taken suffered or omitted by the Escrow Agent hereunder in good faith in accordance with the advice of such counsel, be full and complete authorization and protection with respect to any such action or omission. The Escrow Agent may conclusively presume that the undersigned representative of any party hereto which is an entity other than a natural person has full power and authority to instruct the Escrow Agent on behalf of that party unless written notice to the contrary is delivered to the Escrow Agent.

(b)           The Escrow Agent shall not be liable to anyone for any action taken or omitted to be taken by it hereunder except in the case of the Escrow Agent’s bad faith, gross negligence or willful misconduct. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages or losses (including but not limited to lost profits) whatsoever, even if the Escrow Agent has been informed of the likelihood of such loss or damage and regardless of the form of action.

(c)           In the event conflicting demands are made or notices are served upon the Escrow Agent with respect to the Escrow Fund, the Escrow Agent will have the absolute right, at the Escrow Agent’s election, to do any of the following:  (i) resign so a successor can be appointed pursuant to Section 8; (ii) continue to hold the Escrow Property until it receives joint written instructions from
Yahoo! and the Representative setting forth specific instruction for the release of some or all of the

Escrow Property; or (iii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves and, in the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under the Escrow Provisions, and Yahoo! will pay the Escrow Agent all reasonable costs, expenses and reasonable attorney’s fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent’s rights under this Section 6 (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 7).

(d)           Yahoo! and the Representative (on behalf of the Company Indemnifying Stockholders) and their successors and assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, including allocated costs of in-house counsel and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of its duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter. The Escrow Agent shall have a first lien on the property and papers held under this Agreement for such compensation and expenses.  Notwithstanding the foregoing, no indemnity need be paid in the event of the Escrow Agent's gross negligence, bad faith or willful misconduct.

7.           Fees and Expenses.

(a)           Escrow Agent. The Escrow Agent shall be entitled to the fees set forth in Appendix IV to this Agreement, which shall be paid by Yahoo!.  All fees and expenses of the Escrow Agent incurred in the ordinary course of performing its responsibilities hereunder will be paid by Yahoo! upon receipt of a written invoice by the Escrow Agent.  Any extraordinary fees and expenses, including without limitation any fees or expenses incurred by the Escrow Agent in connection with a dispute over the distribution of Escrow Property or the validity of a claim or claims by Yahoo! made in an Officer’s Certificate, will be paid 50% by Yahoo! and 50% by the Company Indemnifying Stockholders in accordance with the Pro Rata Share. The liability for the extraordinary fees and expenses of the Escrow Agent otherwise owed by the Company Indemnifying Stockholders may be paid by Yahoo! and recovered as a claim hereunder out of the Escrow Fund.  If Yahoo! has paid the Company Indemnifying Stockholders’ portion of such fees and expenses as permitted under this Section 7(a) then the Escrow Agent will, upon demand by Yahoo!, transfer to Yahoo! a portion of the Escrow Property, equal to such portion of fees and expenses. In the event the balance in the Escrow Fund is not sufficient to pay the Company Indemnifying Stockholders’ portion of such extraordinary fees and expenses of the Escrow Agent or in the event the Escrow Agent incurs any liability to any person, firm or corporation by reason of its acceptance or administration of this Escrow Agreement, Yahoo! agrees to indemnify the Escrow Agent for such extraordinary fees and expenses or costs and expenses, including, without limitation, counsel fees and expenses, as the case may be. Notwithstanding the foregoing, no indemnity need be paid in the event of the Escrow Agent’s gross negligence, bad faith or willful misconduct.

(b)           Representative. The Representative will not be entitled to receive any compensation from Yahoo! or the Company Indemnifying Stockholders in connection with this Agreement. In the event that the Representative wishes to recover any Representative Expenses from the Representative Fund, the Representative will deliver to the Escrow Agent a certificate itemizing all Representative Expenses incurred but not reimbursed at the time of submitting such certificate (the “Reimbursement Certificate”). The Escrow Agent will disburse the total amount stated in the Reimbursement Certificate to the Representative from and to the extent of the Representative Fund within two (2) Business Days of receipt of the Reimbursement Certificate.  In no event shall Yahoo! have any liability to the Representative, the Company Indemnifying Stockholders or the Escrow Agent with respect to the Representative Fund or the Representative Fund Amount.

8.           Successor Escrow Agent.  In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity as such, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by giving written notice to the parties to this Agreement, specifying not less than 30 days’ prior notice of the date when such resignation will take effect. Yahoo! will designate a successor Escrow Agent (with the consent of the Representative, which will not be unreasonably withheld or delayed) prior to the expiration of such 30-day period by giving written notice to the Escrow Agent and the Representative.  Yahoo! may appoint a successor Escrow Agent with the consent of the Representative, which will not be unreasonably withheld or delayed, provided such proposed Escrow Agent is an independent third party that as part of its ordinary course of business provides similar escrow services to other parties. Upon receipt of joint written direction from Yahoo! and the Representative, the Escrow Agent will promptly transfer the Escrow Property to such designated successor.  In the event no successor Escrow Agent is appointed as described in this Section 8, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent.

9.           Incorporation by Reference of Article 9. The parties agree that the terms of Article 9 of the Merger Agreement shall be deemed to be incorporated by reference in this Agreement as if such Article had been set forth in its entirety herein. The parties acknowledge that the administration of the Escrow Fund by the Escrow Agent will require reference to both the terms of this Agreement as well as the terms of such Article 9 and that, in event there is any conflict between the terms of this Agreement and the terms of the Merger Agreement as to the administration of the Escrow Property, the terms of this Agreement shall control.

10.           Tax Reporting.

(a)           The parties agree to treat the Escrow Fund, the Representative Fund and the Consideration Fund as owned by Yahoo! and not received by the Company Indemnifying Stockholders, the Company Stockholders or the Holdback Employees, as applicable, in all cases to the extent not paid to such persons or the Representative pursuant to Section 2(d), Section 2(e) or Section 3 hereof, and to file all tax returns on a basis consistent with such treatment.

(b)           All investment income earned on the amounts in the Escrow Fund, Representative Fund or the Consideration Fund shall be accounted for by the Escrow Agent separately from the amount originally deposited in the Escrow Fund, Representative Fund or the Consideration Fund, respectively, and such investment income shall be treated as having been received by Yahoo! for United States federal income tax purposes. Unless otherwise required by law, the parties agree that, for United States federal income tax purposes, Yahoo! shall report such investment income as its income and shall report related expenses as its expense. Notwithstanding anything to the contrary in this Agreement, the Escrow Agent shall distribute to Yahoo! out of the Escrow Fund, Representative Fund or the Consideration Fund, as applicable, an amount (hereinafter referred to as a “Buyer Tax Distribution”) equal to the product of (a) the difference (but only to the extent greater than zero) between (i) the investment income included in income pursuant to the immediately preceding sentence minus (ii) the expenses referred to in the immediately preceding sentence, to the extent deductible for United States federal income tax purposes, multiplied by (b) the highest effective combined federal, state and local income tax rate applicable to a corporation with its principal place of business in the State of California, taxable at the highest marginal rates (after giving effect to income tax deductions for state and local taxes).  Before such distributions are made, (a) Yahoo! shall provide the Escrow Agent with written notice of the amount of such distributions, and (b) the Escrow Agent shall give notice of such distributions to the Representative in accordance with Section 11 of this Agreement. Each such distribution shall be made not later than seven (7) days prior to the date Yahoo! is required to file an estimated tax return that includes any such investment income in its income, or on such other dates as specified by Yahoo! in its sole discretion, or immediately prior to the final release from the Escrow Fund, Representative Fund or the Consideration Fund, as applicable; provided, however, that no duplicate distributions shall be made with respect to such investment income; provided, further, that in the absence of written notice from Yahoo! with regard to such distributions, the Escrow Agent shall have no duty whatsoever to remit a Buyer Tax Distribution. The Escrow Agent annually shall file information returns with the United States Internal Revenue Service (the “IRS”) and provide any required payee statements to Yahoo!, documenting all investment income earned on the amounts in the Escrow Fund, Representative Fund or the Consideration Fund, as applicable. No later than seven (7) days after the date on which all Claims against the Escrow Fund shall have been resolved under the Escrow Provisions and the terms of this Agreement, the balance of such investment income remaining in the Escrow Fund or the Representative Fund (less any amount needed to fund a Buyer Tax Distribution with respect to the Escrow Fund or the Representative Fund, respectively, in accordance with this Section 10(b)) shall be distributed pro rata to Yahoo!, on the one hand, and to the Company Indemnifying Stockholders, on the other hand, in direct proportion to the respective aggregate amount of the Escrow Fund or the Representative Fund distributed to Yahoo!, on the hand, and the Company Indemnifying Stockholders, on the other hand, in accordance with Section 2(d) or Section 2(e), as applicable.

(c)           Any disbursement of amounts from the Escrow Fund pursuant to Section 2(d), from the Representative Fund pursuant to Section 2(e) or from the Consideration Fund pursuant to Section 3 shall be treated for federal income tax purposes as consisting, in part, of imputed interest in accordance with the Internal Revenue Code of 1986, as amended (the “Code”), and Treasury Regulations promulgated thereunder.  In the event that funds are released from the Escrow Fund pursuant to Section 2(d), from the Representative Fund pursuant to Section 2(e) or from the Consideration Fund pursuant to Section 3, the Escrow Agent, on behalf of Yahoo!, shall (i) withhold, in accordance with the applicable withholding rate for each such payee as set forth on Appendix VI (which may be amended from time to time by Yahoo! in its discretion by providing a written notice to the Escrow Agent to reflect any change in applicable law or a change in status for such payee, or similar circumstance), a portion of the distribution from the Escrow Fund, Representative Fund or the Consideration Fund that would otherwise be paid to such payees, as applicable, to satisfy tax withholding obligations of Yahoo! pursuant to the Code or any other applicable Tax laws with respect to such payees arising from distributions of the Escrow Fund, Representative Fund or the Consideration Fund, as applicable, and (ii) remit such withheld amounts to the appropriate U.S. taxing authority or, in the case of a non-U.S. taxing authority, pay such withheld amounts to Yahoo! for remittance to such taxing authority. To the extent that amounts are so withheld by the Escrow Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the payees in respect of whom such deduction and withholding was made by the Escrow Agent.

(d)           Yahoo!, on its own behalf, and the Representative, on behalf of the Company Stockholders (including the Holdback Employees), shall provide the Escrow Agent with a properly completed and executed Form W-9 (or originally executed Form W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) to the Escrow Agent within 30 days after the date hereof.  The parties hereto understand that, if such Tax Reporting Documentation is not properly certified to the Escrow Agent, or to the extent specified in any relevant Withholding Certificate, the Escrow Agent may be required to withhold a portion of the Escrow Fund, Representative Fund or the Consideration Fund or any interest earned on the investment of monies or other property held by the Escrow Agent pursuant to this Agreement. To the extent that amounts are so withheld by the Escrow Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the party in respect of whom such deduction and withholding was made by the Escrow Agent.  The Escrow Agent shall timely file

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information statements with the IRS and provide payee statements to the Company Stockholders (including the Holdback Employees) documenting imputed interest (only if it shall have received a written calculation from Yahoo! setting forth the amount of such imputed interest) or any payment made hereunder. The Escrow Agent shall inform Yahoo! that the Escrow Agent filed such information returns and provided such payee statements.

11.           Notices.  Any notice provided for or permitted under the Escrow Provisions will be treated as having been given when (i) delivered personally, (ii) sent by confirmed Fax, (iii) sent by commercial overnight courier with written verification of receipt, or (iv) mailed postage prepaid by certified or registered mail, return receipt requested, to the party to be notified, at the address set forth below, or at such other place of which the other party has been notified in accordance with the provisions of this Section 11.

Yahoo!:	Yahoo! Inc.
701 First Avenue Sunnyvale, California 94089 Attention General Counsel Fax No.: (408) 349-3510
With copy to:	Latham & Watkins LLP
140 Scott Drive Menlo Park, CA 94025 Attention: Ora T. Fisher Fax No.: (650) 463-2600
Escrow Agent:	U.S. Bank, National Association
One California Street, Suite 1000 San Francisco, California 94111 Attention: Claude Acoba Telephone: (415) 273-4563 Fax No.: (415) 273-4590
Representative:	Andrew Uribe
P.O. Box 7 Ellicott City, MD 21041

Such notice will be treated as having been received upon actual receipt.

    12.           General.

(a)           Governing Laws. It is the intention of the parties hereto that the internal laws of the State of Delaware (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties to this Agreement. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of the courts of the State of California and the Federal courts of the United States of America located within the County of Santa Clara in the State of California solely in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a California State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding as may be permitted by Applicable Law, shall be valid and sufficient service thereof. With respect to any particular action, suit or proceeding, venue shall lie solely in Santa Clara County, California.

(b)           Binding upon Successors and Assigns. Subject to, and unless otherwise provided in, this Agreement, each and all of the covenants, terms, provisions, and agreements contained in this Agreement shall be binding upon, and inure to the benefit of, the permitted successors, executors, heirs, representatives, administrators and assigns of the parties to this Agreement.

(c)           Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears on such counterpart and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts of this Agreement, individually or taken together, shall bear the signatures of all of the parties reflected in this Agreement as signatories.

(d)           Entire Agreement. Except as set forth in the Merger Agreement, the Holdback Agreements, this Agreement, the documents referenced in this Agreement and the exhibits to such documents, constitute the entire understanding and agreement of the parties to this Agreement with respect to the subject matter of this Agreement and of such documents and exhibits and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between the parties with respect to such subject matter. The express terms of this Agreement control and supersede any course of performance or usage of the trade inconsistent with any of the terms of this Agreement.

(e)           Waivers.  No waiver by any party to this Agreement of any condition or of any breach of any provision of this Agreement will be effective unless in writing.  No waiver by any party of any such condition or breach, in any one instance, will be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained in this Agreement.

(f)           Amendment.  This Agreement may be amended with the written consent of Yahoo!, the Escrow Agent and the Representative, provided, however, that if the Escrow Agent does not agree to an amendment agreed upon by Yahoo! and the Representative, a successor Escrow Agent may be appointed in accordance with Section 8.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written and this Agreement will be effective as to all the Company Securityholders when executed by Yahoo!, the Escrow Agent and the Representative.

Yahoo! INC.

By:
Name:
Title:

ESCROW AGENT

U.S. BANK, NATIONAL ASSOCIATION

By:
Name: Claude Acoba
Title: Vice President & Account Manage

REPRESENTATIVE

By:
Name: Andrew Uribe

SIGNATURE PAGE TO ESCROW AND PAYING AGENT AGREEMENT